UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.          )

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Synopsys, Inc.

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Notice of 2016 Annual Meeting and Proxy Statement

March 29, 2016  •  Sunnyvale, CA

Notice of 2016 Annual Meeting of Stockholders

March 29, 2016

Dear Stockholder,

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Synopsys, Inc., a Delaware corporation, which will be held on March 29, 2016, at 8:00 a.m. Pacific Time at our office located at 1030 West Maude Avenue, Sunnyvale, California 94085. We are holding the meeting for the following purposes, which are more fully described in the attached Proxy Statement:

1.	To elect ten directors nominated by our Board of Directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified

2.	To approve our 2006 Employee Equity Incentive Plan, as amended, in order to, among other items, increase the number of shares available for issuance under that plan by 3,800,000 shares

3.	To approve an amendment to our Employee Stock Purchase Plan primarily to increase the number of shares available for issuance under that plan by 5,000,000 shares

4.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement

5.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 29, 2016

6.	To consider any other matters that may properly come before the meeting

All of our stockholders of record at the close of business on February 4, 2016 are entitled to attend and vote at the annual meeting. A list of registered stockholders entitled to vote at the meeting will be available at our office located at 690 East Middlefield Road, Mountain View, California 94043, for ten days prior to the meeting and at the meeting location during the meeting.

Whether or not you plan to attend the annual meeting, we urge you to cast your vote. For most items being put to a vote, if you do not provide voting instructions via the Internet, by telephone, or by returning the proxy card or voting instruction card, your shares will not be voted. Please vote as promptly as possible. Every stockholder vote is important.

Sincerely yours,

John F. Runkel, Jr.

General Counsel and

Corporate Secretary

Mountain View, California

February 12, 2016

Important Notice Regarding the Internet Availability of Proxy Materials

for the Annual Meeting to Be Held on March 29, 2016

The Proxy Statement and our 2015 Annual Report on Form 10-K will be available at

http://materials.proxyvote.com/871607 on or about February 16, 2016

Proxy Statement Table of Contents

Proxy Statement for the 2016 Annual Meeting of Stockholders to Be Held March 29, 2016

We are providing these proxy materials to you in connection with Synopsys’ 2016 Annual Meeting of Stockholders to be held on Tuesday, March 29, 2016 at 8:00 a.m. Pacific Time at our office located at 1030 West Maude Avenue, Sunnyvale, California 94085 (referred to in this Proxy Statement as the Annual Meeting). All of our stockholders of record at the close of business on February 4, 2016, the Record Date, are entitled to attend and vote at the Annual Meeting.

This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully. You do not need to attend the Annual Meeting in order to vote.

If your shares are held through a broker, bank, or other agent and not in your name, your broker is not permitted to vote on your behalf on proposals where broker discretionary votes are not allowed, as indicated below. Thus for most items being put to a vote, if you do not provide voting instructions via the Internet, by telephone, or by returning the proxy card or voting instruction card, your shares will not be voted.

We strongly encourage all stockholders to vote, and to do so as promptly as possible. The deadline for voting by internet or phone is 11:59 p.m. Eastern Time on March 28, 2016.

Annual Meeting Agenda

Proposal	Proxy Statement Page Numbers	Board’s Recommendation	Vote Required for Approval	Broker Discretionary Votes Allowed
Proposal 1: Election of Directors	1–19	FOR all nominees	The ten nominees receiving the highest number of FOR votes will be elected. Nominees receiving more WITHHOLD votes than FOR votes must offer their resignation to the Board.	No
Proposal 2: Approval of Our 2006 Employee Equity Incentive Plan, as Amended	20–32	FOR	FOR votes must exceed votes AGAINST.	No
Proposal 3: Approval of an Amendment to Our Employee Stock Purchase Plan	33–38	FOR	FOR votes must exceed votes AGAINST.	No
Proposal 4: Advisory Vote to Approve Executive Compensation	39–75	FOR	FOR votes must exceed votes AGAINST.	No
Proposal 5: Ratification of Selection of Independent Registered Public Accounting Firm	76–77	FOR	FOR votes must exceed votes AGAINST.	Yes

Questions and Answers about the Annual Meeting and Voting

Please see the “About the Annual Meeting” section beginning on page 82 for answers to common questions about the Annual Meeting, voting, attendance, submitting a proposal for next year’s annual meeting of stockholders, and other procedures.

A Note about Our Fiscal Year

Our fiscal year ends on the Saturday nearest to October 31. Fiscal 2015 ended on October 31, 2015. Fiscal 2016 will end on October 29, 2016.

Proposal 1 – Election of Directors

We are asking our stockholders to vote for the election of our directors at the Annual Meeting. Each of our directors stands for election on an annual basis. We do not have a classified or staggered Board of Directors. The Corporate Governance and Nominating Committee of our Board of Directors (referred to in this Proxy Statement as the Governance Committee), consisting solely of independent directors as determined by the Board under applicable NASDAQ listing standards, recommended each of our ten current directors for nomination by our full Board. Based on that recommendation, our Board has nominated those directors for election at the Annual Meeting.

Provided that there is a quorum at the Annual Meeting, the ten nominees receiving the highest number of “For” votes of the shares present in person or represented and entitled to vote at the Annual Meeting will be elected as directors. In the event a nominee is unable or declines to serve as a director, the proxies will be voted at the Annual Meeting for any nominee who may be designated by our Board to fill the vacancy. As of the date of this Proxy Statement, our Board is not aware of any nominee who is unable or will decline to serve as a director. Each director to be elected at the Annual Meeting will serve until our next annual meeting of stockholders and until his or her successor is elected and qualified or, if earlier, the director’s death, resignation or removal.

You may either vote “For” all the nominees or you may “Withhold” your vote for any nominee you specify. Unless marked otherwise, proxies returned to us will be voted for each of the nominees named below. If you hold your shares through a bank, a broker or other holder of record, you must instruct your bank, broker or other holder of record to vote so that your vote can be counted for this Proposal 1.

Proposal 1 is an uncontested election. In addition to the voting requirements under Delaware law described above, our Corporate Governance Guidelines provide that in an uncontested election, any nominee for director who receives a greater number of votes “Withheld” from his or her election than votes “For” such election will, promptly following certification of the stockholder vote, submit to our Board a letter of resignation for consideration by the Governance Committee. Our Board, after taking into consideration the recommendation of the Governance Committee, will determine whether to accept the director’s resignation. Synopsys will publicly disclose the decision reached by our Board and the reasons for its decision.

Our Board of Directors Recommends that You Vote FOR All Nominees

Our Director Nominees

Information regarding the nominees, including information they have furnished as to their principal occupations, certain other directorships they hold, or have held, and their ages as of the Record Date, February 4, 2016, is set forth below. The subsection titled “Director Nominations” in the “Corporate Governance” section below provides additional information on the director nomination process. The nominee descriptions below and the subsection titled “Director Qualifications” in the “Corporate Governance” section below contain information about the skills and other qualifications that led the Governance Committee to determine that these nominees should serve as our directors.

Other than Dr. de Geus and Dr. Chan, all nominees are independent as determined by the Board under the applicable listing standards of the NASDAQ Global Select Market. There are no family relationships among any of the director nominees, directors and/or any of Synopsys’ executive officers.

Aart J. de Geus Co-Chief Executive Officer and Chairman of the Board
Age: 61 Director since 1986 Synopsys Board Committees: None Public Company Directorships: • Applied Materials, Inc.

Dr. de Geus co-founded Synopsys and has served as Chairman of our Board of Directors since February 1998 and Chief Executive Officer since January 1994. He has served as Co-Chief Executive Officer with Dr. Chi-Foon Chan since May 2012. Since the inception of Synopsys in December 1986, Dr. de Geus has held a variety of positions, including President, Senior Vice President of Engineering and Senior Vice President of Marketing. He has served as a director since 1986, and served as Chairman of our Board from 1986 to 1992 and again from 1998 until present. Dr. de Geus has also served on the board of directors of Applied Materials, Inc. since July 2007.

As a co-founder of Synopsys, Dr. de Geus has led Synopsys for 29 years, and is considered a pioneer in the electronic design automation (referred to as EDA in this Proxy Statement) industry. Dr. de Geus brings to our Board a unique and thorough understanding of our business, industry and culture. He provides strong executive leadership and vision and maintains a global network of customer and industry relationships. Dr. de Geus also provides our Board with public company board experience.

Chi-Foon Chan Co-Chief Executive Officer and President
Age: 66 Director since 1998 Synopsys Board Committees: None

Dr. Chan has served as our Co-Chief Executive Officer since May 2012 and as our President and a member of our Board of Directors since February 1998. Prior to his appointment as our Co-Chief Executive Officer, he served as our Chief Operating Officer since April 1997. Dr. Chan joined Synopsys in May 1990 and has held various senior management positions, including Executive Vice President, Office of the President from September 1996 to February 1998 and Senior Vice President, Design Tools Group from February 1994 to April 1997. Dr. Chan has also held senior management and engineering positions at NEC Electronics and Intel Corporation.

Dr. Chan brings to our Board senior executive-level leadership, strategic, and operational expertise with Synopsys as well as the EDA industry. Dr. Chan has been with Synopsys for over 25 years and served as our Chief Operating Officer and President for over 15 years before being appointed Co-Chief Executive Officer, providing our Board with a thorough understanding of our business, operations and technology strategies. He has extensive knowledge of the overall EDA industry landscape, and he provides particular expertise in the Asia-Pacific region. Dr. Chan also provides our Board extensive research and development and engineering experience in the semiconductor industry gained from his leadership positions at NEC and Intel.

Alfred Castino
Age: 63 Director since 2007 Independent Synopsys Board Committees: • Audit Former Public Company Directorships Held in Last Five Years: • Digital River, Inc.

Mr. Castino has been a member of our Board of Directors since May 2007. Mr. Castino has been an independent business consultant since August 2008. From August 2002 to August 2008, Mr. Castino served as Senior Vice President and Chief Financial Officer of Autodesk, Inc., a provider of design software for the manufacturing, building and construction, and media and entertainment markets. Mr. Castino has also held the Chief Financial Officer position at Virage, Inc. and PeopleSoft, Inc. Mr. Castino served on the board of directors of Digital River, Inc. from July 2010 to February 2015.

As the former Chief Financial Officer of Autodesk, Mr. Castino led the financial management of a large public technology company, providing our Board with executive-level expertise in the financial management of software companies and financial expertise in general. Mr. Castino understands the challenges of managing complex global organizations from his leadership positions at Autodesk, Virage and PeopleSoft, and also brings public company board experience to our Board.

Janice D. Chaffin

Age:  61

Director since 2014

Independent

Synopsys Board Committees:

•   Audit

Public Company Directorships:

•   PTC Inc.

Former Public Company Directorships Held in Last Five Years:

•   International Game Technology

Ms. Chaffin was appointed to our Board of Directors in December 2014. She held several senior executive positions with Symantec Corporation, most recently as Group President, Consumer Business Unit, from April 2007 to March 2013, and previously as Executive Vice President and Chief Marketing Officer from 2006 to 2007 and Senior Vice President and Chief Marketing Officer from 2003 to 2006. Before joining Symantec, Ms. Chaffin spent more than twenty years with Hewlett-Packard Company in a variety of management and marketing leadership positions. Ms. Chaffin has served on the board of directors of PTC Inc. since August 2013 and served on the board of directors of International Game Technology from September 2010 to April 2015. Ms. Chaffin has also served on the operating committee of the privately held Ancestry.com LLC since June 2013.

Ms. Chaffin has extensive senior management experience with large technology companies. As the former Group President, Consumer Business Unit, of Symantec Corporation, a provider of security, storage and systems management solutions, Ms. Chaffin provides our Board with demonstrated expertise in strategic marketing and global operations in the software industry. Ms. Chaffin also provides our Board with significant public company board experience, serving as a director of PTC Inc., and formerly as a director with International Game Technology and with Informatica Corporation from 2001 to 2008.

Bruce R. Chizen
Age: 60 Director since 2001 Independent Synopsys Board Committees: • Compensation • Governance Public Company Directorships: • Oracle Corporation

Mr. Chizen has been a member of our Board of Directors since April 2001. He is currently an independent consultant and has served as Senior Adviser to Permira Advisers LLP since July 2008 and Venture Partner with Voyager Capital since July 2009. From November 2007 to November 2008, Mr. Chizen served as a strategic adviser to Adobe Systems Incorporated, a provider of design, publishing and imaging software for print, Internet and dynamic media production. From December 2000 to November 2007, he served as Adobe’s Chief Executive Officer and served as its President from April 2000 to January 2005. He previously held various other positions at Adobe dating to 1994. Mr. Chizen has served on the board of directors of Oracle Corporation since July 2008, the operating committee of the privately held Ancestry.com LLC since January 2013, and served on the board of directors of Adobe from December 2000 to April 2008.

Mr. Chizen has significant expertise in the management of complex global organizations. As the former Chief Executive Officer of Adobe, Mr. Chizen provides our Board with executive-level insight into the challenges associated with operating in a high technology industry and a multi-billion dollar company. Additionally, Mr. Chizen brings significant financial, product management and marketing expertise, which he gained through various leadership positions at Adobe. Mr. Chizen also provides extensive public company board experience to our Board.

Deborah A. Coleman
Age: 63 Director since 1995 Independent Synopsys Board Committees: • Audit (Chair)

Ms. Coleman has been a member of our Board of Directors since November 1995. Ms. Coleman is an angel investor in technology companies and previously served as general partner of SmartForest Ventures, a venture capital firm, from June 2000 to December 2015. Ms. Coleman has held various senior executive-level positions throughout her career, including Chairman, Chief Executive Officer and President of Merix Corporation, a manufacturer of printed circuit boards, and Chief Financial Officer and Vice President of Operations of Apple, Inc. Ms. Coleman served on the board of directors of Applied Materials, Inc. from March 1996 to March 2009.

Ms. Coleman has significant experience leading large public technology companies. She brings to our Board executive-level management and financial expertise. Additionally, Ms. Coleman provides our Board with extensive operations and manufacturing experience through her leadership positions at Merix and Apple. Having served over ten years as a director of Applied Materials, Ms. Coleman brings extensive public company board experience, as well as a thorough understanding of the semiconductor industry, to our Board.

Chrysostomos L. “Max” Nikias
Age: 63 Director since 2011 Independent Synopsys Board Committees: • Compensation (Chair)

Dr. Nikias has been a member of our Board of Directors since July 2011. Since August 2010, Dr. Nikias has served as President of the University of Southern California (USC). Dr. Nikias previously served as USC’s provost and chief academic officer from 2005 through 2010 and as dean of USC’s Viterbi School of Engineering from 2001 through 2005. From 1996 through 2001, he was the founding director of the National Science Foundation-funded Integrated Media Systems Center. Dr. Nikias has worked as a consultant for numerous corporations and the U.S. government, including the U.S. Department of Defense. Dr. Nikias is a fellow of the American Academy of Arts & Sciences, a member of the National Academy of Engineering, a fellow of the Institute of Electrical and Electronics Engineers (IEEE) and the American Association for the Advancement of Science (AAAS), and a charter fellow of the National Academy of Inventors.

As President of USC, Dr. Nikias oversees the operations of a major private research university, and he brings leadership and technical expertise to our Board. Dr. Nikias has extensive experience in directing engineering research and development programs, as well as a deep understanding of global technology trends. A recognized scholar in the fields of digital signal processing and communications systems, among others, Dr. Nikias also provides our Board with broad engineering knowledge.

John Schwarz

Age:  65

Director since 2007

Independent

Synopsys Board Committees:

•   Governance (Chair)

Public Company Directorships:

•   Teradata Corp.

Former Public Company Directorships Held in Last Five Years:

•   SuccessFactors, Inc.

Mr. Schwarz has been a member of our Board of Directors since May 2007. Since May 2010, Mr. Schwarz has served as co-founder and Chief Executive Officer of Visier Inc., a business analytics software firm. Mr. Schwarz previously served on the executive board of SAP AG from March 2008 to February 2010. Mr. Schwarz was the Chief Executive Officer of Business Objects S.A., a provider of business intelligence software and services, from September 2005 through its acquisition by SAP in January 2008, and he served as the Chief Executive Officer of SAP’s Business Objects unit through February 2010. Mr. Schwarz served on Business Objects’ board of directors from January 2006 until its acquisition. Mr. Schwarz has also served as the President and Chief Operating Officer of Symantec Corporation and as President and Chief Executive Officer of Reciprocal Inc. Mr. Schwarz previously spent 25 years at IBM Corporation, where he was most recently General Manager of IBM’s Industry Solutions Unit. Mr. Schwarz has served as a director at Teradata Corporation since September 2010 and at SuccessFactors, Inc. from September 2010 to June 2011.

As the former Chief Executive Officer of Business Objects, Mr. Schwarz led a large international software company and brings to our Board extensive management expertise and knowledge of the software industry. Mr. Schwarz understands the complexities of leading a global organization and operating in international markets. Mr. Schwarz also provides our Board with public company board experience.

Roy Vallee
Age: 63 Director since 2003 Independent Synopsys Board Committees: • Audit Public Company Directorships: • Teradyne, Inc. Former Public Company Directorships Held in Last Five Years: • Avnet, Inc.

Mr. Vallee has been a member of our Board of Directors since February 2003. From July 2011 to November 2012, Mr. Vallee served as Executive Chairman of the board of directors of Avnet, Inc., a global semiconductor/electronics products and IT distributor. From June 1998 to July 2011, Mr. Vallee served as Avnet’s Chief Executive Officer and Chairman of the board of directors. Mr. Vallee also previously served as Avnet’s Vice Chairman, President, and Chief Operating Officer. Since February 2000, Mr. Vallee has served on the board of directors of Teradyne, Inc., and he has been its Chairman of the board of directors since May 2014. Mr. Vallee also serves as Chairman of the board of directors of the Federal Reserve Bank of San Francisco.

Mr. Vallee provides our Board with significant executive-level leadership expertise, as well as thorough knowledge of the semiconductor industry. Mr. Vallee led Avnet for over 14 years, as CEO and Executive Chairman, and understands the challenges of managing a public technology company in a highly competitive industry. Mr. Vallee also brings public company board experience to our Board, as well as insight into macroeconomic conditions through his board role with the Federal Reserve.

Steven C. Walske Lead Independent Director
Age: 63 Director since 1991 Independent Synopsys Board Committees: • Compensation • Governance

Mr. Walske has been a member of our Board of Directors since December 1991. Mr. Walske has been Managing Director of Myriad Investments, LLC, a private equity firm specializing in investments in software companies, since June 2000. From 1986 through June 2000, Mr. Walske held several executive-level positions at Parametric Technology Corporation, including Chief Executive Officer, President and Chairman of the board of directors. Mr. Walske served on the board of directors of BladeLogic, Inc. from November 2002 to April 2008, holding the Chairman position from September 2005 to April 2008.

As a private equity investor, Mr. Walske provides our Board with financial and strategic planning expertise, as well as extensive knowledge of the software industry and other high technology industries. Having served as the former Chief Executive Officer of Parametric Technology Corporation, Mr. Walske brings product development and executive-level management expertise as well as an understanding of complex global organizations. Mr. Walske also provides our Board with extensive public company board experience.

Corporate Governance

Corporate Governance Guidelines

Our Board of Directors is committed to sound and effective corporate governance practices. Accordingly, our Board has adopted Corporate Governance Guidelines, which are intended to describe the governance principles and procedures by which the Board functions. Our Board regularly reviews and evaluates these guidelines. Among other matters, the Corporate Governance Guidelines cover board composition, board membership criteria, director responsibilities, board committees, evaluation of our Co-Chief Executive Officers, board self-assessment and succession planning. The Corporate Governance Guidelines are available on our website at:

http://www.synopsys.com/Company/AboutSynopsys/CorporateGovernance/Pages/GovGuidelines.aspx

Copies of the Corporate Governance Guidelines are also available in print upon written request to Investor Relations, Synopsys, Inc., 690 East Middlefield Road, Mountain View, California 94043.

Code of Ethics and Business Conduct

Our Board of Directors is committed to ethical business practices and, therefore, we have adopted a Code of Ethics and Business Conduct applicable to all of our Board members, employees, independent contractors, and executive officers, including our Co-Chief Executive Officers (Co-Principal Executive Officers), Chief Financial Officer (Principal Financial Officer) and Vice President, Corporate Controller (Principal Accounting Officer). The Code of Ethics and Business Conduct is available on our website at:

http://www.synopsys.com/Company/AboutSynopsys/CorporateGovernance/Documents/code-ethics-business-conduct-english.pdf

Synopsys intends to satisfy the public disclosure requirements regarding (1) any amendments to the Code of Ethics and Business Conduct, or (2) any waivers under the Code of Ethics and Business Conduct given to Synopsys’ Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer by posting such information on its website at:

http://www.synopsys.com/Company/AboutSynopsys/CorporateGovernance/Pages/Ethics.aspx

Board Leadership Structure

Our Board of Directors believes it is important to have flexibility in selecting our Chairman and board leadership structure. Accordingly, our Corporate Governance Guidelines allow for the positions of Chairman and Chief Executive Officer to be held by the same person. The Board of Directors believes that it is currently in the best interest of Synopsys and its stockholders for Dr. de Geus to serve in both roles. Dr. de Geus co-founded Synopsys and has extensive knowledge of Synopsys, its industry and its culture. He has successfully guided Synopsys through both strong and challenging periods, and his ability to speak as both Chairman and Co-CEO provides strong, consistent leadership for Synopsys.

Lead Independent Director

Our guidelines also provide for the appointment of a Lead Independent Director in the event that the positions of Chairman and CEO are held by the same person, and Mr. Walske has served in that role since 2004. The responsibilities of our Lead Independent Director include:

•	Establishing the agenda for regular Board meetings with the Chairman;

•	With the Chairman, reviewing and advising on the schedule of regular Board meetings;

•	Serving as chairperson of regular Board meetings when the Chairman is unavailable;

•	Calling executive sessions of the independent directors, and establishing the agenda for, and presiding at, such sessions;

•	Providing feedback from executive sessions to management;

•	Serving as liaison between the Co-CEOs and the independent directors;

•	Participating in the annual performance evaluation of the Co-CEOs;

•	Encouraging dialogue between the independent directors and management; and

•	Consulting with stockholders at management’s request.

Our Board believes the role of Lead Independent Director provides an appropriate balance in Synopsys’ leadership to the combined role of Chairman and CEO, and that the responsibilities given to the Lead Independent Director help ensure a strong, independent and active Board.

Director Independence

Our Corporate Governance Guidelines require that a majority of our Board qualifies as independent directors in accordance with applicable federal securities laws and the listing standards of the NASDAQ Global Select Market. Currently, each member of our Board, other than our Co-Chief Executive Officer and Chairman of the Board, Aart de Geus, and Co-Chief Executive Officer and President, Chi-Foon Chan, is an independent director. All standing committees of the Board are composed entirely of independent directors, in each case under NASDAQ’s independence definition. The NASDAQ definition includes a series of objective tests to determine independence, including that the director not be an employee of the company and not have engaged in various types of business dealings with the company. In addition, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In making these determinations, the Board reviewed and discussed information provided by the directors and Synopsys with regard to each director’s business and other activities as they may relate to Synopsys and our management. This information included commercial transactions that we entered into, or proposed entering into, in fiscal 2015 with Oracle Corporation; Teradyne, Inc.; Visier, Inc.; and Xerox Corporation. Certain of our non-employee directors or their immediate family members have relationships with these companies. We consider each of these transactions to be at arms’ length and in the ordinary course of business. We do not consider any of these transactions to be related-person transactions requiring disclosure under the rules of the Securities and Exchange Commission.

Based on this review and consistent with our independence criteria, the Board has affirmatively determined that the following directors, all of whom are standing for election to our Board, are independent: Alfred Castino, Janice D. Chaffin, Bruce R. Chizen, Deborah A. Coleman, Chrysostomos L. “Max” Nikias, John Schwarz, Roy Vallee and Steven Walske.

Board Meetings and Committees

Our Board of Directors held six meetings during fiscal 2015. During the year, our Board maintained an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee (referred to in this Proxy Statement as the Governance Committee). All such committees have written charters which are available on our website at:

http://www.synopsys.com/Company/AboutSynopsys/CorporateGovernance/Pages/BoardCommittees.aspx

The following table summarizes the current composition of our Board committees:

Director	Audit Committee	Compensation Committee(1)	Governance Committee
Aart J. de Geus, Chairman of the Board
Chi-Foon Chan
Alfred Castino	•
Janice D. Chaffin	•
Bruce R. Chizen		•	•
Deborah A. Coleman	Chair
Chrysostomos L. “Max” Nikias		Chair
John Schwarz			Chair
Roy Vallee	•
Steven C. Walske, Lead Independent Director		•	•
Total committee meetings held in fiscal 2015	9	7	5

(1)	Mr. Chizen served as the Chair of the Compensation Committee during fiscal 2015, with Dr. Nikias succeeding him as Chair beginning in December 2015.

The principal responsibilities of each Board committee are summarized below. For a more extensive description of committee functions, please refer to the committee charters.

Audit Committee

Members	Deborah Coleman (Chair), Alfred Castino, Janice D. Chaffin, and Roy Vallee.
Number of fiscal 2015 meetings	Nine
Responsibilities

The Audit Committee acts on behalf of our Board, performing financial oversight responsibilities relating to:

•      The integrity of our financial statements, financial reporting processes and systems of internal accounting and financial controls

•      Our internal audit function

•      The annual independent audit of our financial statements

•      The engagement of our independent registered public accounting firm and evaluation of their performance and independence

•      Compliance with legal and regulatory requirements that pertain to our financial statements, internal controls over financial reporting, and disclosure controls

•      Evaluation of enterprise risk issues

Independence	All members of our Audit Committee are considered independent under the applicable requirements of the Securities and Exchange Commission and the listing standards of the NASDAQ Global Select Market.
Audit Committee financial experts	Our Board has determined that Ms. Coleman, Mr. Castino and Mr. Vallee each qualify as an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission.

Compensation Committee

Members	Chrysostomos L. “Max” Nikias (Chair), Bruce Chizen, and Steven C. Walske
Number of fiscal 2015 meetings	Seven
Responsibilities

The Compensation Committee reviews and approves our general compensation policies, sets compensation levels for our executive officers (including our Co-CEOs), administers our equity incentive plan and our employee stock purchase plan, and reviews and makes recommendations regarding our deferred compensation plans and 401(k) plan.

The Compensation Committee’s processes for determining executive compensation are described in the section “Compensation Discussion and Analysis” below.

Independence	All members of our Compensation Committee are considered independent under the applicable requirements of the Securities and Exchange Commission and the listing standards of the NASDAQ Global Select Market. Each member of the Compensation Committee is also a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (referred to in this Proxy Statement as the Exchange Act), and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (referred to in this Proxy Statement as the Code).

Governance Committee

Members	John Schwarz (Chair), Bruce Chizen, and Steven C. Walske
Number of fiscal 2015 meetings	Five
Responsibilities

The Governance Committee identifies and recommends to our Board candidates for membership on our Board and Board committees, reviews Board performance, oversees matters of corporate governance, and reviews such other matters relating to our management as it deems appropriate. Our Governance Committee also reviews and discusses with management our strategy regarding mergers and acquisitions and strategic investments.

Our Governance Committee’s policy regarding consideration of director candidates submitted by stockholders is set forth below under “Director Nominations.” The Governance Committee recommended the ten nominees for election to our Board at the Annual Meeting.

Independence	All members of our Governance Committee are considered independent under the applicable listing standards of the NASDAQ Global Select Market.

Each director attended at least 75% of all Board and applicable committee meetings that were held during his or her period of service as a director in fiscal 2015.

Executive Sessions

The independent directors meet in executive sessions without management directors or management present. These sessions take place prior to or following regularly scheduled Board meetings. The directors met in such sessions three times during fiscal 2015.

Risk Oversight

Our Board is responsible for the oversight of our company-wide risk management efforts and delegates the assessment and implementation of our day-to-day risk management policies to our management. Our Board is directly involved in overseeing risk management issues related to significant matters such as our overall business strategy, major strategic transactions and executive officer succession through its regular communications with management.

Additionally, each of our standing Board committees has individual oversight responsibilities:

Committee	Primary Areas of Risk Oversight
Audit

•    Risks related to financial reporting and controls.

•    Supervision of the work performed by our independent registered public accounting firm and our internal audit function.

•    Supervision of our anonymous and confidential ethics reporting system, which encourages and allows any employee to submit concerns directly to senior management and the Audit Committee.

•    Risks relating to our investments, financing activities, taxes, and world-wide insurance programs.

•    Risks related to information technology security and data security.

•    Review and approval of related person transactions.

Compensation

•    Risks related to our cash and equity compensation programs and practices.

•    For additional information regarding the Compensation Committee’s assessment of our compensation-related risk, please see the subsection titled “Compensation Risk Assessment” in the “Compensation Discussion and Analysis” section below.

Governance

•    Risks related to our overall corporate governance, including our governance policies and principles.

•    Risks related to the composition and structure of our Board of Directors and its committees, which includes annual evaluation of our Board and Board committees and periodic review of Board member and executive officer succession plans.

•    The committee chairperson may investigate concerns applicable to our Board and its committees raised through our confidential ethics reporting system.

Share Ownership Guidelines

In order to further align the interests of our Board members and management with the interests of our stockholders, our Board of Directors first adopted share ownership guidelines in fiscal 2003. Under the current guidelines, non-employee directors are expected to achieve a share ownership level with a value equal to three times the amount of each non-employee director’s annual cash retainer (excluding compensation for committee service) or 15,000 shares, within three years of initial election as a director, and maintain such ownership level, as measured each year on the date of the annual meeting of stockholders, so long as they serve in the position of director.

These guidelines recommend that covered members of management achieve share ownership levels within four years of appointment and maintain such ownership level so long as they serve in such positions as follows: Co-Chief Executive Officer—50,000 shares; Chief Financial Officer—10,000 shares; General Counsel—10,000 shares; all Executive Vice Presidents and Senior Vice Presidents who are members of our “Corporate Staff”—10,000 shares; all other Vice Presidents who are members of our Corporate Staff—7,500 shares; and Chief Accounting Officer—2,500 shares.

Each covered person is expected to meet the applicable guidelines within four years of becoming a covered person. The guidelines do not require any covered person to exercise stock options or to purchase shares of our common stock on the open market solely to meet these guidelines. However, when stock options are exercised, when restricted stock or restricted stock units vest, or when shares are purchased under our Employee Stock Purchase Plan, the guidelines recommend that the covered person retain a number of shares of common stock equal to the lesser of 25% of the net value of shares of common stock acquired or vested (after deducting the exercise price, if any, and taxes at an assumed tax rate), or a number of shares necessary to reach such person’s applicable common share ownership guideline amount.

As of February 4, 2016, each non-employee director either held the requisite number of shares or had not yet served for three years since initial election, and accordingly was compliant with the share ownership guidelines. Similarly, as of February 4, 2016, each of our named executive officers either held the requisite number of shares or had not yet served for four years since appointment, and accordingly was compliant.

Political Contributions

In accordance with our Political Activities Policy, Synopsys does not contribute to political parties or candidates, nor do we attempt to influence the outcome of elections through political action committees. We may contribute periodically to local ballot initiatives in California that are consistent with our quality of life goals. We also engage with trade and industry associations in the United States and abroad, which may undertake advocacy on behalf of members. Designated Synopsys executives, thought leaders, and policy experts may take part in trade and industry association events and advocate viewpoints on public policy issues that impact our industry, business, or employees.

Our Political Activities Policy is available on our website at:

http://www.synopsys.com/Company/AboutSynopsys/CorporateGovernance/Pages/political-activities-policy.aspx

Stockholder Communications with our Board of Directors

Stockholders who wish to communicate with our Board of Directors or one or more individual members of our Board may do so by sending written communications addressed to: Corporate Secretary, Synopsys, Inc., 690 East Middlefield Road, Mountain View, California 94043. All stockholder communications we receive that are addressed to our Board of Directors will be compiled by our Corporate Secretary and forwarded to the specified director(s), if any. If the correspondence is not addressed to a particular director, such correspondence will be forwarded, depending on the subject matter, to the Chairperson of the Audit Committee, Compensation Committee, or Governance Committee.

Board Attendance at Stockholders’ Meetings

Synopsys encourages director attendance at our annual stockholder meetings, but does not require attendance. Attendance by phone is permitted. All directors attended the 2015 Annual Meeting of Stockholders.

Director Qualifications

The Governance Committee works with our Board to determine the appropriate skills and experience that we seek in Board members in light of our business environment and existing Board composition. All candidates for election or re-election are expected to (1) have sufficient experience in the EDA, semiconductor, electronics or technology industries to enable them to effectively help create and guide our business strategy, (2) be prepared to participate fully in Board activities, including preparation for, attendance at and active participation in, meetings of our Board of Directors, (3) not hold positions that would conflict with their responsibilities to us, (4) have a high degree of personal integrity and interpersonal skills, and (5) be prepared to represent the best interests of all of our stockholders and not just one particular constituency.

When evaluating a particular candidate for Board membership, the Governance Committee and our Board consider many factors, including understanding of business operations, finance, marketing and other relevant disciplines; professional and educational background; and personal achievement. They also consider diversity in their assessment of potential candidates, including diversity of professional experience, education, skills and opinions, as well as diversity of personal background. The Governance Committee and our Board also believe that it is beneficial for at least one member, and preferably multiple members, of our Board to meet the criteria for an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. They further deem it to be appropriate for certain members of management to serve on our Board to provide our Board with an internal perspective on the operations, management and culture of our business. At the same time, the listing standards of the NASDAQ Global Select Market and our own corporate governance guidelines require that at least a majority of the members of our Board qualify as independent directors in accordance with such standards.

The Governance Committee and our Board consider these criteria regardless of whether the candidate has been recommended by a stockholder or identified by the Governance Committee. At a minimum, a director’s qualifications, in light of the above-mentioned criteria, are considered each time the director is nominated or re-nominated for Board membership.

Director Evaluations

On an annual basis, the Governance Committee conducts an evaluation of our Board of Directors, the functioning of the committees and each individual member of our Board.

Director Nominations

The Governance Committee considers candidates for Board membership suggested by our Board members and management. The Governance Committee has, on occasion, retained third-party executive search firms to identify independent director candidates. The Governance Committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by Board members, management, or a third-party executive search firm. After completing the evaluation and review, the Governance Committee makes a recommendation to the full Board as to the persons who should be nominated to our Board of Directors, and our Board determines and approves the nominees after considering the recommendation and report of the Governance Committee.

Stockholders seeking to recommend a prospective nominee should follow the instructions under the heading “Stockholder Communications with our Board of Directors” above. There are no recent material changes to the procedures by which stockholders may recommend nominees for our Board. Stockholder submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the stockholder submitting the recommendation is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Stockholders who wish to nominate a candidate for election must follow the procedures described in Article II of our Bylaws.

Each director candidate nominated for election at the Annual Meeting is an existing director seeking re-election to our Board of Directors and was previously elected by our stockholders.

Certain Relationships and Related Transactions

Our Code of Ethics and Business Conduct requires that every employee avoid situations where loyalties may be divided between our interests and the employee’s own interests. Employees and directors must avoid conflicts of interest that interfere with the performance of their duties or are not in our best interests.

Pursuant to its written charter, the Audit Committee reviews and approves all related party transactions as such term is used in ASC Topic 850 Related Party Disclosures, or as otherwise required to be disclosed in our financial statements or periodic filings with the Securities and Exchange Commission, other than (a) grants of equity awards made by our Board of Directors or any committee thereof or pursuant to an automatic grant plan, or (b) payment of compensation authorized by our Board or any committee thereof. Related party transactions include transactions between us, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons specified under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. We have adopted written policies and procedures regarding the identification of related parties and transactions, and the approval process. The Audit Committee will consider each proposed transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs and benefits to us and the availability from other sources of comparable services or products.

From the beginning of fiscal 2015 until the present, there have been no (and there are no currently proposed) transactions involving an amount in excess of $120,000 in which Synopsys was (or is to be) a participant and any executive officer, director, five percent beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described in this Proxy Statement for our named executive officers and directors and compensation arrangements with our other executive officers not required to be disclosed in this section by the rules and regulations of the Securities and Exchange Commission.

Director Compensation

Our non-employee directors are compensated for serving on our Board. We do not pay our employees who serve on our Board of Directors any additional compensation for Board membership. Our Compensation Committee reviews our non-employee director compensation with the assistance of a compensation consultant it has determined to be objective and free of conflicts of interest. The Compensation Committee reviews such compensation biennially, at a minimum, and recommends adjustments as appropriate. As described in more detail below, the Compensation Committee recommended, and our Board approved, limited changes in our non-employee director compensation for fiscal 2016.

Our non-employee director compensation consists of cash and equity awards. We also reimburse directors for out-of-pocket expenses for travel to Board meetings in accordance with our Corporate Travel Policy.

Cash

For fiscal 2015, we paid non-employee directors an annual retainer of $125,000 for serving on our Board. We also paid a per meeting fee to members of the Audit Committee of our Board of Directors equal to $2,000 per committee meeting ($4,000 for the Audit Committee chair), up to an annual maximum of $8,000 ($16,000 for the Audit Committee chair). The retainers and meeting fees were paid in advance in four equal payments at our regularly scheduled quarterly Board meetings.

Equity

Non-employee directors are eligible to receive equity awards under the 2005 Non-Employee Directors Equity Incentive Plan. The plan provides for automatic grants of equity awards to non-employee members of our Board upon their initial appointment or election, and upon their re-election each year.

Initial Awards. New non-employee directors receive (1) an initial stock option for 30,000 shares, vesting in equal installments on the date preceding each of the first four annual stockholders’ meetings following the grant date, subject to continued Board service through each vesting date and (2) if appointed to our Board less than eleven months since the most recent annual meeting of stockholders, an “interim award,” in the form of stock options, representing an annual award prorated for the period of time remaining until the next annual meeting of stockholders.

Annual Awards. Each re-elected non-employee director receives an annual award comprised of either a stock option grant, a restricted stock grant or a combination of both, as determined by our Board each year. The annual award has an aggregate total fair value on the date of grant equal to the annual cash retainer described above, $125,000 in fiscal 2015. To the extent the annual award is in the form of a stock option, the award vests in 36 equal monthly installments after the grant date, subject to continued Board service. To the extent the annual award is in the form of restricted stock, the award vests in three equal annual installments on the day before each of the three annual meetings of stockholders immediately following the grant date, subject to continued Board service. In the event of a change of control or similar transaction, the vesting of unvested grants will generally accelerate unless assumed by the successor company. Our Board of Directors elected to receive restricted stock for the annual award for fiscal 2015 and, as a result, we issued 2,690 shares of restricted stock to each non-employee director.

The following table sets forth a summary of the compensation paid to our non-employee directors for services in fiscal 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Alfred Castino	$133,000(3)	$124,977	$—	$257,977
Janice D. Chaffin	133,000(4)	124,977	253,243(5)	509,220
Bruce R. Chizen	125,000	124,977	—	249,977
Deborah A. Coleman	141,000(6)	124,977	—	265,977
Chrysostomos L. “Max” Nikias	125,000	124,977	—	249,977
John Schwarz	125,000	124,977	—	249,977
Roy Vallee	133,000(7)	124,977	—	257,977
Steven C. Walske	125,000	124,977	—	249,977

(1)	These amounts represent the aggregate grant date fair values, computed in accordance with ASC Topic 718, Compensation—Stock Compensation, of restricted stock awards issued pursuant to the 2005 Non-Employee Directors Equity Incentive Plan. The grant date fair value of these awards is calculated using the closing price of our common stock of $46.46 on the grant date multiplied by the 2,690 shares granted to each non-employee director. These amounts do not represent the actual value that may be realized by the director upon vesting of such awards. Such stock awards vest in three equal annual installments on the day before each of the three annual meetings of stockholders immediately following the grant date. At the end of fiscal 2015, our non-employee directors held the following aggregate numbers of unvested restricted stock awards: Mr. Castino – 6,019 shares; Ms. Chaffin – 2,690 shares; Mr. Chizen – 6,019 shares; Ms. Coleman – 6,019 shares; Dr. Nikias – 6,019 shares; Mr. Schwarz – 6,019 shares; Mr. Vallee – 6,019 shares; and Mr. Walske – 6,019 shares.

(2)	At the end of fiscal 2015, our non-employee directors held the following aggregate numbers of outstanding option awards: Mr. Castino – 0 shares; Ms. Chaffin – 34,222 shares, which remain subject to vesting; Mr. Chizen – 0 shares; Ms. Coleman – 0 shares; Dr. Nikias – 42,147 shares, which are fully vested; Mr. Schwarz – 0 shares; Mr. Vallee – 0 shares; and Mr. Walske – 0 shares.

(3)	Includes $8,000 paid to Mr. Castino, an Audit Committee member, for attendance at Audit Committee meetings in fiscal 2015.

(4)	Includes $8,000 paid to Ms. Chaffin, who was appointed to the Audit Committee in February 2015, for attendance at Audit Committee meetings in fiscal 2015.

(5)	Upon Ms. Chaffin’s appointment to our Board on December 12, 2014, she received initial equity awards consisting of (i) a stock option for 30,000 shares, which vests in 4 equal annual installments on the day before each of the 4 annual meetings of stockholders immediately following the grant date, and (ii) an interim stock option for 4,222 shares, which vests in 36 equal monthly installments following the grant date, each in accordance with our 2005 Non-Employee Directors Equity Incentive Plan. The table amount represents the aggregate grant date fair value, computed in accordance with ASC Topic 718, Compensation—Stock Compensation, of such stock options. The grant date fair value is calculated using the closing price of our common stock of $42.43 on December 12, 2014, the grant date. For information on the assumptions used to calculate the value of such stock options, refer to Note 10 to the consolidated financial statements contained in our 2015 Annual Report on Form 10-K. This amount does not represent the actual value that may be realized by Ms. Chaffin upon vesting of such stock options.

(6)	Includes $16,000 paid to Ms. Coleman, the Audit Committee chair, for attendance at Audit Committee meetings in fiscal 2015.

(7)	Includes $8,000 paid to Mr. Vallee, an Audit Committee member, for attendance at Audit Committee meetings in fiscal 2015.

Compensation Changes for Fiscal 2016

At the end of fiscal 2015, the Compensation Committee conducted a comprehensive review of our non-employee director compensation with the assistance of Radford, an Aon Hewitt company, its independent compensation consultant. The Compensation Committee recommended no changes to the annual cash retainer and equity awards granted to our non-employee directors, despite determining that the total compensation for our non-employee directors fell below the 50th percentile of our peer companies listed in the “Compensation Discussion and Analysis” section below.

In recognition of the increasing scope of responsibilities and time commitment demanded of Audit Committee members, however, the Compensation Committee recommended increases of $4,500 and $14,000 in the additional annual compensation paid to members and the chair of the Audit Committee, respectively, and recommended that all additional compensation for Audit Committee service be paid as an annual retainer, rather than a per meeting fee, payable in advance in equal quarterly installments. Our Board of Directors approved these changes, effective for fiscal 2016.

Proposal 2 – Approval of Our

2006 Employee Equity Incentive Plan, as Amended

We are asking our stockholders to approve our 2006 Employee Equity Incentive Plan, as amended (referred to in this Proxy Statement as the 2006 Employee Plan), primarily to increase the number of shares of common stock available for issuance under the 2006 Employee Plan by 3,800,000 shares, representing approximately 2.5% of our shares of common stock outstanding as of January 4, 2016.

We believe equity compensation is a critical tool for employee motivation and retention. We are proposing the share increase to enable us to continue offering effective equity compensation to our employees. To offset the effect of the share increase, we are also proposing an increase in the rate that restricted stock units and other full-value equity awards deplete our equity plan share reserve, referred to as the fungible rate, from 1.6 to 1.7.

Our Board of Directors approved the 2006 Employee Plan, as amended, in December 2015, subject to stockholder approval. If approved by our stockholders, the amended 2006 Employee Plan will become effective upon stockholder approval.

Approval of the 2006 Employee Plan, as amended, requires the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, and voting on this Proposal 2, to vote “For” this Proposal 2. Abstentions will not be counted as either votes cast “For” or “Against” Proposal 2.

Our Board of Directors Recommends that You Vote FOR

the Approval of the 2006 Employee Plan, as Amended

Purpose and Background

The primary goal of the amendment of our 2006 Employee Plan is to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees. Like other technology companies, we actively compete for highly qualified employees, especially technical employees. Our equity program is a key component of our strategy to attract and retain key individuals, and the share requirements of our equity program have grown with our company.

Each year, the Compensation Committee of our Board of Directors and our management review our overall compensation strategy and determine the allocations of cash and equity compensation in light of our pay-for-performance philosophy. We continue to believe that equity compensation is critical in motivating key employees and that it effectively aligns employee compensation with stockholder interests. The 2006 Employee Plan is the sole available plan for granting equity compensation to our employees. If the amended 2006 Employee Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.

We are committed to effectively managing our equity compensation share reserve while minimizing stockholder dilution. For this reason, we carefully manage both our gross burn rate and net burn rate. Gross burn rate reflects equity awards granted during the fiscal year divided by the number of shares outstanding. Net burn rate reflects equity awards granted during the fiscal year less equity awards cancelled and returned to the plan (net equity grants), divided by the number of shares outstanding.

We endeavor to achieve a gross burn rate that does not exceed the average rate for our peer group companies as well as for the software and services industry more generally, and to achieve burn rates within the limits published by independent shareholder advisory groups, such as Institutional Shareholder Services (referred to in this Proxy Statement as ISS). While there are several methodologies to arrive at burn rates, using current ISS methodology, our gross burn rates for the last three years are well under the guidelines published by ISS. Detailed information about equity awards issued in fiscal 2015 as well as other relevant information is set forth below.

We note that the cornerstone of our compensation philosophy is pay for performance, as discussed in the “Compensation Discussion and Analysis” section below. In that regard, approximately 47% of the value of the target equity grants to our named executive officers in fiscal 2015 was in performance-based RSUs. The balance was in stock option grants, whose value is directly linked to the appreciation of our stock price.

Important Features of the 2006 Employee Plan

We also note that our 2006 Employee Plan includes additional provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

•	Stockholder approval required for additional shares. The 2006 Employee Plan does not contain an annual “evergreen” provision that provides for automatic increases of shares on an ongoing basis. The 2006 Employee Plan instead authorizes a fixed number of shares, and stockholder approval is required for any increase in the number of shares.

•	No discounted stock options or stock appreciation rights. The 2006 Employee Plan requires that all stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.

•	Repricing not allowed. The 2006 Employee Plan expressly prohibits the repricing of equity awards—including the cancellation and re-grant of outstanding equity awards—without prior stockholder approval. The plan further prohibits us from buying out stock options whose exercise price exceeds the fair market value of our common stock, often referred to as underwater options, for cash, without stockholder approval.

•	No liberal share recycling. In general, when awards lapse or are cancelled, the shares reserved for those awards are returned to the share reserve and become available for future awards. However, shares of common stock that are tendered to us in payment of the exercise price of an award or that are withheld to cover tax withholding obligations are not returned to our share reserve.

•	7-Year Term. All equity awards granted under the 2006 Employee Plan have a term of no more than seven years. In 2009, we amended the 2006 Employee Plan to establish seven years as the maximum permissible term for all equity awards, thereby limiting the potential for unproductive overhang.

•	Fungible Share Reserve. The 2006 Employee Plan has a fungible share reserve, which increases the rate at which the share reserve is depleted for restricted stock unit and restricted stock awards, in order to minimize stockholder dilution. If this Proposal 2 is approved, the rate would increase from 1.6 to 1.7 for grants of such full-value awards after March 29, 2016.

Historical Grant Information

No awards have been granted or promised with respect to the additional 3,800,000 shares requested. Awards under our 2006 Employee Plan are made at the discretion of our Board of Directors or the Compensation Committee and are therefore not determinable at this time. The following tables set forth detailed information about our historical equity compensation practices.

Awards Granted to Certain Individuals and Groups under the 2006 Employee Plan

The following table shows, for each of the named executive officers and the various groups indicated, the number of stock options and restricted stock units granted under the 2006 Employee Plan during fiscal 2015:

Name	Number of Restricted Stock Units Granted(1)	Number of Stock Options Granted(2)
Aart J. de Geus	29,461(3)	168,924
Co-Chief Executive Officer and Chairman of the Board of Directors
Chi-Foon Chan	29,461(3)	168,924
Co-Chief Executive Officer and President
Trac Pham	8,249(3)	47,299
Chief Financial Officer
Brian M. Beattie	12,963(3)	104,734
Executive Vice President, Business Operations and Chief Administrative Officer
Joseph W. Logan	16,498(3)	94,598
Executive Vice President, Worldwide Sales and Corporate Marketing
John F. Runkel, Jr.	8,544(3)	48,988
General Counsel and Corporate Secretary
All executive officers as a group (6 persons)	105,176(3)	633,467
All directors who are not executive officers as a group (8 persons)	—	—
All employees, excluding executive officers, as a group (10,278) persons as of Oct. 31, 2015)(4)	1,602,030	1,274,070

(1)	The aggregate numbers of restricted stock units granted under the 2006 Employee Plan, since its adoption through January 4, 2016, to Dr. de Geus, Dr. Chan, Mr. Pham, Mr. Beattie, Mr. Logan, Mr. Runkel, all executive officers as a group, all directors who are not executive officers as a group, and all employees (excluding executive officers) as a group were 568,385; 401,552; 56,922; 190,431; 185,838; 31,890; 1,435,018; none; and 12,857,559, respectively. Of those aggregate grant numbers for Dr. de Geus, Dr. Chan, Mr. Pham, Mr. Beattie, Mr. Logan, Mr. Runkel, and all executive officers as a group, 38,691; 38,691; 10,668; 10,668; 18,240; 8,346; and 125,304 restricted stock units, respectively, are eligible to vest only upon the achievement of pre-established performance goals.

(2)	The aggregate numbers of stock option awards granted under the 2006 Employee Plan, since its adoption through January 4, 2016, to Dr. de Geus, Dr. Chan, Mr. Pham, Mr. Beattie, Mr. Logan, Mr. Runkel, all executive officers as a group, all directors who are not executive officers as a group, and all employees (excluding executive officers) as a group were 1,832,531; 1,352,031; 179,303; 663,194; 692,558; 134,328; 4,853,945; none; and 13,620,898, respectively.

(3)	These restricted stock units required the achievement of pre-established performance goals prior to any vesting of the awards.

(4)	Equity grants in fiscal 2015 under the 2006 Employee Plan were made to an aggregate of 2,667 employees, excluding our executive officers.

Additional Equity Plan Information

The following table provides certain additional information regarding all of our equity plans (except our Employee Stock Purchase Plan):

As of 1/4/16
Total Stock Options Outstanding	8,171,260
Total Restricted Stock Unit Awards Outstanding	3,951,015
Total Common Stock Outstanding	151,495,625
Weighted-Average Exercise Price of Stock Options Outstanding	$36.19
Weighted-Average Remaining Duration of Stock Options Outstanding	4.77 years
Total Shares Available for Grant under the 2006 Employee Plan	10,496,558
Total Shares Available for Grant under the 2005 Director Plan	262,402

As of 2/4/16 (the Record Date)
Total Common Stock Outstanding	151,508,866

Information for Burn Rate Calculations

The following table provides detailed information regarding activity under our equity plans (except our Employee Stock Purchase Plan) in fiscal 2015.

Fiscal 2015
Stock Options Granted by Synopsys(1)	1,941,759
Restricted Stock Units Granted by Synopsys(2)	1,707,206
Restricted Stock Awards Granted by Synopsys(3)	21,520
Stock Options Cancelled	410,850
Restricted Stock Units Cancelled(4)	204,283
Restricted Stock Awards Cancelled	—
Weighted-Average Common Stock Outstanding	154,956,843
Common Stock Outstanding at Fiscal Year End	155,157,244

(1)	Includes options to purchase 1,907,537 shares granted under the 2006 Employee Plan and options to purchase 34,222 shares granted under the 2005 Non-Employee Directors Equity Incentive Plan. Does not include options to purchase 133,238 shares assumed in an acquisition.

(2)	Granted under the 2006 Employee Plan, and represents the actual number of restricted stock units granted, prior to the application of the fungible share reserve ratio.

(3)	Granted under the 2005 Director Plan, which does not contain a fungible share reserve ratio. Represents the actual number of restricted stock awards granted.

(4)	Represents the actual number of restricted stock units cancelled, prior to the reverse application of the fungible share reserve ratio.

Description of the 2006 Employee Plan, as Amended

The material terms and provisions of the 2006 Employee Plan, as amended, are summarized below. This summary, however, does not purport to be a complete description of the 2006 Employee Plan. The following summary of the 2006 Employee Plan is qualified in its entirety by reference to the complete text of the 2006 Employee Plan, a copy of which is included as an appendix to this Proxy Statement. Any stockholder that wishes to obtain a paper copy of the plan document may do so by written request to: Corporate Secretary, Synopsys, Inc., 690 East Middlefield Road, Mountain View, California 94043.

As further described in this Proposal 2, the 2006 Employee Plan has been amended to provide for:

•	an increase of 3,800,000 shares in the share reserve and incentive stock option limits;

•	an increase in the fungible share reserve ratio from 1.6 to 1.7 for grants made after March 29, 2016; and

•	certain clarifying amendments to ease administration and eliminate potential ambiguities.

Stockholder approval of this Proposal 2 will also constitute stockholder re-approval, for purposes of Section 162(m) of the Code, of the performance goal criteria, permitted adjustments for calculating performance goal attainment, and annual limits on the grants of performance awards, stock options, and stock appreciation rights included in the 2006 Employee Plan, described below.

General

The 2006 Employee Plan was originally adopted by our Board of Directors in March 2006 and approved by stockholders in April 2006 as a successor plan to prior stock option plans for our employees. The 2006 Employee Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock units, stock appreciation rights, and other forms of equity compensation (collectively referred to in this Proxy Statement as equity awards). The 2006 Employee Plan also provides the ability to grant performance equity awards and performance cash awards (together referred to in this Proxy Statement as performance awards), which enable our Compensation Committee to use performance criteria in establishing specific targets to be attained as a condition to the vesting of awards.

Incentive stock options granted under the 2006 Employee Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Non-statutory stock options granted under the 2006 Employee Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” below for a discussion of the tax treatment of equity awards.

Purpose

The 2006 Employee Plan helps us secure and retain the services of eligible employees and consultants, provides incentives for them to exert maximum effort toward our success, and provides them with the opportunity to benefit from increases in the value of our common stock, thereby aligning their interests with the interests of our stockholders.

Administration

The 2006 Employee Plan provides that our Board of Directors has the authority to construe and interpret the 2006 Employee Plan and to determine the persons to whom and the dates on which equity awards will be granted, the number of shares of common stock to be subject to each equity award, the dates on which each equity award will vest, the time or times during the term of each equity award within which all or a portion of the award may be exercised, the exercise, purchase, or strike price of each equity award, the type of consideration permitted to exercise or purchase each equity award, and other terms of the equity awards.

Our Board of Directors has the authority to delegate some or all of the administration of the 2006 Employee Plan to a committee or committees composed of members of our Board. In the discretion of our Board of Directors, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. The 2006 Employee Plan also permits delegation of administration of the plan to one or more executive officers with respect to grants to employees of Synopsys and its subsidiaries. Our Board of Directors has delegated administration of the 2006 Employee Plan to the Compensation Committee. Without abridging its delegation to the Compensation Committee, our Board of Directors has also delegated to each of our Co-Chief Executive Officers, as both officers and members of our Board of Directors, administration of the 2006 Employee Plan with respect to stock option awards to employees other than executive officers, subject to specified limitations and restrictions.

Eligibility

General. As of January 4, 2016, Synopsys had approximately 10,290 employees, all of whom were eligible to participate under the 2006 Employee Plan. Our non-employee directors are not eligible to receive any awards under the 2006 Employee Plan.

Incentive Stock Options. Incentive stock options may be granted under the 2006 Employee Plan only to employees (including executive officers) of Synopsys and its affiliates. The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options will be 83,597,248 shares of common stock. Stockholder approval of this Proposal 2 will constitute approval of this maximum limit for incentive stock options. No incentive stock option may be granted under the 2006 Employee Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Synopsys or its affiliates, unless the exercise price of such stock option is at least 110% of the fair market value of the stock subject to the stock option on the date of grant and the term of the stock option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2006 Employee Plan and any other equity plans of Synopsys and its affiliates) may not exceed $100,000 (any excess of such amount shall be treated as non-statutory stock options).

Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units and Other Awards. Non-statutory stock options, restricted stock, restricted stock units and all other types of equity awards and performance awards authorized under the 2006 Employee Plan may be granted to employees (including executive officers) and consultants of Synopsys and its affiliates.

Individual Limit. No person may be granted stock options or stock appreciation rights under the 2006 Employee Plan covering more than 1,000,000 shares of common stock during any calendar year. Stockholder approval of this Proposal 2 will also constitute a re-approval of the 1,000,000-share limitation for purposes of Section 162(m) of the Code. This limitation allows us to grant stock options or stock appreciation rights under the 2006 Employee Plan that may be exempt from the $1,000,000 limitation on the income tax deductibility of compensation paid to covered executive officers under Section 162(m) of the Code. The 2006 Employee Plan also includes annual limits on grants of performance awards to individuals, as described below.

Stock Subject to the 2006 Employee Plan

As of January 4, 2016, 10,496,558 shares of common stock were available for future grants under the 2006 Employee Plan. If this Proposal 2 is approved by our stockholders, an additional 3,800,000 shares will be available for future grants under the 2006 Employee Plan. Assuming the stockholders approve this Proposal 2, a total of 83,597,248 shares of our common stock will have been reserved for issuance under the 2006 Employee Plan.

The number of shares of common stock available for issuance under the 2006 Employee Plan is currently reduced by one share for each share of common stock issued pursuant to a stock option or a stock appreciation right and by 1.6 shares for each share of common stock issued on or after April 2, 2015 pursuant to restricted stock awards, restricted stock unit awards or other awards (excluding options and stock appreciation rights). If this Proposal 2 is approved, each share of common stock issued on or after March 29, 2016 pursuant to restricted stock awards, restricted stock unit awards or other awards (excluding options and stock appreciation rights) will reduce the number of shares available for issuance under the 2006 Employee Plan at an increased rate of 1.7 shares.

If a stock option or stock appreciation right award expires or otherwise terminates without being fully exercised, if shares subject to an equity award are forfeited to or repurchased by us, or if an equity award is settled in cash, the shares not issued under those awards, or the shares forfeited to or repurchased by us, become available for subsequent issuance under the 2006 Employee Plan. Such returning shares increase the number of shares available for issuance under the 2006 Employee Plan by one share if they were issued pursuant to a stock option or stock appreciation right and, if this Proposal 2 is approved, by 1.7 shares for shares returning on or after March 29, 2016 if they were issued pursuant to restricted stock awards, restricted stock unit awards or other awards (excluding options and stock appreciation rights).

If shares subject to an award granted under the 2006 Employee Plan are not delivered to a participant because:

•	an equity award is exercised through a reduction in the number of shares subject to the equity award (a “net exercise”),

•	the appreciation distribution upon exercise of a stock appreciation right is paid in shares of common stock, or

•	shares are withheld in satisfaction of applicable withholding taxes,

then those shares do not become available for subsequent issuance under the 2006 Employee Plan. If the exercise price of an award is satisfied by a participant tendering previously held shares, the tendered shares do not become available for subsequent issuance under the 2006 Employee Plan.

Terms of Stock Options

We may grant stock options under the 2006 Employee Plan pursuant to stock option agreements adopted by our Board of Directors or a duly authorized committee. The following is a description of the permissible terms of stock options under the 2006 Employee Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. In general, the exercise price of incentive stock options and non-statutory stock options may not be less than 100% of the fair market value of the stock subject to the stock option on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. However, we may assume stock options in connection with a merger or acquisition of another entity in a manner that preserves the intrinsic value of the assumed awards, consistent with Sections 409A and 424 of the Code.

As of January 4, 2016, the closing price of our common stock as reported on the NASDAQ Global Select Market was $44.92 per share.

Consideration. The stock option exercise price may, at the discretion of our Board of Directors, be paid in cash or by check, pursuant to a broker-assisted cashless exercise, by delivery of other shares of Synopsys common stock, pursuant to a net exercise arrangement, or in any other form of legal consideration acceptable to our Board of Directors.

Vesting. Stock options granted under the 2006 Employee Plan vest, or become exercisable, as determined by our Board of Directors. Vesting typically occurs during the optionholder’s continued service with Synopsys or an affiliate, whether such service is in the capacity of an employee, director or consultant (collectively referred to as service) and regardless of any change in the capacity of the optionholder, or upon achievement of quantitative or qualitative goals determined by our Board of Directors. Shares covered by different stock options may be subject to different vesting terms.

Term. Under the current 2006 Employee Plan, the maximum term of a stock option is seven years, except that in certain cases (see “Eligibility” above) the maximum term is five years.

Termination of Service. Stock options generally terminate three months after termination of a participant’s service unless:

•	the stock option agreement by its terms specifically provides otherwise,

•	termination is due to the participant’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months of termination,

•	the participant dies before the participant’s service has terminated, or the participant dies within a specified period after termination of service, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such stock option have passed, or

•	the participant is terminated for cause (as defined under the 2006 Employee Plan), in which case the stock option terminates immediately and will cease to be exercisable (whether vested or unvested).

The stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws. In no event, however, may a stock option be exercised beyond the expiration of its term.

Restrictions on Transfer. A participant generally may not transfer a stock option other than by will, by the laws of descent and distribution, or pursuant to a domestic relations order. During the lifetime of the participant, only the participant may exercise a stock option (except in instances pursuant to a domestic relations order). A participant may also designate a beneficiary who may exercise a stock option following the participant’s death.

Terms of Restricted Stock

We may grant restricted stock awards under the 2006 Employee Plan pursuant to restricted stock award agreements adopted by our Board of Directors or a duly authorized committee. Restricted stock awards are shares of our common stock that may be subject to restrictions, such as vesting requirements.

Consideration. Our Board of Directors may grant restricted stock awards in consideration for past or future services rendered to Synopsys or an affiliate, or any other form of legal consideration acceptable to our Board.

Vesting. Shares of stock acquired under a restricted stock award may, but need not, be subject to a repurchase option in favor of Synopsys or forfeiture to Synopsys in accordance with a vesting schedule as determined by our Board of Directors.

Termination of Service. Upon termination of a participant’s service, Synopsys may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award.

Terms of Restricted Stock Units

We may grant restricted stock unit awards under the 2006 Employee Plan pursuant to restricted stock unit award agreements adopted by our Board of Directors or a duly authorized committee. Restricted stock units represent the value of a fixed number of shares of Synopsys common stock on the date of grant.

Consideration. Our Board of Directors may grant restricted stock units in consideration for past or future services rendered to Synopsys or an affiliate, or any other form of legal consideration acceptable to our Board.

Vesting. Restricted stock units vest at the rate or on the terms specified in the restricted stock unit award agreement as determined by our Board of Directors.

Settlement. Restricted stock units may be settled by the delivery of shares of Synopsys common stock, cash, or any combination as determined by our Board of Directors. At the time of grant, our Board of Directors may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.

Termination of Service. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service.

Terms of Stock Appreciation Rights

We may grant stock appreciation rights under the 2006 Employee Plan pursuant to stock appreciation rights agreements adopted by our Board of Directors or a duly authorized committee. A stock appreciation right is a right to receive the excess value over the strike price of a fixed number of shares. Individual stock appreciation right agreements may be more restrictive as to any or all of the permissible terms described below. Each stock appreciation right is denominated in shares of common stock equivalents but may be settled in cash.

Term. The maximum term of stock appreciation rights is seven years.

Strike Price. The strike price of stock appreciation rights may not be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation rights on the date of grant. However, we may assume stock appreciation rights in connection with a merger or acquisition of another entity in a manner that preserves the intrinsic value of the assumed awards, consistent with Sections 409A and 424 of the Code.

Exercise. Upon exercise of a stock appreciation right, Synopsys will pay the participant an amount equal to the excess of the aggregate fair market value on the date of exercise of a number of common stock equivalents with respect to which the participant is exercising the stock appreciation right, over the strike price determined by our Board of Directors on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, or any other form of consideration determined by our Board of Directors.

Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by our Board of Directors.

Termination of Service. Stock appreciation rights generally terminate three months after termination of a participant’s service unless:

•	the stock appreciation rights agreement by its terms specifically provides otherwise,

•	termination is due to the participant’s disability, in which case the stock appreciation right may be exercised (to the extent vested at the time of the termination of service) at any time within 12 months of termination,

•	the participant dies before the participant’s service has terminated, or within a specified period after termination of service, in which case the stock appreciation right may be exercised (to the extent vested at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such stock appreciation right have passed, or

•	the participant is terminated for cause (as defined under the 2006 Employee Plan), in which case the stock appreciation right terminates immediately and will cease to be exercisable (whether vested or unvested).

The term of a stock appreciation right may be extended in the event that exercise following termination of service is prohibited by applicable securities laws. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Other Stock Awards

Our Board of Directors may grant other equity awards based in whole or in part by reference to the value of our common stock. Subject to the provisions of the 2006 Employee Plan, our Board has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other equity awards granted under the 2006 Employee Plan. These awards may not have a term in excess of seven years from the date of grant.

Terms of Performance Awards

General. Our Compensation Committee has designed the 2006 Employee Plan with the intention that it may grant performance equity awards and performance cash awards that qualify as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code.

Performance Goals. To preserve the possibility that the compensation attributable to awards may qualify as performance-based compensation that will not be subject to the $1,000,000 limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m) of the Code, the Compensation Committee has the authority to structure one or more such awards so that stock or cash will be granted, vested, issued or paid pursuant to the award only upon the achievement of certain pre-established performance goals that are based on criteria that have already been approved by our stockholders. Performance goals for awards granted under the 2006 Employee Plan may be based on any one of, or combination of, the following criteria: (a) earnings per share; (b) earnings before interest, taxes and depreciation; (c) earnings before interest, taxes, depreciation and amortization (EBITDA); (d) net earnings; (e) return on equity; (f) return on assets, investment, or capital employed; (g) operating margin; (h) gross margin; (i) operating income; (j) net income (before or after taxes); (k) net operating income; (l) net operating income after tax; (m) pre- and after-tax income; (n) pre-tax profit; (o) operating cash flow; (p) orders (including backlog) and revenue; (q) orders quality metrics; (r) increases in revenue or product revenue; (s) expenses and cost reduction goals; (t) improvement in or attainment of expense levels; (u) improvement in or attainment of working capital levels; (v) market share; (w) cash flow; (x) cash flow per share; (y) share price performance; (z) debt reduction; (aa) implementation or completion of projects or processes (to the extent consistent with Section 162(m) of the Code, if deductibility is desired); (bb) customer satisfaction; (cc) stockholders’ equity; (dd) quality measures; (ee) “Non-GAAP Net Income” (meaning net income excluding (1) the amortization of acquired intangible assets, (2) the impact of stock-based compensation expense, (3) acquisition-related costs, (4) other non-recurring significant items, such as the effect of tax or legal settlements with the Internal Revenue Service and restructuring charges, and (5) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes); and (ff) to the extent that an award is not intended to comply with Section 162(m) of the Code, any other measures of performance selected by our Board of Directors.

Performance goals may be set on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to internally generated business plans, the performance of one or more comparable companies or the performance of one or more relevant indices to the extent consistent with Section 162(m) of the Code, the Board of Directors may make adjustments in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges (including but not limited to the effect of tax or legal settlements); (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vi) to exclude any other unusual or infrequently occurring item; (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by Synopsys achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (xiii) to reflect any partial or complete corporate liquidation; (xiv) to exclude the effect of in-process research and development expenses; and (xv) to exclude the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes.

Annual Limitation. The maximum benefit to be granted to a participant in any calendar year attributable to performance equity awards may not exceed 1,000,000 shares of common stock. The maximum benefit to be granted to a participant in any calendar year attributable to performance cash awards granted pursuant to the 2006 Employee Plan may not exceed $2,000,000.

Stockholder approval of this Proposal 2 will also constitute a re-approval of the foregoing performance criteria, permitted adjustments for calculating performance goal attainment, and annual limitations on performance award grants for purposes of Section 162(m) of the Code.

Changes to Capital Structure

In the event any change is made to the outstanding shares of our common stock without receipt of consideration (whether through a stock split, reverse stock split or other changes in the capital structure), appropriate adjustments will be made to the class of securities issuable under the 2006 Employee Plan, the maximum number of securities issuable under the 2006 Employee Plan, the incentive stock option limitation, the maximum award that one person may be granted in a calendar year under the 2006 Employee Plan, and the number, class and price per share under outstanding equity awards under the 2006 Employee Plan.

Corporate Transactions; Changes in Control

Unless otherwise provided in a written agreement between Synopsys or an affiliate and a participant, or unless otherwise expressly provided by our Board of Directors at the time of grant of an equity award, in the event of significant corporate transactions, outstanding equity awards under the 2006 Employee Plan may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such equity awards, then:

•	with respect to any such equity awards that are held by individuals then performing services for Synopsys or its affiliates, the vesting and exercisability provisions of such equity awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction and any reacquisition or repurchase rights will lapse (contingent upon the effectiveness of the corporate transaction),

•	all other outstanding equity awards will be terminated if not exercised (if applicable) prior to the effective date of the corporate transaction, except that certain equity awards, such as restricted stock awards, may have their reacquisition or repurchase rights assigned to the surviving or acquiring entity (or its parent company) in the corporate transaction, and

•	no vested restricted stock unit award will terminate without being settled by delivery of shares of common stock, their cash equivalent or in any other form of consideration, as determined by the Board of Directors, prior to the effectiveness of the corporate transaction.

A significant corporate transaction will be deemed to occur in the event of:

•	a sale of all or substantially all of the consolidated assets of Synopsys and its subsidiaries,

•	a sale of at least 90% of the outstanding securities of Synopsys,

•	a merger, consolidation or similar transaction in which Synopsys is not the surviving corporation, or

•	a merger, consolidation or similar transaction in which Synopsys is the surviving corporation, but shares of Synopsys outstanding common stock are converted into other property by virtue of the corporate transaction.

The 2006 Employee Plan provides, at the discretion of our Board of Directors, that the holder of an outstanding equity award that would otherwise terminate if not exercised prior to the corporate transaction may surrender such equity award in exchange for a payment equal to the excess of the value of the property that the holder would have received upon exercise of the equity award immediately prior to the corporate transaction, over the exercise price otherwise payable in connection with the equity award.

The acceleration of an equity award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Synopsys.

Duration, Termination and Amendment

Our Board of Directors may suspend or terminate the 2006 Employee Plan without stockholder approval or ratification at any time. The 2006 Employee Plan will expire on April 1, 2026, unless terminated sooner by our Board. Our Board may amend or modify the 2006 Employee Plan at any time, subject to any required stockholder approval. To the extent required by applicable law or regulation, stockholder approval will be required for any amendment that:

•	materially increases the number of shares available for issuance under the 2006 Employee Plan,

•	materially expands the class of individuals eligible to receive awards under the 2006 Employee Plan,

•	materially increases the benefits accruing to the participants under the 2006 Employee Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2006 Employee Plan,

•	materially extends the term of the 2006 Employee Plan, or

•	expands the types of awards available for issuance under the 2006 Employee Plan.

Our Board of Directors also may submit to stockholders any other amendment to the 2006 Employee Plan, including amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

U.S. Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and Synopsys with respect to participation in the 2006 Employee Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options. Incentive stock options granted under the 2006 Employee Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal ordinary income tax consequences to the participant or Synopsys by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

The excess, if any, of the fair market value of the incentive stock option shares on the date of exercise over the exercise price is an adjustment to income for purposes of the alternative minimum tax. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and items of adjustment and reducing this amount by the applicable exemption amount.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised for those shares, any gain or loss on a disposition of those shares (referred to in this Proxy Statement as a qualifying disposition) will be a long-term capital gain or loss. Upon such a qualifying disposition, Synopsys will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of those holding periods (referred to in this Proxy Statement as a disqualifying disposition), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year after exercise.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally Synopsys will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Non-Statutory Stock Options. No taxable income is recognized by a participant upon the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, Synopsys will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant. Synopsys will be required to satisfy certain tax withholding requirements applicable to such income.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year after exercise.

Restricted Stock Awards. Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. Synopsys will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a restricted stock award are unvested and subject to repurchase by Synopsys in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when Synopsys’ repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date the repurchase right lapses, over (b) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (a) the fair market value of the shares on the date of issuance, over (b) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses. The participant and Synopsys will be required to satisfy certain tax withholding requirements applicable to such income. Synopsys will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Unit Awards. No taxable income is recognized upon receipt of a restricted stock unit award. The participant will generally recognize ordinary income in the year in which the shares subject to that unit are actually vested and issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and Synopsys will be required to satisfy certain tax withholding requirements applicable to such income. Synopsys will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, Synopsys is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, Synopsys will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to an income tax deduction in the year in which such ordinary income is recognized by the participant.

Potential Limitation on Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Synopsys, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation”, are disregarded for purposes of the deduction limitation.

Proposal 3 – Approval of an Amendment to Our Employee Stock Purchase Plan

We are asking our stockholders to approve an amendment of our Employee Stock Purchase Plan (referred to in this Proposal 3 as the Purchase Plan) primarily to increase the number of shares available for issuance under the Purchase Plan by 5,000,000, representing approximately 3.3% of our shares of common stock outstanding as of January 4, 2016. We adopted the Purchase Plan so we could offer employees of Synopsys and eligible affiliates the opportunity to purchase Synopsys common stock at a discounted price as an incentive for continued employment and to help align their interests with those of our stockholders. We are proposing an increase in the number of shares available for issuance under the Purchase Plan to help us to continue providing this benefit to new and current employees.

Our Board of Directors approved this amendment in December 2015, subject to stockholder approval. If approved by our stockholders, the amendment to our Purchase Plan will become effective upon stockholder approval.

Approval of the amendment to our Purchase Plan requires the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, and voting on this Proposal 3, to vote “For” this Proposal 3. Abstentions will not be counted as either votes cast “For” or “Against” this Proposal 3.

Our Board of Directors Recommends that You Vote FOR the Approval of an Amendment to Our Employee Stock Purchase Plan

Purpose and Background

The Purchase Plan is designed to provide our eligible employees and those of our designated subsidiaries and affiliates with the opportunity to purchase shares of our common stock on periodic purchase dates through accumulated payroll deductions. The Purchase Plan is designed to allow U.S.-based employees to make such purchases in a manner that receives favorable tax treatment under Section 423 of the Code (referred to in this Proxy Statement as Section 423). Our Board of Directors, or its delegate, may approve offerings under the Purchase Plan that are not intended to qualify for such favorable tax treatment under Section 423, including, without limitation, offerings in which eligible employees who are not subject to U.S. tax laws may participate.

Our management believes that maintaining a competitive employee stock purchase plan is an important element in recruiting, motivating and retaining our employees. The Purchase Plan is designed to more closely align the interests of our employees with those of our stockholders by encouraging employees to invest in our common stock, and to help our employees share in our success through the appreciation in value of such purchased stock. The Purchase Plan together with our equity plans are important employee retention and recruitment vehicles. As of the close of enrollment for our most recent semi-annual purchase period under the Purchase Plan, August 31, 2015, there were 6,261 employees participating in the Purchase Plan, representing approximately 76.8% of our employees who are eligible to participate in the Purchase Plan.

As of January 4, 2016, an aggregate of 5,266,768 shares of common stock remained available for future issuance under the Purchase Plan. Our Board of Directors has, subject to stockholder approval of this Proposal 3, increased the aggregate number of shares of our common stock issuable under the Purchase Plan by 5,000,000 shares. The number of employees eligible to participate in the Purchase Plan has increased by approximately 1,900 people since the last time our stockholders approved an increase in the number of shares issuable under the plan. Our Board of Directors believes the proposed share increase is in the best interests of Synopsys and its stockholders and will help us continue to provide our employees with the opportunity to acquire an ownership interest in Synopsys through their participation in the Purchase Plan.

Description of the Employee Stock Purchase Plan, as Amended

The material terms and provisions of the Purchase Plan, as amended, are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. The following summary of the Purchase Plan is qualified in its entirety by reference to the complete text of the Purchase Plan, a copy of which is included as an appendix to this Proxy Statement. Any stockholder that wishes to obtain a paper copy of the plan document may do so by written request to: Corporate Secretary, Synopsys, Inc., 690 East Middlefield Road, Mountain View, California 94043.

As further described in this Proposal 3, the Purchase Plan has been amended to provide for:

•	an increase in the Purchase Plan’s share reserve, and

•	certain clarifying amendments to eliminate potential ambiguities.

Administration

Our Board of Directors, or its delegate, has the power, subject to the terms of the Purchase Plan, to set the provisions of each offering of purchase rights, and to determine whether employees of any of our subsidiary companies or other affiliates will be eligible to participate in an offering. Our Board of Directors may delegate such authority in accordance with applicable law. References in this Proposal 3 to our Board of Directors refer to the Board or its delegate, as applicable. The Compensation Committee of our Board of Directors has been delegated authority to approve the terms of offerings under the Purchase Plan and to otherwise administer the Purchase Plan. As plan administrator, the Compensation Committee has full authority to adopt rules and procedures for the Purchase Plan and to interpret its provisions. The day-to-day administrative functions of the Purchase Plan have been delegated to our Shareholder Services Department.

Share Reserve

The total number of shares of common stock currently reserved for issuance over the term of the Purchase Plan is 40,700,000. As of January 4, 2016, an aggregate of 35,433,232 shares of common stock have been issued to employees under the Purchase Plan, and 5,266,768 shares of common stock remained available for future issuance. Assuming that this Proposal 3 is approved by the stockholders, the total number of shares of common stock reserved for issuance under the Purchase Plan will be increased to 45,700,000 shares. The shares of common stock issuable under the Purchase Plan may be made available from authorized but unissued shares of common stock or from shares of common stock we reacquire, including shares of common stock repurchased on the open market. If any right to purchase shares of common stock terminates for any reason without having been exercised, the shares of common stock not purchased under such right will again become available for issuance under the Purchase Plan.

In the event any change is made to our outstanding common stock (whether by reason of any stock dividend, stock split, combination of shares, or other change affecting the outstanding common stock as a class without our receipt of consideration), our Board of Directors will make appropriate adjustments to (1) the maximum number and class of securities issuable under the Purchase Plan, (2) the maximum share purchase limitations in effect under any offering, and (3) the number and class of securities and the purchase price per share in effect under each outstanding purchase right. Such adjustments are intended to preclude any dilution or enlargement of rights and benefits under the Purchase Plan.

Eligibility

Only our employees and employees of our designated affiliates are eligible to participate in the Purchase Plan. Our Board of Directors will determine the particular eligibility requirements for participation in an offering. For offerings that are intended to qualify under Section 423, our Board of Directors is not permitted to exclude employees who generally work more than twenty (20) hours per week or more than five (5) months per calendar year. For offerings that are not intended to qualify under Section 423, our Board of Directors has the ability to determine that it is necessary or desirable to exclude certain employees by location from participation in our international offerings in order to reflect or comply with local laws or conditions. As of the close of enrollment for our most recent semi-annual purchase period under the Purchase Plan, August 31, 2015, Synopsys had 8,158 employees who were eligible to participate in the Purchase Plan.

Offerings

Shares of common stock are offered under the Purchase Plan through a series of offerings with a duration determined by our Board of Directors, provided that in no event may an offering have a duration that exceeds 27 months. Each offering consists of one or more purchase periods, with purchase dates determined by our Board of Directors prior to the commencement of that offering. Consistent with historical practice, our current offerings consist of a series of overlapping offering periods, each with a duration of twenty-four (24) months. Offerings begin on the first business day of March and on the first business day of September each year. Accordingly, two separate offerings begin in each calendar year.

Our Board of Directors may provide that if the fair market value per share of our common stock on the first day of a subsequent purchase period within a particular offering is less than or equal to the fair market value per share of our common stock on the start date of that offering, then the offering will terminate immediately and the participants will automatically be enrolled in a new offering that begins on the first day of such purchase period.

When an eligible employee elects to participate in an offering, he or she is electing to exercise a purchase right to acquire shares of common stock on each purchase date within the offering. On the purchase date, all payroll deductions and any other permitted contributions collected from the participant are automatically applied to the purchase of common stock, subject to certain limitations. Consistent with historical practice, current purchase periods are semi-annual and run from the first business day in March to the last business day in August each year and from the first business day in September each year to the last business day in February in the immediately succeeding year. Accordingly, shares of common stock are purchased on the last business day in February and August each year with the payroll deductions collected from the participants for the purchase period ending with each such semi-annual purchase date.

Purchase Price

The purchase price of the shares of common stock purchased on behalf of each participant on each purchase date is 85% of the lower of (1) the fair market value per share on the start date of the offering in which the participant is enrolled or (2) the fair market value per share on the applicable purchase date of such offering. The fair market value per share on any particular date under the Purchase Plan is generally the closing price per share on such date reported on the NASDAQ Global Select Market. As of January 4, 2016, the fair market value determined on such basis was $44.92 per share.

Payroll Deductions and Stock Purchases

Each participant authorizes periodic payroll deductions of a percentage of his or her earnings, as defined in the offering, to be applied to the acquisition of shares of common stock on the purchase dates. Accordingly, on each purchase date, the accumulated payroll deductions of each participant are automatically applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date. The maximum percentage of earnings that the participant may have deducted and contributed toward the purchase of shares during an offering will be established by our Board of Directors and set forth in the offering document, but in no event may it exceed 15% of the participant’s earnings attributable to payroll periods applicable to the offering as established by our Board of Directors. Consistent with historical practice, the current offerings authorize a maximum contribution of up to the lesser of (a) 10% of a participant’s earnings or (b) $7,500 per purchase period.

Other Limitations

The Purchase Plan imposes certain limitations upon a participant’s rights to acquire shares of common stock for offerings that are intended to qualify under Section 423, including the following:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of shares of common stock (valued at the time each purchase right is granted) for each calendar year in which those purchase rights are outstanding.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the stock of us or any of our affiliates.

Consistent with our historical practice, the current offerings also impose the following limitations:

•	The maximum number of shares that may be purchased by any participant on any purchase date is 4,000 shares.

•	The maximum payroll deduction that may be applied toward the purchase of shares on any purchase date is USD $7,500 per participant.

•	The maximum number of shares of common stock purchasable in total by all participants on any one purchase date is 2,000,000.

Termination of Employment

Generally, purchase rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of employment for any reason, including death, and we will refund all accumulated payroll deductions to the terminated employee or his or her beneficiary, as applicable, without interest (unless otherwise required by applicable law).

Stockholder Rights

No participant has any stockholder rights with respect to the shares of common stock covered by a purchase right under the Purchase Plan until the shares of common stock are actually purchased on the participant’s behalf. Other than stock splits and other recapitalizations described above, no adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

Purchase rights are not assignable or transferable by a participant other than by will or by the laws of descent and distribution following the participant’s death, and during the participant’s lifetime, the purchase rights may be exercised only by the participant.

Change in Ownership

In the event a change in ownership of Synopsys occurs, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such change in ownership. The purchase price in effect for each participant will be equal to 85% of the lower of (1) the fair market value per share on the start date of the offering in which the participant is enrolled at the time the change in ownership occurs or (2) the fair market value per share immediately prior to the effective date of such change in ownership.

A change in ownership will be deemed to occur in the event of (1) a sale, merger or other reorganization in which Synopsys is not the surviving corporation or (2) a reverse merger in which we are the surviving corporation, but in which more than 50% of our outstanding voting stock is transferred to holders different from those who held our stock immediately prior to such transaction.

Share Proration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed either (1) the maximum number of shares of common stock purchasable in total by all participants on any one purchase date as in effect under an offering or offerings, or (2) the number of shares of common stock then available for issuance under the Purchase Plan, then our Board of Directors will make a pro rata allocation of the available shares of common stock in as nearly a uniform manner as practicable and equitable. In such an event, the plan administrator will refund the accumulated payroll deductions of each participant, to the extent in excess of the purchase price payable for the shares of common stock prorated to such individual.

Amendment and Termination

Our Board of Directors may amend, alter, suspend, discontinue, or terminate the Purchase Plan at any time, including amendments to outstanding purchase rights. However, our Board of Directors must seek stockholder approval of any plan amendment to the extent necessary to satisfy applicable laws or listing requirements. For example, under currently applicable laws and listing requirements our Board of Directors may not, without stockholder approval, amend our Purchase Plan to (1) increase the number of shares of common stock issuable under the Purchase Plan, (2) alter the purchase price formula so as to reduce the purchase price, or (3) materially increase the benefits accruing to participants or materially modify the requirements for eligibility to participate in the Purchase Plan.

Plan Benefits

Participation in the Purchase Plan is voluntary and each eligible employee makes his or her own decision whether and to what extent to participate in the Purchase Plan. In addition, our Board of Directors has not approved any grants of purchase rights that are conditioned on stockholder approval of the amendment to our Purchase Plan. Accordingly, we cannot currently determine the benefits or number of shares that will be received in the future by individual employees or groups of employees under the Purchase Plan. Our non-employee directors are not eligible to participate in the Purchase Plan.

The table below shows, as to the listed individuals and specified groups, the number of shares of common stock purchased under the Purchase Plan during fiscal 2015.

Name	Number of Shares of Common Stock Purchased(1)
Aart J. de Geus	496
Co-Chief Executive Officer and Chairman of the Board of Directors
Chi-Foon Chan	496
Co-Chief Executive Officer and President
Trac Pham	496
Chief Financial Officer
Brian M. Beattie	496
Executive Vice President, Business Operations and Chief Administrative Officer
Joseph W. Logan	—
Executive Vice President, Worldwide Sales and Corporate Marketing
John F. Runkel, Jr.	432
General Counsel and Corporate Secretary
All executive officers as a group (6 persons)	2,416
All directors who are not executive officers as a group (8 persons)(2)	—
All employees, excluding executive officers, as a group (10,278 persons as of Oct. 31, 2015)	1,709,800

(1)	The aggregate numbers of shares of common stock purchased under the Purchase Plan, since its adoption through January 4, 2016, by Dr. de Geus, Dr. Chan, Mr. Pham, Mr. Beattie, Mr. Logan, Mr. Runkel, all executive officers as a group, all directors who are not executive officers as a group, and all employees (excluding executive officers) as a group were 28,432; 28,432; 6,296; 7,502; none; 432; 71,094; none; and 35,362,138.

(2)	Non-employee directors are not eligible to participate in the Purchase Plan.

U.S. Federal Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to us and our employees with respect to participation in the component of the Purchase Plan intended to qualify as an “employee stock purchase plan” within the meaning of Section 423. This summary is not intended to be exhaustive and does not discuss the income tax laws of any foreign jurisdictions where a participant may reside or the taxation consequences with respect to participation in any component of the Purchase Plan not intended to meet the requirements of Section 423.

General. The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423, so that purchase rights exercised under the Purchase Plan may qualify as qualified purchases under Section 423. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of common stock acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares of common stock.

Disqualifying Disposition. If the participant sells or otherwise disposes of the purchased shares of common stock within two years after the start date of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income equal to the amount by which the fair market value of the shares of common stock on the purchase date exceeded the purchase price paid for those shares, and Synopsys will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain or loss to the extent the amount realized upon the sale or disposition of the shares of common stock differs from the sum of the aggregate purchase price paid for those shares of common stock and the ordinary income recognized upon their disposition.

Qualifying Disposition. If the participant sells or disposes of the purchased shares of common stock more than two years after the start date of the offering period in which the shares of common stock were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the shares of common stock on the sale or disposition date exceeded the purchase price paid for those shares of common stock or (2) fifteen percent (15%) of the fair market value of the shares of common stock on the start date of that offering period. Any additional gain or loss upon the disposition will be taxed as a long-term capital gain or loss. We will not be entitled to an income tax deduction with respect to such disposition.

Proposal 4 – Advisory Vote to Approve Executive Compensation

We are requesting our stockholders to provide advisory approval of the compensation of our named executive officers as disclosed in the sections titled “Compensation Discussion and Analysis” and “Executive Compensation Tables” below. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.

Our Board of Directors Recommends that You Vote FOR the Compensation of Our Named Executive Officers As Disclosed in this Proxy Statement

Background

At last year’s annual meeting, we provided our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statement for the 2015 Annual Meeting of Stockholders. At our 2015 Annual Meeting, our stockholders overwhelmingly approved the proposal, with approximately 96% of voted shares in favor of the proposal.

We hold a stockholder say-on-pay vote annually, as elected by our Board of Directors and consistent with a past advisory vote by our stockholders. Accordingly, this year we are again asking our stockholders to vote “For” the compensation of our named executive officers as disclosed in this Proxy Statement.

Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity and the value provided, while also promoting long-term retention, motivation and alignment with the long-term interests of Synopsys’ stockholders. Synopsys has maintained profitability and increased revenue in each of the last ten fiscal years, and we believe the compensation program for our named executive officers has been important in helping Synopsys achieve this consistent long-term financial performance.

We encourage you to carefully review the “Compensation Discussion and Analysis” section below for additional details on Synopsys’ executive compensation, including Synopsys’ compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers in fiscal 2015.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, “For” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Synopsys, Inc.’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this Proxy Statement, is hereby approved.”

This advisory resolution will be approved if the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, and voting on this Proposal 4, vote “For” this Proposal 4. Abstentions will not be counted as either votes cast “For” or “Against” this Proposal 4.

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in making future compensation decisions for named executive officers.

Compensation Discussion and Analysis

This section explains how we compensate our named executive officers (NEOs).

Fiscal 2015 NEOs

Aart J. de Geus	Co-Chief Executive Officer and Chairman of the Board of Directors
Chi-Foon Chan	Co-Chief Executive Officer and President
Trac Pham	Chief Financial Officer
Brian M. Beattie	Executive Vice President, Business Operations and Chief Administrative Officer
Joseph W. Logan	Executive Vice President, Worldwide Sales and Corporate Marketing
John F. Runkel, Jr.	General Counsel and Corporate Secretary

Mr. Beattie was our Chief Financial Officer at the beginning of fiscal 2015 and was promoted to his current role on December 5, 2014. Mr.  Pham was promoted from Vice President, Corporate Finance, to Chief Financial Officer on the same date.

Overview

We achieved strong financial results in fiscal 2015 while making good progress on the adoption of our new generation of chip design and verification software tools, expanding our intellectual property (IP) portfolio for the Internet of Things and advanced design nodes, and investing in, and growing, our software quality and security products. Our highlights included the following:

•	We increased our total revenue by 9% over fiscal 2014.

•	We generated approximately $495 million in operating cash flow and increased our share repurchases to $280 million in fiscal 2015.

•	We completed several acquisitions during the year, bolstering our electronic design automation (EDA) and software quality and security offerings.

•	Our operating income increased by 7% over the prior year, and as a result of a higher provision for income taxes primarily due to the integration of acquired technologies during fiscal 2015 and higher tax settlements in fiscal 2014, our net income declined.

•	We entered fiscal 2016 with a backlog of approximately $3.6 billion, which represents committed orders that we expect to recognize as revenue over the next three years.

As a result of our strong financial performance, we achieved, on average, the performance goals we had set for the year. Our executive cash incentive plan funded at a higher level than in fiscal 2014 as a result, and due to increased cash incentive payments and, in certain cases, larger equity grants, total direct compensation for our NEOs rose over last year.

In designing our executive compensation program, our goal is a competitive and internally equitable program that reflects company performance, job complexity, and the value provided, while also promoting long-term retention and motivation. In each of the last ten fiscal years, we have increased our revenue while remaining profitable. We believe our executive compensation policies have been important in helping us achieve this consistent long-term financial performance. To remain successful, we must continue to cultivate executive talent to lead our business and engage our global workforce.

We are led by Dr. de Geus, an EDA pioneer who co-founded Synopsys more than 29 years ago, and Dr. Chan, who has been with Synopsys for more than 25 years and has launched numerous key aspects of our business, including our intellectual property business and our expansion in Asia.

We believe we continue to benefit from our Co-CEO structure. This structure enables both Dr. de Geus and Dr. Chan to speak with the authority of a CEO as they guide our product innovations across many fields and support our relationships with major customers. Both Dr. de Geus and Dr. Chan have deep knowledge of our products, customers, and industry while providing different strengths. Dr. Chan contributes expertise in the day-to-day operations of our business, while Dr. de Geus leads us in developing and communicating our long-term vision. We rely on the expertise of Dr. de Geus, Dr. Chan and all our NEOs to help us continue to build stockholder value.

Fiscal 2015 Compensation

The cornerstone of our compensation philosophy is pay for performance. We closely align the compensation paid to our NEOs with achievement of both near- and long-term financial goals. In fiscal 2015, we structured our compensation mix such that approximately 88% of the target compensation of Dr. de Geus and Dr. Chan, our Co-CEOs, was performance-based and approximately 79% of the target compensation of our other NEOs, as a group, was performance-based.

Our NEOs receive a salary, equity awards, and potentially earn a cash incentive payment under our Executive Incentive Plan (EIP), each determined by the Compensation Committee of our Board of Directors. The equity awards consist of stock options and performance-based restricted stock units (PRSUs). The performance goals for our EIP and PRSUs support our primary financial objectives of (i) achieving profitable revenue growth and (ii) creating a stable and predictable future revenue stream. Our EIP requires a minimum average achievement of 90% of our goals before any payment can be earned, a threshold we believe is above that of our peer companies.

We performed well against our fiscal 2015 goals:

•	Our average achievement of our EIP revenue, operating margin, and fiscal 2016 revenue backlog goals was 101.0%, yielding an initial payout factor of 104.2% under our EIP.

•	In addition to exceeding 100% of these goals on average, we further achieved 112.5% of our EIP fiscal 2017 revenue backlog goal. As a result, our EIP applied multipliers that increased plan funding to 171.9% of target levels.

•	We achieved 105.9% of the net income goal for our PRSUs, and accordingly, all PRSUs were earned and eligible to vest. Our NEOs do not receive additional shares for any overachievement of our PRSU goal.

Our EIP funded at a higher level than in fiscal 2014 as a result of our strong performance, and due to increased cash incentive payments and, in certain cases, larger equity grants, total direct compensation for our NEOs rose over last year:

NEO	Change in Total Compensation over Fiscal 2014(1)	Commentary
Aart J. de Geus	9.5%	Our Co-CEOs’ actual earned compensation rose primarily due to increased cash incentive payments under our EIP, reflecting our improved performance against our plan goals in fiscal 2015. Nonetheless, our Co-CEOs’ cash incentive targets have remained at the same level for seven of the last eight years.
Chi-Foon Chan	9.5%	Dr. Chan receives the same compensation as Dr. de Geus and, as with Dr. de Geus, his actual earned compensation increased mainly due to a higher EIP payment.
Trac Pham	—	Mr. Pham was appointed our Chief Financial Officer on December 5, 2014. The Compensation Committee set his compensation primarily based on his level of experience, our historical compensation for the role, and peer group compensation levels for his role.
Brian M. Beattie	18.0%	To reflect Mr. Beattie’s promotion to Executive Vice President and Chief Administrative Officer, the Compensation Committee increased his salary by 10%, balanced by a slight reduction in his target cash incentive level. Mr. Beattie also received a promotional stock option grant that principally accounted for the increase in his total compensation over fiscal 2014.
Joseph W. Logan	16.0%	The Compensation Committee increased the target dollar value of Mr. Logan’s annual equity grant to reflect his expanding role in guiding our performance, which has included taking on leadership of our corporate marketing organization. This increase, and a higher EIP payment, primarily accounted for the increase in his total compensation over fiscal 2014.
John F. Runkel, Jr.	22.0%	As fiscal 2015 was Mr. Runkel’s first full year with the company, his salary and cash incentive payment were higher than last year’s prorated amounts. The value of Mr. Runkel’s equity grants was lower, however, as he received new-hire grants in fiscal 2014 that were larger than our typical annual equity grants, consistent with our historical approach for new hires.

(1)	Based on total compensation for fiscal 2015 and 2014 reported in the Summary Compensation Table in the “Executive Compensation Tables” section below.

Stockholders’ Say-on-Pay in 2015

In 2015, we held our fifth annual advisory stockholder vote on our executive compensation. Last year’s proxy statement detailed our fiscal 2014 executive compensation as well as important compensation decisions for fiscal 2015, including fiscal 2015 NEO salaries, equity grants, and the metrics that would be used in determining achievement of performance-based compensation.

Approximately 96% of voted shares approved our executive compensation as disclosed in last year’s proxy statement. The Compensation Committee believed the vote demonstrated strong support for its decision to maintain a similar compensation philosophy and structure for fiscal 2015.

Important Executive Compensation Policies and Governance Practices

Pay for Performance Commitment	• Fixed compensation for fiscal 2015 was only 12% of target total direct compensation for our Co-CEOs and 21% for our other NEOs as a group.
Balanced Mix of Performance Goals

•  Our Executive Incentive Plan encourages our NEOs to achieve current fiscal year revenue and operating margin goals as well as revenue backlog goals for future years, which promote a predictable long-term revenue stream and help minimize incentives for risky short-term business practices.

•  Our PRSUs require our NEOs to achieve a non-GAAP net income target for the current fiscal year to earn the full award, and encourage retention and long-term accountability through time-based vesting over the following three years.

Peer Group Data

•  In setting fiscal 2015 total direct compensation for our NEOs, the Compensation Committee reviewed peer data, particularly the 50th to 75th percentiles of our peer group. Fiscal 2015 target direct compensation for each of our Co-CEOs was below the 25th percentile of our peers, however, reflecting our Co-CEOs’ emphasis on internal pay equity and our Compensation Committee’s sensitivity to budgetary concerns raised by a Co-CEO leadership structure.

•  While the Compensation Committee views peer data as a useful guide to assess competitiveness, it is just one of several factors in Committee decisions, which also take into account an NEO’s level of experience, contributions, wealth accumulation, and our compensation budget, among other factors.

Stock Ownership and Other NEO Requirements

•  Synopsys adopted Stock Ownership Guidelines in 2003, and all of our NEOs are in compliance with them as of January 4, 2016. At the end of fiscal 2015, Dr. de Geus held 667,524 shares of our common stock, valued (as of the end of fiscal 2015) at over 60 times his salary. Dr. Chan held 190,090 shares, valued (as of the end of fiscal 2015) at over 17 times his salary.

•  Our NEOs are prohibited from engaging in hedging transactions in Synopsys stock, holding Synopsys stock in a margin account, or pledging Synopsys stock as collateral for a loan.

Reasonable Change of Control Provisions

•  Our NEO change of control agreements are “double trigger”—NEOs do not receive a payment simply due to a change of control and do not receive a payment if they continue to be employed in a similar role after the change of control.

•  The “double trigger” change of control salary continuation and cash incentive award payments potentially owed to our NEOs do not exceed two times their annual target cash compensation.

•  Our agreements do not provide for “golden parachute” excise tax gross ups. Instead, our agreements provide for the clawing back of compensation should excise taxes be triggered in certain situations.

Risk Mitigation

•   The performance goals for our cash and equity incentive awards use a variety of performance metrics and focus on both near-term and long-term goals.

•   Our cash and equity incentive awards contain a range of performance levels and payouts to discourage risky actions to meet an all-or-nothing performance goal.

•   Our cash incentive awards and PRSUs are capped, and the Compensation Committee retains negative discretion to reduce our NEOs’ cash incentive payments.

•   Since December 2008, we have maintained a clawback policy for the recovery of performance-based compensation (both cash and equity) in the event of a substantial financial restatement.

•   The Compensation Risk Assessment below describes our Compensation Committee’s assessment that our company-wide compensation policies and practices are reasonable and encourage appropriate behaviors without creating risks that are reasonably likely to have a material adverse effect on us.

Compensation Governance

•   Our Compensation Committee is composed solely of independent directors.

•   The Compensation Committee directly retains a compensation consultant the Committee has determined to be independent, using the factors set out in applicable SEC and NASDAQ rules.

•   The Compensation Committee regularly meets in executive sessions without management present.

•   Our Board of Directors elected to hold an annual advisory say-on-pay vote, and our Compensation Committee considers the outcome of the vote in making compensation decisions.

•   Our 2006 Employee Equity Incentive Plan forbids the repricing of equity awards without stockholder approval and contains a number of other features designed to protect stockholder interests, as described in Proposal 2 above.

•   We aggressively manage our equity burn rate, limiting gross share usage to 2.4% in fiscal 2015.

•   Our Compensation Committee reviews tally sheets of executive compensation, which provide a holistic view of NEO compensation.

•   We do not provide a matching contribution or preferential interest rates in our deferred compensation plans.

•   We generally do not provide perquisites to our NEOs.

Fiscal 2015 NEO Compensation Details

Our three core elements of NEO direct compensation are salary, a cash incentive payment opportunity and equity awards. Our NEOs are also compensated indirectly through our employee benefit plans.

The large majority of each NEO’s target total direct compensation is “performance-based”—that is, contingent upon the overall performance of our business or our stock price. The Compensation Committee uses a balanced mix of performance goal metrics with varying near- and long-term impact in our performance-based compensation.

Salary

Salaries compensate our NEOs for expected levels of day-to-day performance. Our Compensation Committee believes that salaries should be determined by each individual’s role and responsibilities, our financial projections, peer data, our budget for the coming year, and historical salary levels.

All NEO salaries other than Mr. Beattie’s remained the same in fiscal 2015. The Compensation Committee increased Mr. Beattie’s salary by 10% to reflect his promotion to Executive Vice President and Chief Administrative Officer and the added responsibilities of his new office, which include oversight of our human resources, facilities, and corporate business development and strategy functions. In determining the salary for Mr. Pham, our new Chief Financial Officer, the Compensation Committee primarily considered his level of experience in relation to our historical compensation levels for the role.

Changes in Co-CEO Salaries

Other than an increase in fiscal 2013 to reflect Dr. Chan’s promotion from Chief Operating Officer to Co-CEO, neither of our Co-CEOs has received a salary increase for the past eight years.

Cash Incentive Payment

We use annual cash incentive compensation to align NEO performance with near-term financial objectives and future revenue goals, which reward contributions that have a multi-year impact. These cash incentive payments can be paid to NEOs only if we achieve a significant level of our financial performance goals, which advance our long-term strategic plans and, ultimately, stockholder value. Our Compensation Committee grants cash incentive compensation opportunities under our 2006 Employee Equity Incentive Plan, as amended, which was most recently approved by our stockholders in April 2015. The Compensation Committee calculates whether cash incentive opportunities have been earned according to our Executive Incentive Plan—162(m) (EIP), which was approved by the Committee in January 2010. While our intention is that these cash incentive payments are exempt under Section 162(m) of the Code, we cannot guarantee deductibility and reserve the discretion to pay non-deductible amounts.

Executive Incentive Plan. Under the EIP, our Compensation Committee approves cash incentive targets for the fiscal year, our annual objective performance goals, and a payout matrix that determines how much of the target may be paid at each level of achievement of our performance goals. After the end of the fiscal year, the Compensation Committee applies an objective payment formula provided by the EIP to calculate the amount of potential cash incentive payments, but it retains discretion to reduce those payments below the amounts produced by the formula.

Cash Incentive Target. A cash incentive target is the amount of cash incentive compensation that an NEO could earn if we achieve our performance goals. Targets are expressed as a percentage of an NEO’s salary. In reviewing targets, our Compensation Committee takes into consideration each individual’s role and responsibilities, our financial projections, the budget for the coming year, peer data, and historical compensation levels.

For fiscal 2015, the Compensation Committee adjusted cash incentive targets for Mr. Beattie and Mr. Logan but kept target levels the same for our other NEOs. To reflect Mr. Beattie’s promotion, the Compensation Committee increased his salary, as described above. At the same time, the Compensation Committee reduced his cash incentive target, which is expressed as a percentage of salary, in order to minimize the total increase, in dollar terms, compared to fiscal 2014. In all, Mr. Beattie’s total target cash compensation increased by 5% for fiscal 2015.

The Compensation Committee increased Mr. Logan’s cash incentive target from 145% to 150% to recognize his important role in attaining our performance goals. Mr. Pham’s cash incentive target was set at 80%, based primarily on his level of experience in relation to our historical compensation levels for the role.

Changes in Co-CEO Cash Incentive Target Percentages

Other than adjustments in fiscal 2013 to make target levels for both Co-CEOs equal, reflecting Dr. Chan’s promotion to Co-CEO, neither Co-CEO has received an increase in his cash incentive target for the past eight years.

Performance Goals. The EIP requires our Compensation Committee to set annual performance goals based on revenue, operating margin, and revenue backlog. We must reach a high level of achievement of these equally-weighted goals, which the EIP refers to as Corporate Financial Goals, before any cash incentive payment may be earned. In addition, under the EIP, the Compensation Committee sets a further revenue backlog goal called a Revenue Predictability Goal that, if fully achieved, can increase NEO cash incentive payments through a multiplier.

The EIP uses current fiscal year revenue and non-GAAP operating margin to focus our NEOs on revenue growth and cost control for the current fiscal year. The EIP goals based on two subsequent years of revenue backlog encourage our NEOs to address future revenue and revenue predictability, rewarding contributions that have a multi-year impact. We believe the exclusive use of corporate performance metrics, rather than a mix of corporate and individual metrics, fosters teamwork among our NEOs and reflects the importance of company-wide performance to stockholder value. Our Compensation Committee believes the consistent application of these measures, which have been used for eight straight fiscal years, allows our NEOs to focus on sustained performance rather than short-term accomplishments and has contributed to our consistent revenue growth and profitability.

The Compensation Committee sets goals based on the operating plan approved by our Board of Directors. For fiscal 2015, the Compensation Committee selected goals it believed to be challenging yet attainable in the absence of significant deterioration in macroeconomic or broader industry conditions.

Fiscal 2015 Corporate Financial Goals, Revenue Predictability Goal, and Goal Achievement

Corporate Financial Goals	Fiscal 2015 Target	Fiscal 2015 % Achieved
Fiscal 2015 revenue	$2.210 billion	101.5%
Fiscal 2015 non-GAAP operating margin(1)	24.3%	96.3%
Fiscal 2016 revenue backlog(2)	$1.765 billion	105.4%
Average Achievement		101.0%

Revenue Predictability Goal
Fiscal 2017 revenue backlog(2)	*(3)	112.5%

(1)	Non-GAAP operating margin is GAAP operating margin adjusted to eliminate the effect of stock compensation, acquisition-related costs, amortization of intangible assets, certain unusual events and the income tax effect of pre-tax non-GAAP adjustments.

(2)	Revenue backlog for a particular year is the portion of committed orders not yet recognized as revenue but that we expect to be recognized in that particular year, measured as of the end of the current fiscal year.

(3)	We consider our second-year revenue backlog target to be confidential, and the disclosure of this target would cause us competitive harm. In general, the Compensation Committee sets revenue backlog targets that it believes to be challenging but attainable in the absence of significant deterioration in macroeconomic or broader industry conditions. Second-year revenue backlog targets were achieved in fiscal 2010 through fiscal 2015, but not in fiscal 2009.

Fiscal 2015 was a strong performance year for us, and although we failed to achieve our non-GAAP operating margin goal, primarily reflecting higher employee-related costs from organic growth and acquisitions in fiscal 2015, our average achievement of our three Corporate Financial Goals was 101.0%. We also performed well against our Revenue Predictability Goal, achieving 112.5% of our target, which resulted in the application of a multiplier to potential NEO cash incentive payments, as described below.

Payout Matrix. Each year, our Compensation Committee approves a payout matrix that determines, within boundaries established by the EIP, what percentage of cash incentive targets can be paid out at each level of achievement of our Corporate Financial Goals. The EIP requires a minimum average achievement of 90% of our Corporate Financial Goals before our NEOs can earn any cash incentive payment. Furthermore, according to the EIP, the payout matrix may not award more than 67.5% of a target payment for that 90% achievement threshold.

The EIP is structured in this way to provide a limited payment opportunity when performance goals are narrowly missed. We believe this limits our exposure to excessive risk-taking that can arise with “all or nothing” performance conditions. We believe this minimum 90% achievement level holds our NEOs to a higher level of performance than peer practice. It is also 10% above the minimum achievement level for our broad-based employee incentive compensation plans, allowing employees to earn incentive pay before executives.

Overview of Fiscal 2015 Payout Matrix

Average Achievement of Corporate Financial Goals	Corporate Financial Payout Factor(1)
<90%	0%
90%	67.5%
100%	100%
103%	112.7%
≥125%	150%

(1)	We round our average achievement to the nearest quarter percent and use straight-line interpolation to calculate the exact payout factor for achievement levels that fall in between levels specified in the matrix. For example, if we achieve our Corporate Financial Goals at an average of 101.75%, then the Corporate Financial Payout Factor is 107.39%.

For fiscal 2015, our Compensation Committee approved a payout matrix that allowed our NEOs to earn 100% of their cash incentive targets if we achieved an average of 100% of our Corporate Financial Goals, which was consistent with incentive compensation plans for our other employees.

EIP Payment Formula. After the end of our fiscal year, our Compensation Committee certifies whether performance goals were met and uses the following formula from the EIP to calculate potential cash incentive payments:

Actual Fiscal 2015 Cash Incentive Payments. Actual cash incentive payments are only approved after our Compensation Committee has reviewed the potential cash incentive payment calculations under the objective EIP payment formula and considered other relevant information not incorporated into the formula, such as the impact of major acquisitions during the year, individual performance, and affordability.

The Compensation Committee is empowered to reduce potential cash incentive payments, regardless of whether any multiplier has been earned. The Compensation Committee may not increase potential payments, and in no event can an actual cash incentive payment exceed the lesser of $2,000,000 or 200% of the NEO’s cash incentive target.

In December 2015, our Compensation Committee met with Dr. de Geus to discuss the fiscal 2015 performance of each of the other NEOs, calculate potential cash incentive payments, and determine the actual incentive payments. Based on our achievement of EIP performance goals, the calculation of cash incentive payments using the EIP’s payment formula would have yielded awards of 171.9% of our NEOs’ targets. However, to meet budgetary goals, the Compensation Committee reduced total EIP awards moderately below this level, by approximately 5% in the aggregate.

After careful consideration, the Compensation Committee approved the following fiscal 2015 cash incentive payments for Dr. de Geus, Dr. Chan, and our other NEOs:

NEO	Target Cash Incentive Payment	Actual Cash Incentive Payment
Aart J. de Geus	$1,100,000	$1,815,000
Chi-Foon Chan	1,100,000	1,815,000
Trac Pham	280,000	462,000
Brian M. Beattie	506,000	759,000
Joseph W. Logan	600,000	1,008,000
John F. Runkel, Jr.	245,000	404,300

Equity Awards

We believe that equity awards align the interests of our NEOs with the long-term interests of our stockholders by rewarding long-term value creation measured by our stock price and by providing retention incentives through multi-year vesting periods.

Our Compensation Committee grants the following equity awards to our NEOs under our 2006 Employee Plan:

•	Performance-based restricted stock units (PRSUs), which are eligible to vest only upon the achievement of pre-established performance criteria and are subject to time-based vesting thereafter. If earned, PRSUs increase or decrease in value directly with our stock price, further aligning NEO and stockholder interests.

•	Stock options with time-based vesting. Stock options encourage long-term performance as they are only valuable if our stock price increases over time, as the awards vest. Accordingly, the Compensation Committee considers stock options, as well as PRSUs, to be performance-based compensation.

The size of equity awards granted to each NEO is based on an estimated target dollar value. The Compensation Committee considers each NEO’s role and responsibilities, historical compensation levels, and peer data in determining awards. The Compensation Committee does not have a specific formula that weights these factors. Our equity budget for the coming year is also a critical factor, as the Compensation Committee is mindful of potential stockholder dilution and internal pay equity between NEOs and our employees in general when approving grants.

Fiscal 2015 Equity Grants

NEO	Stock Options(1)	Promotional Stock Options	PRSU Shares(2)	Grant Date Fair Value of Equity Awards
Aart J. de Geus	168,924	—	29,461	$2,574,986
Chi-Foon Chan	168,924	—	29,461	2,574,986
Trac Pham	47,299	—	8,249	720,995
Brian M. Beattie	74,327	30,407(1)	12,963	1,371,501
Joseph W. Logan	94,598	—	16,498	1,441,990
John F. Runkel, Jr.	48,988	—	8,544	746,759

(1)	Stock options vest in 6.25% increments every three months over a period of four years, as long as the NEO provides continuous service to us.

(2)	As discussed further under “PRSU Terms” below, these PRSUs were subject to a non-GAAP net income performance goal of $414.0 million for fiscal 2015.

Co-CEOs. The Compensation Committee approved an estimated target dollar value of $2.5 million for the equity grants to each of our Co-CEOs, the same level as in fiscal 2014. The target dollar value was converted into a number of shares based on estimated conditions on the grant date, as described in “Allocation” below. The grant date fair value reported in the Summary Compensation Table in the “Executive Compensation Tables” section below reflects actual conditions on the grant date and was approximately 3% higher than the estimated target value.

Other NEOs. In recognition of his new role as Executive Vice President and Chief Administrative Officer, Mr. Beattie received a one-time promotional stock option grant, subject to the same four-year vesting schedule as the other stock options granted to our NEOs, as well as an increase of approximately 15%, by grant date fair value, in his annual equity grant. The Compensation Committee awarded Mr. Logan an increased equity grant over fiscal 2014, approximately 18% greater by grant date fair value, to recognize the increasing importance of his role in guiding our overall performance. Mr. Runkel received approximately 20% less, by grant date fair value, than in fiscal 2014 as he had received larger new-hire equity grants upon joining Synopsys in May 2014. The Compensation Committee determined the value of Mr. Pham’s equity awards based on his level of experience, our historical compensation levels for his role, and our equity budget.

Allocation. After choosing the general target dollar value for each NEO’s equity awards, the Compensation Committee sought to allocate the dollar value equally between stock options and PRSUs. The Compensation Committee believes this ratio is appropriate because it encourages our NEOs to focus both on near-term results, by requiring the achievement of a near-term performance condition for the PRSUs to vest, and on long-term value creation, since stock options and PRSUs reward sustained increases in our stock price, though only to the extent the employee vests in the award by remaining in service for four years. We also believe this mix effectively manages dilution from our equity compensation program, allowing us to grant fewer shares through PRSUs while delivering value comparable to stock options.

To determine the target number of PRSU shares to be granted for fiscal 2015, the Compensation Committee used our closing stock price on the grant date to calculate an award worth half of the target equity value. For stock options, the Compensation Committee used a Black-Scholes option-pricing model to estimate the fair value of a stock option share on the expected grant date and allocated the other half of the total target equity value to stock options. Because the stock option grants were based on estimates of conditions on the grant date, the actual grant date fair value of the options reported in the Summary Compensation Table below is different, and represents slightly more than half of total equity grant value, as it is based on our actual Black-Scholes stock option value on the effective grant date.

In determining PRSU grants, the Compensation Committee assumes that 100% of the PRSUs’ performance condition will be achieved. In addition to the possibility that the condition will not be met, the grant date value of any NEO equity award does not necessarily represent the actual value that may be realized upon vesting or exercise of such award.

PRSUs Terms. As in past years, the Compensation Committee selected a non-GAAP net income goal for our fiscal 2015 PRSUs because it is an important measure of our success that is distinct from other metrics used in our EIP, such as the revenue backlog goals focused on our future revenue streams. Non-GAAP net income is GAAP net income adjusted for stock compensation expense, acquisition-related costs, amortization of intangible assets, certain unusual events and the income tax effect of pre-tax non-GAAP adjustments. Our fiscal 2015 goal was non-GAAP net income of $414.0 million.

Each PRSU grant is made at the maximum amount of shares that can be earned if we fully achieve our goal and will be reduced for actual performance below it. There is no increase in shares for overachievement. The actual number of shares that are earned and eligible to vest depends on the level of achievement of our goal, and achievement below 95% results in the cancellation of the entire award:

Percentage Achievement of PRSU Non-GAAP Net Income Performance Goal

(1)	If we achieve between 95% and 100% of our performance goal, then between 50% and 100% of the PRSU award is earned and eligible to vest. The exact amount of shares earned is calculated according to a matrix approved by the Compensation Committee.

(2)	100% of the PRSU award is earned and eligible to vest if we achieve 100% or more of our performance goal. No additional shares are earned if we exceed our performance goal.

The Compensation Committee rewards performance levels between 95% and 100% to provide our NEOs with a partial award for substantially achieving our non-GAAP net income goal. The Compensation Committee believes this limits excessive risk-taking that can be encouraged by a single “all or nothing” performance condition.

All PRSUs remain subject to time-based vesting over four years. If the performance goal is achieved, only 25% of the earned PRSU shares vest at the end of the performance year. The remaining earned PRSU shares vest annually over the following three years, provided the NEO continues to remain employed by Synopsys, which encourages retention as well as long-term focus and accountability.

Fiscal 2015 PRSU Achievement. We achieved 105.9% of our fiscal 2015 non-GAAP net income performance goal of $414.0 million, and accordingly, 25% of our NEOs’ fiscal 2015 PRSUs vested on December 15, 2015. The remaining 75% of the shares are scheduled to vest in three equal annual installments beginning on December 8, 2016, as long as the NEO provides continuous services to us.

NEO	Maximum PRSU Shares at Grant	Actual PRSU Shares Earned and Eligible for Vesting
Aart J. de Geus	29,461	29,461
Chi-Foon Chan	29,461	29,461
Trac Pham	8,249	8,249
Brian M. Beattie	12,963	12,963
Joseph W. Logan	16,498	16,498
John F. Runkel, Jr.	8,544	8,544

Other Awards. The Compensation Committee retains discretion to grant new-hire, promotional or special recognition awards to NEOs on terms that vary from our annual grants. Except in the case of these special awards, the Compensation Committee generally does not grant restricted stock units unless they are subject to performance conditions. There were no new-hire, promotional or special recognition restricted stock unit awards for our NEOs in fiscal 2015.

Other Benefits

General Health, Welfare and Other Benefit Plans. Our NEOs are eligible to participate in a variety of employee benefit plans on the same terms as our other employees, including medical, dental and vision care plans, life and disability insurance, our tax-qualified 401(k) plan, and our Employee Stock Purchase Plan. We believe these benefits are consistent with benefits provided by our peer group and help us to attract and retain high quality executives.

In fiscal 2015, we changed our time-off policy for all U.S. employees. Under our new policy, exempt employees do not accrue paid time off and are not limited to or allotted a specific amount of paid time off. We froze such employees’ earned time off as of January 3, 2015, and the frozen amount is being paid to employees, including our NEOs, in two installments in July 2015 and March 2016 (or earlier on a termination of employment, if required by applicable law).

Perquisites and Other Benefits. No perquisites or other special executive benefits were given to our NEOs in fiscal 2015. In general, Synopsys and our Compensation Committee do not provide perquisites to our NEOs.

Deferred Compensation Plans. In 1996, the Compensation Committee established a deferred compensation program that allows our NEOs and other highly compensated individuals to save a portion of their compensation on a tax-deferred basis. We offer this program in order to remain competitive with a number of our peer companies and because the tax benefit it offers comes at a relatively low cost to us. The program is currently administered through two deferred compensation plans (one of which is “grandfathered” and closed to new participants). Under these plans, our NEOs and other highly compensated employees may elect to defer up to 50% of their salaries and up to 100% of their cash incentive compensation. Distributions from the deferred compensation plans are generally payable upon termination of employment and are made over 5 to 15 years or as a lump sum, at the option of the participant. We do not make any matching or discretionary contributions to the plans, there are no guarantees or minimum returns on investments, and undistributed amounts under the plans are subject to the claims of our creditors.

Severance and Change of Control Benefits

Executive Change of Control Severance Benefit Plan. For the benefit of certain key executives, we maintain an Executive Change of Control Severance Benefit Plan (Change of Control Plan), which was approved by our Board of Directors in March 2006 and amended in December 2008. Each of our NEOs is covered under the Change of Control Plan, except Drs. de Geus and Chan, whose benefits are described below. The Change of Control Plan provides for limited cash and equity benefits in the event an executive’s employment is terminated in connection with a change of control of Synopsys. The Compensation Committee believes these incentives would help us retain our executives, and therefore maintain the stability of our business, during the potentially volatile period accompanying a change of control. The Compensation Committee believes the benefits are also comparable to benefits offered by our peer group, which helps us attract talented executives and maintain a consistent management team.

The Change of Control Plan only provides benefits if there is a “double trigger”: in addition to requiring a change of control of Synopsys, benefits are only provided if either (i) the eligible executive is involuntarily terminated without cause during the 30 days before or 12 months after the change of control; or (ii) there is a constructive termination of the executive within 12 months after the change of control.

“Change of control,” “involuntary termination without cause,” and “constructive termination” are defined in the Change of Control Plan. We are not required to pay any tax gross-up amounts under the Change of Control Plan. To receive benefits, the executive must sign a release and severance agreement and, upon written request, enter into an 18-month non-competition agreement. Furthermore, benefits are subject to immediate termination, or recovery, under certain circumstances, such as an executive’s breach of our proprietary information or confidentiality agreements, breach of our non-solicitation and non-compete agreements, or interference with our existing business relationships.

Our potential payment obligations under the Change of Control Plan are described in the subsection titled “Potential Payments upon Termination or Change of Control” in the “Executive Compensation Tables” section below.

Severance and Change of Control Arrangements for Dr. Aart de Geus and Dr. Chi-Foon Chan. Drs. de Geus and Chan are not covered by the Change of Control Plan described above but are eligible for severance and change of control benefits through their respective employment agreements, which were entered into in October 1997 and amended in March 2006 and June 2008. As with our other NEOs, we believe that the change of control benefits we offer are reasonable, consistent with benefits offered by our peer group, and would help retain the focused services of Drs. de Geus and Chan in the event of a change of control transaction. We further offer severance benefits to Drs. de Geus and Chan, which are only provided for an involuntary termination, because the benefits help us remain competitive for their services, are comparable to the benefits provided by our peer group to similarly situated executives, and are reasonable in amount.

The severance and change of control provisions are the same in each agreement. Change of control benefits require a “double trigger”: they are only provided for (i) an involuntary termination of employment without cause within 24 months following a change of control or (ii) a voluntary resignation of employment for good reason within 24 months following a change of control. Severance benefits are only payable for (a) an involuntary termination without cause or (b) a voluntary resignation for good reason.

The terms “change of control,” “involuntary termination,” “cause,” and “good reason” are defined in the agreements. To receive benefits, Drs. de Geus and Chan must sign a waiver and release of claims. We are not required to pay any tax gross-up amounts under these agreements. These agreements also provide that a portion of the cash benefits payable in connection with an involuntary termination (apart from a change of control) will not be paid if Dr. de Geus or Dr. Chan, as applicable, engage in misconduct, including unauthorized disclosure of our trade secrets or confidential information or willful violations of our written policies, within six months of termination.

Our potential payment obligations under the employment agreements of Drs. de Geus and Chan are described in the subsection titled “Potential Payments upon Termination or Change of Control” in the “Executive Compensation Tables” section below.

Equity Plans. If we are acquired or involved in a similar corporate transaction, and the surviving company does not assume, replace or otherwise continue all of our outstanding equity awards, our equity incentive plans generally provide that such awards will fully vest. Corporate transactions under the plans generally include a sale or other disposition of 90% or more of our outstanding securities, a sale or other disposition of substantially all of our assets, a merger or consolidation in which we are not the surviving company, or a merger or consolidation in which we are the surviving company but our outstanding shares are converted into other property. We provide this benefit to all employees who hold equity awards under our plans to promote the stability and focused service of our workforce during a potentially uncertain time. Our Compensation Committee believes this benefit encourages our employees to work diligently towards the completion of a transaction that would potentially maximize stockholder value, even when our employees’ own equity awards would not survive the transaction.

Fiscal 2016 NEO Target Compensation Decisions

The Compensation Committee did not make any major compensation policy or structure changes for fiscal 2016, based on the strongly positive results of our stockholders’ 2015 say-on-pay vote as well as the Committee’s belief that our compensation policy remains aligned with our corporate strategy. Our overall compensation philosophy remains consistent with our philosophy for fiscal 2015, continuing our emphasis on pay for performance. In addition, the Compensation Committee used the same metrics in setting performance goals under our EIP and for our PRSUs as in fiscal 2015. The Compensation Committee believes the goals are realistic but challenging.

At its meetings in December 2015, the Compensation Committee made several adjustments to individual NEO compensation levels for fiscal 2016:

•	Co-CEO Equity Grant Increases. The Compensation Committee increased the estimated target dollar value for each of our Co-CEOs’ equity grants by approximately $925,000, an increase of 36% over fiscal 2015. As in fiscal 2015, the total target dollar value was split approximately equally between PRSU and stock option grants. The Compensation Committee approved the increase in order to improve the competitiveness of our Co-CEOs’ total target compensation. The Compensation Committee believed equity grants were the appropriate vehicle for restoring competitiveness, as they reward sustained, long-term increases in our stock price and have a longer time horizon than other forms of compensation due to vesting, appropriate for our Co-CEOs’ critical role in long-term value creation. Even with the increased target value of their equity grants, total target compensation for each of our Co-CEOs remains below the 25th percentile of our peer group. No other changes were made to our Co-CEOs’ compensation.

•	Increase in CFO Total Target Compensation. To reflect Mr. Pham’s further development in his role and to improve the competitiveness of his total target compensation, which was below the 25th percentile of our peer group for fiscal 2015, the Compensation Committee increased Mr. Pham’s total target compensation by approximately 21%. Mr. Pham’s salary was increased by $20,000, or 6% over fiscal 2015. Although his cash incentive target percentage remained at 80% of his salary, his cash incentive target increased by 6% as a result of his salary raise. The Compensation Committee increased the estimated target dollar value of his equity grants by approximately $244,000, an increase of 34% over fiscal 2015, with the total value split approximately equally between PRSUs and stock options.

•	Other NEOs. Mr. Logan’s total target compensation was raised by approximately 9.5%, recognizing his key contributions in an increasingly competitive sales environment. The Compensation Committee increased the estimated target total dollar value of his equity grants by approximately $208,000, or 14%, split approximately equally between PRSUs and stock options. Mr. Logan salary was also increased by $10,000, or 3%, to $410,000. Mr. Beattie’s total target compensation declined by approximately 18%, primarily due to a decrease in the target total dollar value of his equity grants, reflecting internal pay equity considerations and the fact that Mr. Beattie had received a promotional stock option grant in fiscal 2015 that did not recur in fiscal 2016. No material changes were made to Mr. Runkel’s target compensation for fiscal 2016.

For fiscal 2016, performance-based compensation is targeted at approximately 90% of total direct compensation for our Co-CEOs and at approximately 79% for our other NEOs, as a group.

Compensation Governance and Our Compensation Philosophy

We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive technological and business success. In order to motivate and reward our NEOs for work that improves our long-term business performance and increases stockholder value, we have set out the following objectives:

Pay for Performance Link NEO compensation to the success of our business objectives	Competitiveness Provide competitive compensation that attracts and retains top-performing NEOs	Outperformance Motivate NEOs to achieve results that exceed our strategic plan targets
Stockholder Alignment Align the interests of NEOs and stockholders through the managed use of long-term incentives	Balance Set performance goals that reward an appropriate balance of near- and long-term results	Internal Pay Equity Promote teamwork among NEOs by considering internal fairness in setting compensation levels

Pay for Performance

Underlying these objectives is our pay-for-performance philosophy. We believe that the large majority of each NEO’s target total direct compensation should be “performance-based”—that is, contingent upon the overall performance of our business or our stock price. For fiscal 2015, 88% of the target total direct compensation of our highest-paid NEOs—Dr. de Geus and Dr. Chan—was performance-based, and 79% of target total direct compensation was performance-based for our other NEOs as a group. We believe this direct link between pay and performance is an effective way to motivate our NEOs to achieve key financial objectives and, ultimately, increase stockholder value.

Role of Compensation Committee

Our Compensation Committee is responsible for determining NEO compensation. The Compensation Committee, which is composed of three independent directors, meets regularly throughout the year to review and discuss, among other items, our compensation philosophy, changes in compensation governance and compliance rules and best practices, and the composition of our peer group for pay comparisons. In the first quarter of each fiscal year, the Compensation Committee reviews and approves:

•	The level of achievement of financial performance goals for the prior fiscal year;

•	Annual incentive compensation earned, if any, based on that prior fiscal year achievement;

•	Annual financial performance goals for the current fiscal year; and

•	The level and mix of NEO target compensation for the current fiscal year.

The Compensation Committee also conducts a biennial review of our non-employee director compensation, with the assistance of its compensation consultant, and makes recommendations to our Board. The Compensation Committee reviewed non-employee director compensation at the end of fiscal 2015 and recommended no changes to the annual cash retainer and equity grant for non-employee directors, despite determining that total compensation fell below the 50th percentile paid by our peer group companies listed below. The Compensation Committee did recommend increases in the additional cash compensation paid to members of the Audit Committee for fiscal 2016, as described in more detail under “Director Compensation” above.

Role of Compensation Committee Consultant

Our Compensation Committee directly retained the services of Radford, an Aon Hewitt company, as an independent compensation consultant for fiscal 2015. The Compensation Committee conducts an annual assessment of its consultant’s performance and re-appoints its consultant each year. Radford has served as the Compensation Committee’s consultant since September 2006. The Compensation Committee may replace Radford or hire additional consultants at any time. The Compensation

Committee retains sole authority to appoint and compensate Radford and to oversee its work for the Committee. Synopsys pays the fees for the services provided by Radford to the Compensation Committee. In fiscal 2015, the services provided by Radford included:

•	Assisting in the selection of our peer group companies for fiscal 2016 (and with the determination of our fiscal 2015 peer group in fiscal 2014);

•	Providing and analyzing compensation survey data;

•	Helping the Compensation Committee interpret compensation data;

•	Advising on the reasonableness of our NEO compensation levels and programs;

•	Assisting in the review of non-employee director compensation, including analysis of benchmarking data;

•	Assisting in the review of the NEO compensation disclosure in this Proxy Statement;

•	Conducting a detailed review of our cash and equity compensation plans to provide an independent view of the risks associated with our compensation programs, including those for our NEOs; and

•	Attending each Compensation Committee meeting, including meeting with the Committee in private sessions, without management present.

In addition to the fees we paid Radford for services provided to our Compensation Committee, we also paid $110,000 in fees to Radford during fiscal 2015 for access by our Human Resources department to Radford’s general employee compensation benchmarking data. After considering the factors set forth in Rule 10C-1(b)(4) under the Exchange Act and NASDAQ Listing Rule 5605(d)(3)(D), including a review of the access fees described above and Radford’s representations to the Compensation Committee regarding each factor, the Committee determined that Radford was independent.

Peer Group Comparisons

Our Compensation Committee reviews compensation data from a specific group of companies that are similar to us in scale and organizational complexity in considering the compensation of our NEOs. For fiscal 2015, the Compensation Committee selected the peer group companies listed below because they: (1) were business or labor market competitors in the software (excluding gaming and e-commerce) or fabless semiconductor industries; (2) generated annual revenues between approximately 0.5 and 2.5 times Synopsys’ revenue (approximately $1 billion to $5 billion); (3) had a market capitalization between approximately 0.5 and 3 times Synopsys’ market capitalization (approximately $3 billion to $17.5 billion); and (4) had approximately 2,000 to 13,000 employees. At the time of the selection in June 2014, Synopsys had total revenue for the previous twelve months of approximately $1.97 billion, a market capitalization of approximately $5.89 billion, and, as of the end of the previous fiscal year, 8,573 employees.

Fiscal 2015 Peer Group

Altera Corporation	Mentor Graphics Corporation
ANSYS, Inc.	Microchip Technology Inc.
Autodesk, Inc.	Nuance Communications, Inc.
Cadence Design Systems, Inc.	NVIDIA Corporation
Citrix Systems, Inc.	Parametric Technology Corporation
Informatica Corporation(1)	Red Hat, Inc.
Intuit Inc.	TIBCO Software Inc.(2)
KLA-Tencor Corporation	Trimble Navigation Ltd.
Linear Technology Corporation	Xilinx, Inc.
Marvell Technology Group Ltd.

(1)	Informatica Corporation was acquired by a company controlled by the Canada Pension Plan Investment Board and investment funds advised by Permira Advisers LLC on August 6, 2015.

(2)	TIBCO Software Inc. was acquired by Vista Equity Partners on December 5, 2014 but was included in benchmarking data analyzed by the Compensation Committee for fiscal 2015 compensation decisions at its December 2014 meetings.

The Compensation Committee uses peer group comparisons to measure the competitiveness of our compensation practices. Peer data is just one of the factors in the Compensation Committee’s pay decisions, however, which also take into account individual performance, an NEO’s level of experience and responsibilities, internal pay equity, long-term wealth accumulation, our compensation budget, historical compensation levels, and other considerations.

•	For fiscal 2015, the Compensation Committee referred to the 50th to 75th percentiles of our peers to compare target total direct compensation levels. This is a change from prior years, when the Compensation Committee used the 50th to 60th percentiles as a reference range. The Compensation Committee believes the broader range provides more meaningful differentials in pay levels that represent differences in the criticality and performance of each role across companies, is a more readily available data set for benchmarking, and better reflects the full range of competitive pay at our peer companies.

•	For specific compensation components, the Compensation Committee looked to salary ranges below the 25th percentile of our peer group as a guide for our Co-CEOs, and to the 25th to 50th percentile as a guide for our other NEOs, in order to continue to emphasize performance-based compensation in our NEOs’ compensation mix. While the Compensation Committee reviewed peer group data for other individual components of compensation for context, it did not use specific percentile ranges as a guideline for fiscal 2015.

Fiscal 2015 total target compensation for each of our Co-CEOs was below the 25th percentile of our peers. The Compensation Committee believes this level was appropriate as it reflects our Co-CEOs’ emphasis on internal pay equity and helps to alleviate budgetary concerns raised by a Co-CEO structure. While the Compensation Committee increased the target dollar value of the equity grants to our Co-CEOs for fiscal 2016 to improve competitiveness, total target compensation for fiscal 2016 for each of our Co-CEOs remained below the 25th percentile of peers.

Role of Management

Our Compensation Committee discusses NEO performance assessments and compensation targets with Dr. de Geus and our Senior Vice President of Human Resources. To assess Co-CEO performance, the Compensation Committee oversees a comprehensive assessment process that includes feedback from our Board of Directors and members of senior management and is facilitated by our Senior Vice President of Human Resources. We also have an executive compensation team that provides background on company budgetary constraints and internal pay comparisons to help the Compensation Committee understand Radford’s recommendations in those contexts. No NEO is present for Compensation Committee decisions related to his individual compensation.

Tally Sheets

Prior to approving target compensation levels for the upcoming fiscal year, our Compensation Committee reviews tally sheets for each NEO to review how each core element of compensation relates to other elements and to total pay. The tally sheets summarize target total direct compensation, as well as potential payments upon change of control or, if applicable, involuntary termination. The tally sheets also summarize historical compensation for our NEOs, allowing the Compensation Committee to review NEO wealth accumulation.

Annual Say-on-Pay Vote

Our stockholders have the opportunity to cast an annual advisory vote on our NEO compensation (say-on-pay vote)—see Proposal 4 above. At each of the past five annual meetings, at least 96% of voted shares have approved our NEO compensation. Although the vote is non-binding, the Compensation Committee considers the results of the say-on-pay vote when making compensation decisions, allowing our stockholders to provide input on our compensation philosophy, policies and practices.

Other Important Compensation Practices

Stock Ownership Guidelines. Our Compensation Committee has maintained stock ownership guidelines since fiscal 2003 to further align the interests of our senior management with those of our stockholders. Under our current guidelines, individuals employed in certain specified positions are encouraged to achieve the recommended stock ownership level within four years. The stock ownership recommendations for our NEOs are: Dr. de Geus—50,000 shares; Dr. Chan—50,000 shares; Mr. Pham—10,000 shares; Mr. Beattie—10,000 shares; Mr. Logan—10,000 shares; and Mr. Runkel—10,000 shares.

As of January 4, 2016, each of our NEOs either held the recommended number of shares or had not yet served for four years. Our Co-CEOs each held at least three times their recommended number of shares.

Equity Grant Timing Policy. We generally grant equity awards to executives at the beginning of each fiscal year at a Compensation Committee meeting that is typically scheduled more than a year in advance. For stock option grants, the Compensation Committee sets the exercise price at the closing price of our common stock on the NASDAQ Global Select Market on the date of the meeting. We generally plan to hold the meeting within two weeks after the release of our financial results so that the option exercise price reflects a fully-informed market price. In the event the meeting falls before the release of our financial results, the Compensation Committee will generally approve the stock option grants prior to the release of our results but set the exercise price to be the market closing price on the second trading day following the release. In the case of new-hire, promotional, or special recognition equity grants for executives, the Compensation Committee typically grants such awards shortly after the hiring, promotion or special achievement occurs, unless it is during a closed company trading window, which includes periods immediately preceding the release of our financial results.

Burn Rate. Each fiscal year, the Compensation Committee approves an annual gross equity budget to closely manage our equity compensation share reserve and stockholder dilution. The Compensation Committee endeavors to achieve a gross burn rate that approximates the average rate for our peer group companies as well as for the software and services industry more generally, and to achieve burn rates that are within the limits published by independent shareholder advisory groups, such as Institutional Shareholder Services (referred to in this Proxy Statement as ISS).

Our gross burn rate for each of the last several years has been well within the guidelines recommended by ISS. For fiscal 2015, our gross share usage was 2.4%.

Tax Deductibility of NEO Compensation. Section 162(m) of the Code generally limits the amount of NEO compensation we may deduct for annual federal income tax purposes to $1 million per NEO. However, compensation that qualifies as “performance-based” under Section 162(m) may be excluded from the $1 million limit. Our EIP was designed to allow us to pay “performance-based” cash compensation, and our Compensation Committee may grant equity awards intended to qualify as “performance-based” compensation. Although our Compensation Committee considers the deductibility of the compensation it awards, it retains the flexibility to award compensation that is consistent with our objectives and philosophy even if it does not qualify for a tax deduction.

Clawback Policy. In December 2008, our Board of Directors adopted a Compensation Recovery Policy, which allows us to recover or “clawback” cash and equity compensation paid to covered employees under certain circumstances. Pursuant to the policy, we may require a covered employee to return all or a portion of any compensation paid or received after January 1, 2009, if: (1) the compensation was based on the achievement of financial results, and the results were the subject of a substantial restatement of our financial statements as filed with the Securities and Exchange Commission; and (2) less compensation would have been earned by the employee based on the restated financial results. Our Board of Directors has the sole authority to enforce this policy, and it is limited by applicable law. Each of our NEOs is subject to our Compensation Recovery Policy.

No Hedging Transactions. Our insider trading policy prohibits our employees, including our NEOs, and directors from engaging in hedging transactions in our common stock.

No Pledging. Our insider trading policy prohibits our employees, including our NEOs, and directors from holding our common stock in a margin account or pledging it as collateral for a loan.

Compensation Risk Assessment

Our Compensation Committee aims to establish company-wide compensation policies and practices that reward contributions to long-term stockholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, in late 2015, our Compensation Committee conducted an assessment of our compensation arrangements, including those for our NEOs. The assessment process included, among other things, a review of our (1) compensation philosophy, (2) compensation at peer group companies, (3) our compensation mix and (4) the terms and payments under our cash and equity incentive plans. As part of that review, our Compensation Committee asked Radford, its independent compensation consultant, to perform a detailed review of our cash and equity compensation plans in comparison to market practices.

The Compensation Committee considered the following, among other factors:

•      Our revenue model and our cash incentive plan encourage our employees to focus on creating a stable, predictable stream of revenue over multiple years, rather than focusing on current year revenue at the expense of succeeding years.

•      The Compensation Committee believes that the allocation of compensation among our core compensation elements effectively balances short-term performance and long-term performance.

•      Our cash and equity incentive awards focus on both near-term and long-term goals and, in the case of equity incentive awards, provide for compensation over a four-year period, to encourage our NEOs to remain focused on our performance beyond the immediate fiscal year.

•      The performance goals for our cash and equity incentive awards use a variety of performance metrics, which diversifies the risk associated with any one metric or aspect of performance.

•      Our cash and equity incentive awards contain a range of performance levels and payouts to discourage executives from taking risky actions to meet a single target with an all-or-nothing result of compensation or no compensation.

•      Our EIP caps cash incentive payments at a maximum award size. In addition, the Compensation Committee retains negative discretion to reduce our NEOs’ incentive payments under the plan.

•      Our cash incentive payments and equity awards are subject to a clawback policy to recover compensation in the event of a substantial financial restatement.

•      Our executives are encouraged to hold a meaningful number of shares of our common stock under our stock ownership policy.

Based upon this assessment, our Compensation Committee believes that our company-wide compensation policies and practices are reasonable and encourage appropriate behaviors without creating risks that are reasonably likely to have a material adverse effect on us.

Conclusion

We remain strongly committed to our pay-for-performance philosophy. As a result of the compensation program described above, the majority of each NEO’s compensation depends upon the achievement of our business goals. Our Compensation Committee gives careful consideration to each core element of direct compensation for each NEO. The Compensation Committee believes our NEO compensation program is effective in advancing our goals, reasonable in light of the programs of our peers, and responsible in encouraging our NEOs to work for crucial innovation, business growth and outstanding stockholder returns, without promoting unnecessary or excessive risks.

Compensation Committee Report*

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee’s review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

COMPENSATION COMMITTEE

Chrysostomos L. “Max” Nikias, Chair

Bruce R. Chizen

Steven C. Walske

*	This report shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (referred to in this Proxy Statement as the Securities Act), or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

Compensation Committee Interlocks and Insider Participation

During fiscal 2015, the Compensation Committee consisted of Bruce R. Chizen, Chrysostomos L. “Max” Nikias and Steven C. Walske. Mr. Chizen served as the Chair of the Compensation Committee during fiscal 2015, with Dr. Nikias succeeding him as Chair beginning in December 2015. None of the members of the Compensation Committee is nor, during fiscal 2015, was an officer or employee of Synopsys, none of the members of the Compensation Committee was formerly an officer of Synopsys, and none of our executive officers serves or, during fiscal 2015, served as a member of a board of directors or compensation committee of any entity that has or, during fiscal 2015, had one or more executive officers serving as a member of our Board or Compensation Committee.

Executive Compensation Tables

Summary Compensation Table

The following table shows compensation awarded to, paid to, or earned by each of our fiscal 2015 executive officers, who consist of Dr. de Geus and Dr. Chan, our Co-Chief Executive Officers; Mr. Pham, our current Chief Financial Officer, who was appointed on December 5, 2015; Mr. Beattie, our Executive Vice President, Business Operations and Chief Administrative Officer, who served as our Chief Financial Officer at the beginning of fiscal 2015 before his promotion to his current role on December 5, 2015; and Mr. Logan and Mr. Runkel, our two other executive officers (collectively, NEOs). The table shows compensation for services performed during fiscal 2015, fiscal 2014, and fiscal 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)(3)
Aart J. de Geus Co-Chief Executive Officer and Chairman of the Board of Directors	2015	$500,000	$—	$1,250,030	$1,324,955	$1,815,000	$29,154(4)	$4,919,139
	2014	500,000	—	1,328,643	1,159,823	1,500,000	2,500	4,490,966
	2013	500,000	—	1,725,854	1,189,504	1,500,000	2,500	4,917,858

Chi-Foon Chan Co-Chief Executive Officer and President	2015	$500,000	$—	$1,250,030	$1,324,955	$1,815,000	$27,230(5)	$4,917,215
	2014	500,000	—	1,328,643	1,159,823	1,500,000	2,346	4,490,812
	2013	500,000	—	1,725,854	1,189,504	1,500,000	1,500	4,916,858
Trac Pham Chief Financial Officer	2015	$350,000	$—	$350,005	$370,990	$462,000	$15,500(6)	$1,548,495
Brian M. Beattie Executive Vice President, Business Operations and Chief Administrative Officer	2015	$440,000	$—	$550,020	$821,481	$759,000	$26,565(7)	$2,597,066
	2014	400,000	—	525,366	534,217	738,000	2,800	2,200,383
	2013	400,000	—	592,554	408,892	900,000	2,800	2,304,246

Joseph W. Logan Executive Vice President, Worldwide Sales and Corporate Marketing	2015	$400,000	$—	$700,010	$741,979	$1,008,000	$23,769(8)	$2,873,758
	2014	399,615	—	552,015	667,214	856,000	1,500	2,476,344
	2013	380,000	100,000(9)	647,600	446,064	1,033,000	1,500	2,608,164

John F. Runkel, Jr. General Counsel and Corporate Secretary	2015	$350,000	$—	$362,522	$384,237	$404,300	$7,743(10)	$1,508,802
	2014	154,808(11)	—	586,350	341,496	153,000	1,500	1,237,154

(1)	The amounts shown for stock awards and option awards represent the aggregate grant date fair value of such awards granted to our NEOs in fiscal 2015, fiscal 2014 and fiscal 2013 as computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation. For each award, the grant date fair value is calculated using the closing price of our common stock on the grant date and, in the case of performance-based restricted stock unit awards, assuming 100% probability of achievement of performance conditions as of the grant date. These amounts do not represent the actual value that may be realized by the NEO upon vesting or exercise of such awards. For information on the assumptions used to calculate the value of the awards, refer to Note 10 to the consolidated financial statements contained in our 2015 Annual Report on Form 10-K.

(2)	Amounts consist of cash-based incentive compensation earned for the achievement of performance objectives approved by our Compensation Committee for fiscal 2015, 2014, or 2013, as applicable, under our Executive Incentive Plan—162(m) (EIP).

(3)	Amounts exclude non-qualified deferred compensation earnings because we do not regard the returns from the investment alternatives selected by the executive for such earnings to be above-market or preferential as they are consistent with the types of investment opportunities generally provided to our employees under our tax-qualified 401(k) plan and Synopsys does not supplement or guarantee the returns on amounts deferred.

(4)	Amount includes $25,000 in accumulated earned time off paid in July 2015. In fiscal 2015, we changed our time-off policy for all U.S. employees. Under our new policy, exempt employees do not accrue paid time off and are not limited to or allotted a specific amount of paid time off. We froze such employees’ earned time off as of January 3, 2015, and the frozen amount will be paid to employees, including our NEOs, in two installments in July 2015 and March 2016 (or earlier on a termination of employment, if required by applicable law). Amount also includes $3,000 in matching contributions made by Synopsys under our tax-qualified 401(k) plan, which provides for broad-based U.S. employee participation, and $1,154 in matching contributions made by Synopsys to Dr. de Geus’ health savings account at the same rate as for our other employees who enroll in this health plan.

(5)	Amount includes $23,076 in accumulated earned time off paid in July 2015. See note (4) above for further detail on this payment. Amount also includes $3,000 in matching contributions made by Synopsys under our tax-qualified 401(k) plan, which provides for broad-based U.S. employee participation, and $1,154 in matching contributions made by Synopsys to Dr. Chan’s health savings account at the same rate as for our other employees who enroll in this health plan.

(6)	Amount includes $11,096 in accumulated earned time off paid in July 2015. See note (4) above for further detail on this payment. Amount also includes $3,000 in matching contributions made by Synopsys under our tax-qualified 401(k) plan, which provides for broad-based U.S. employee participation, $1,154 in matching contributions made by Synopsys to Mr. Pham’s health savings account at the same rate as for our other employees who enroll in this health plan, and $250 relating to matching charitable contributions made by The Synopsys Foundation on behalf of Mr. Pham as part of a broad-based charitable matching program available to all U.S. Synopsys employees.

(7)	Amount includes $22,411 in accumulated earned time off paid in July 2015. See note (4) above for further detail on this payment. Amount also includes $3,000 in matching contributions made by Synopsys under our tax-qualified 401(k) plan, which provides for broad-based U.S. employee participation, and $1,154 in matching contributions made by Synopsys to Mr. Beattie’s health savings account at the same rate as for our other employees who enroll in this health plan.

(8)	Amount includes $20,769 in accumulated earned time off paid in July 2015. See note (4) above for further detail on this payment. Amount also includes $3,000 in matching contributions made by Synopsys under our tax-qualified 401(k) plan, which provides for broad-based U.S. employee participation.

(9)	Amount consists of a promotional cash bonus awarded to Mr. Logan in December 2013 in recognition of his promotion from Senior Vice President to Executive Vice President, based upon his achievements during fiscal 2013.

(10)	Amount includes $3,638 in accumulated earned time off paid in July 2015. See note (4) above for further detail on this payment. Amount also includes $3,000 in matching contributions made by Synopsys under our tax-qualified 401(k) plan, which provides for broad-based U.S. employee participation, $1,000 in matching contributions made by Synopsys to Mr. Runkel’s health savings account at the same rate as for our other employees who enroll in this health plan, and $105 relating to matching charitable contributions made by The Synopsys Foundation on behalf of Mr. Runkel as part of a broad-based charitable matching program available to all U.S. Synopsys employees.

(11)	Mr. Runkel was appointed General Counsel and Corporate Secretary of Synopsys, effective May 19, 2014. Mr. Runkel’s annual salary for fiscal 2014 was set at $350,000, though Mr. Runkel earned a prorated amount of such salary – $154,808 – as a result of joining mid-year.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards in fiscal 2015 to our NEOs, including cash awards and equity awards. The equity awards granted to our NEOs in fiscal 2015 were granted under our 2006 Employee Equity Incentive Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Aart J. de Geus	12/12/2014	$742,500	$1,100,000	$2,000,000	—	—	—	—	—	—	—
	12/12/2014	—	—	—	14,730	29,461	29,461	—	—	—	$1,250,030
	12/12/2014	—	—	—	—	—	—	—	168,924	$42.43	$1,324,955
Chi-Foon Chan	12/12/2014	$742,500	$1,100,000	$2,000,000	—	—	—	—	—	—	—
	12/12/2014	—	—	—	14,730	29,461	29,461	—	—	—	$1,250,030
	12/12/2014	—	—	—	—	—	—	—	168,924	$42.43	$1,324,955
Trac Pham	12/12/2014	$189,000	$280,000	$560,000	—	—	—	—	—	—	—
	12/12/2014	—	—	—	4,124	8,249	8,249	—	—	—	$350,005
	12/12/2014	—	—	—	—	—	—	—	47,299	$42.43	$370,990
Brian M. Beattie	12/12/2014	$341,550	$506,000	$1,012,000	—	—	—	—	—	—	—
	12/12/2014	—	—	—	6,481	12,963	12,963	—	—	—	$550,020
	12/12/2014	—	—	—	—	—	—	—	104,734	$42.43	$821,481
Joseph W. Logan	12/12/2014	$405,000	$600,000	$1,200,000	—	—	—	—	—	—	—
	12/12/2014	—	—	—	8,249	16,498	16,498	—	—	—	$700,010
	12/12/2014	—	—	—	—	—	—	—	94,598	$42.43	$741,979
John F. Runkel, Jr.	12/12/2014	$165,375	$245,000	$490,000	—	—	—	—	—	—	—
	12/12/2014	—	—	—	4,272	8,544	8,544	—	—	—	$362,522
	12/12/2014	—	—	—	—	—	—	—	48,988	$42.43	$384,237

(1)	Represents possible cash awards for fiscal 2015 under the EIP. Cash awards paid to NEOs under the EIP are dependent on the achievement of certain performance targets, as well as the level of achievement. The amounts listed under the “Threshold” column represent the cash awards payable to NEOs under the EIP at a 90% average achievement of the Corporate Financial Goals described in the “Compensation Discussion and Analysis” section above, under the subsection titled “Cash Incentive Payment.” Pursuant to the EIP, if the average achievement of the Corporate Financial Goals is below 90%, no cash awards are paid. The amounts listed under the “Target” column represent the cash awards payable in fiscal 2015 at a 100% average achievement of the Corporate Financial Goals. The amounts listed under the “Maximum” column represent the maximum cash awards payable, which for each NEO equals the lesser of $2 million or 200% of the NEO’s target variable cash incentive compensation. Actual cash awards paid to the NEOs for fiscal 2015 are reported in the Summary Compensation Table above under the “Non-Equity Incentive Plan Compensation” column.

(2)	Represents stock awards that are eligible to vest only upon achievement of pre-established performance goals. Such awards are granted as restricted stock units and are issued as an equivalent number of shares of our common stock following vesting. The vesting criterion for the target award was the achievement of $414.0 million of non-GAAP net income for fiscal 2015, as further described in the “Compensation Discussion and Analysis” section above, under the subsection titled “Equity Awards.” The amounts listed under the “Target” and “Maximum” columns represent the stock awards eligible to vest if 100%, or more than 100%, respectively, of such non-GAAP net income target is achieved. The amounts listed under the “Threshold” column represent the stock awards eligible to vest if 95% of the non-GAAP net income target is achieved. If less than 95% of the non-GAAP net income target is achieved, no stock awards are eligible to vest. As the target vesting criterion was achieved at more than 100%, 25% of each respective maximum award vested on December 15, 2015, and the remaining 75% of each respective award is scheduled to vest in three equal annual installments beginning on December 8, 2016, so long as the NEO provides continuous services to us.

(3)	6.25% of the shares subject to such non-statutory stock options vested on the three-month anniversary of the grant date, and vesting will continue as to 6.25% quarterly thereafter, so long as the NEO provides continuous services to us.

(4)	Represents the closing price of our common stock as reported on the NASDAQ Global Select Market on December 12, 2014, the effective date of grant of these awards.

(5)	Represents the fair value of the stock and option awards on the grant date. These amounts do not represent the actual value that may be realized by the NEO upon vesting or exercise of such awards. For information on the assumptions used to calculate the fair value of the option awards, refer to Note 10 to the consolidated financial statements contained in our 2015 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal 2015 Year-End

The following table summarizes the number of securities underlying outstanding equity awards for our NEOs as of October 31, 2015, the end of fiscal 2015:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Aart J. de Geus	12/9/2010	200,000	—	$26.56	12/9/2017	—	$—	—	$—
	12/8/2011	187,500	12,500(2)	27.65	12/8/2018	—	—	—	—
	12/8/2011	—	—	—	—	16,675(3)	833,417	—	—
	12/12/2012	110,000	50,000(4)	32.38	12/12/2019	—	—	—	—
	12/12/2012	—	—	—	—	26,650(5)	1,331,967	—	—
	12/12/2013	68,294	87,806(6)	38.07	12/12/2020	—	—	—	—
	12/12/2013	—	—	—	—	26,175(7)	1,308,227	—	—
	12/12/2014	31,673	137,251(8)	42.43	12/12/2021	—	—	—	—
	12/12/2014	—	—	—	—	—	—	29,461(9)	1,472,461
Chi-Foon Chan	12/8/2011	26,250	8,750(2)	$27.65	12/8/2018	—	$—	—	$—
	12/8/2011	—	—	—	—	11,675(3)	583,517	—	—
	12/12/2012	30,000	50,000(4)	32.38	12/12/2019	—	—	—	—
	12/12/2012	—	—	—	—	26,650(5)	1,331,967	—	—
	12/12/2013	29,269	87,806(6)	38.07	12/12/2020	—	—	—	—
	12/12/2013	—	—	—	—	26,175(7)	1,308,227	—	—
	12/12/2014	31,673	137,251(8)	42.43	12/12/2021	—	—	—	—
	12/12/2014	—	—	—	—	—	—	29,461(9)	1,472,461
Trac Pham	2/18/2011	1,407	—	$28.63	2/18/2018	—	$—	—	$—
	5/20/2011	1,750	—	27.01	5/20/2018	—	—	—	—
	8/19/2011	1,094	—	23.39	8/19/2018	—	—	—	—
	5/24/2012	—	—	—	—	1,750(10)	87,465	—	—
	5/25/2012	1,812	1,088(11)	29.89	5/25/2019	—	—	—	—
	12/12/2012	—	—	—	—	1,250(12)	62,475	—	—
	5/23/2013	—	—	—	—	2,750(13)	137,445	—	—
	5/24/2013	2,187	3,063(14)	35.71	5/24/2020	—	—	—	—
	5/23/2014	1,795	3,949(15)	39.09	5/23/2021	—	—	—	—
	5/24/2014	—	—	—	—	4,316(16)	215,714	—	—
	12/12/2014	8,869	38,430(8)	42.43	12/12/2021	—	—	—	—
	12/12/2014	—	—	—	—	—	—	8,249(9)	412,285
Brian M. Beattie	12/9/2010	15,000	—	$26.56	12/9/2017	—	$—	—	$—
	12/8/2011	51,562	3,438(2)	27.65	12/8/2018	—	—	—	—
	12/8/2011	—	—	—	—	4,575(3)	228,659	—	—
	12/12/2012	37,812	17,188(4)	32.38	12/12/2019	—	—	—	—
	12/12/2012	—	—	—	—	9,150(5)	457,317	—	—
	12/12/2013	31,456	40,444(6)	38.07	12/12/2020	—	—	—	—
	12/12/2013	—	—	—	—	10,350(7)	517,293	—	—
	12/12/2014	19,637	85,097(8)	42.43	12/12/2021	—	—	—	—
	12/12/2014	—	—	—	—	—	—	12,963(9)	647,891
Joseph W. Logan	12/8/2011	6,875	3,438(2)	$27.65	12/8/2018	—	$—	—	$—
	12/8/2011	—	—	—	—	4,575(3)	228,659	—	—
	12/12/2012	41,250	18,750(4)	32.38	12/12/2019	—	—	—	—
	12/12/2012	—	—	—	—	10,000(5)	499,800	—	—
	12/12/2013	39,287	50,513(6)	38.07	12/12/2020	—	—	—	—
	12/12/2013	—	—	—	—	10,875(7)	543,533	—	—
	12/12/2014	17,737	76,861(8)	42.43	12/12/2021	—	—	—	—
	12/12/2014	—	—	—	—	—	—	16,498(9)	824,570
John F. Runkel, Jr.	5/23/2014	14,062	30,938(17)	$39.09	5/23/2021	—	$—	—	$—
	5/23/2014	—	—	—	—	10,000(18)	499,800	—	—
	12/12/2014	9,185	39,803(8)	42.43	12/12/2021	—	—	—	—
	12/12/2014	—	—	—	—	—	—	8,544(9)	427,029

(1)	The market value of stock awards was determined by multiplying the number of unvested or unearned shares by the closing price of our common stock of $49.98 on October 30, 2015, the last trading day of fiscal 2015, as reported on the NASDAQ Global Select Market.

(2)	Option vests at a rate of 6.25% on the third monthly anniversary of the grant date and 6.25% per quarter thereafter, so long as the NEO provides continuous services to us. Accordingly, 6.25% of the underlying shares for these stock options became exercisable on March 8, 2012 and 6.25% became exercisable quarterly thereafter until fully vested subsequent to fiscal year end on December 8, 2015.

(3)	These stock awards are granted as restricted stock units and are converted into an equivalent number of shares of our common stock following vesting. Such stock awards were eligible to vest only upon achievement of pre-established performance goals, namely the achievement of $279.9 million of non-GAAP net income for fiscal 2012. This goal was achieved and, accordingly, 25% of the target awards vested on December 8, 2012, December 8, 2013, and December 8, 2014, respectively, and the remaining 25% vested subsequent to fiscal year end on December 8, 2015.

(4)	Option vests at a rate of 6.25% on the third monthly anniversary of the grant date and 6.25% per quarter thereafter, so long as the NEO provides continuous services to us. Accordingly, 6.25% of the underlying shares for these stock options became exercisable on March 12, 2013 and 6.25% became and, so long as the NEO provides continuous services to us, will become, exercisable quarterly thereafter until fully vested on December 12, 2016.

(5)	These stock awards are granted as restricted stock units and are converted into an equivalent number of shares of our common stock following vesting. Such stock awards were eligible to vest only upon achievement of pre-established performance goals, namely the achievement of $350.3 million of non-GAAP net income for fiscal 2013. This goal was achieved and, accordingly, 25% of the target awards vested on December 12, 2013, December 8, 2014, and subsequent to fiscal year end on December 8, 2015, respectively, and the remaining 25% are scheduled to vest on December 8, 2016, so long as the NEO provides continuous services to us.

(6)	Option vests at a rate of 6.25% on the third monthly anniversary of the grant date and 6.25% per quarter thereafter, so long as the NEO provides continuous services to us. Accordingly, 6.25% of the underlying shares for these stock options became exercisable on March 12, 2014 and 6.25% became and, so long as the NEO provides continuous services to us, will become, exercisable quarterly thereafter until fully vested on December 12, 2017.

(7)	These stock awards are granted as restricted stock units and are converted into an equivalent number of shares of our common stock following vesting. Such stock awards were eligible to vest only upon achievement of pre-established performance goals, namely the achievement of $392.7 million of non-GAAP net income for fiscal 2014. This goal was achieved and, accordingly, 25% of the target awards vested on December 12, 2014 and subsequent to the fiscal year end on December 8, 2015, respectively, and the remaining 50% are scheduled to vest in two equal annual installments beginning on December 8, 2016, so long as the NEO provides continuous services to us.

(8)	Option vests at a rate of 6.25% on the third monthly anniversary of the grant date and 6.25% per quarter thereafter, so long as the NEO provides continuous services to us. Accordingly, 6.25% of the underlying shares for these stock options became exercisable on March 12, 2015 and 6.25% became and, so long as the NEO provides continuous services to us, will become, exercisable quarterly thereafter until fully vested on December 12, 2018.

(9)	These stock awards are granted as restricted stock units and are converted into an equivalent number of shares of our common stock following vesting. Such stock awards were eligible to vest only upon achievement of pre-established performance goals, namely the achievement of $414.0 million of non-GAAP net income for fiscal 2015 as further described in the “Compensation Discussion and Analysis” section above, under the subsection titled “Equity Awards.” This goal was achieved and, accordingly, 25% of the target awards vested subsequent to the fiscal year end on December 15, 2015, and the remaining 75% are scheduled to vest in three equal annual installments beginning on December 8, 2016, so long as the NEO provides continuous services to us.

(10)	This stock award is granted as restricted stock units and is converted into an equivalent number of shares of our common stock following vesting. This award vests in four equal annual installments beginning on June 15, 2013. Accordingly, 25% of this award vested on June 15, 2013, June 15, 2014, and June 15, 2015, respectively, and the remaining 25% are scheduled to vest on June 15, 2016, so long as Mr. Pham provides continuous services to us.

(11)	Option vests at a rate of 6.25% on the third monthly anniversary of the grant date and 6.25% per quarter thereafter, so long as Mr. Pham provides continuous services to us. Accordingly, 6.25% of the underlying shares for this stock option became exercisable on August 25, 2012 and 6.25% became and, so long as the NEO provides continuous services to us, will become, exercisable quarterly thereafter until fully vested on May 25, 2016.

(12)	This stock award is granted as restricted stock units and is converted into an equivalent number of shares of our common stock following vesting. This award vests in four equal annual installments beginning on December 8, 2013. Accordingly, 25% of this award vested on December 8, 2013, December 8, 2014, and subsequent to the fiscal year end on December 8, 2015, respectively, and the remaining 25% are scheduled to vest on December 8, 2016, so long as Mr. Pham provides continuous services to us.

(13)	This stock award is granted as restricted stock units and is converted into an equivalent number of shares of our common stock following vesting. This award vests in four equal annual installments beginning on June 15, 2014. Accordingly, 25% of this award vested on June 15, 2014 and June 15, 2015, respectively, and the remaining 50% are scheduled to vest in two equal annual installments beginning on June 15, 2016, so long as Mr. Pham provides continuous services to us.

(14)

Option vests at a rate of 6.25% on the third monthly anniversary of the grant date and 6.25% per quarter thereafter, so long as Mr. Pham provides continuous services to us. Accordingly, 6.25% of the underlying shares for this stock option became exercisable on August 24, 2013 and 6.25% became and, so long as the NEO provides continuous services to us, will become, exercisable quarterly thereafter until fully vested on May 24, 2017.

(15)	Option vests at a rate of 6.25% on the third monthly anniversary of the grant date and 6.25% per quarter thereafter, so long as Mr. Pham provides continuous services to us. Accordingly, 6.25% of the underlying shares for this stock option became exercisable on August 23, 2014 and 6.25% became and, so long as the NEO provides continuous services to us, will become, exercisable quarterly thereafter until fully vested on May 23, 2018.

(16)	This stock award is granted as restricted stock units and is converted into an equivalent number of shares of our common stock following vesting. This award vests in four equal annual installments beginning on June 15, 2015. Accordingly, 25% of this award vested on June 15, 2015, and the remaining 75% are scheduled to vest in three equal annual installments beginning on June 15, 2016, so long as Mr. Pham provides continuous services to us.

(17)	Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter. Accordingly, 25% of the underlying shares for these stock options became exercisable on May 23, 2015, and 6.25% became, and so long as Mr. Runkel provides continuous services to us, will become, exercisable quarterly thereafter until fully vested on May 23, 2018.

(18)	This stock award is granted as restricted stock units and is converted into an equivalent number of shares of our common stock following vesting. This award vests in three equal annual installments beginning on June 15, 2015. Accordingly, one-third of this award vested on June 15, 2015, and the remaining two-thirds are scheduled to vest in two equal annual installments beginning on June 15, 2016, so long as Mr. Runkel provides continuous services to us.

Option Exercises and Stock Vested in Fiscal 2015

The following table provides information with respect to all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by our NEOs during fiscal 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Aart J. de Geus	182,500	$5,165,097	55,400	$2,411,766
Chi-Foon Chan	194,650	3,305,800	43,300	1,882,512
Trac Pham	—	—	6,939	338,373
Brian M. Beattie	44,000	899,660	17,175	746,715
Joseph W. Logan	110,937	2,169,774	17,775	772,730
John F. Runkel, Jr.	—	—	5,000	248,700

(1)	The value realized on exercise equals the difference between (a) either (i) the actual sales price of our common stock underlying the options exercised if the shares were immediately sold or (ii) the closing price per share of our common stock as reported on the NASDAQ Global Select Market on the date of exercise if the shares were held and (b) the applicable exercise price of such stock options.

(2)	Such number of shares represents the gross number of shares acquired by the NEO on the vesting date. Synopsys withholds shares for tax purposes and the NEO actually receives a smaller number of shares.

(3)	The value realized on vesting equals the closing price per share of our common stock as reported on the NASDAQ Global Select Market on the vesting date multiplied by the gross number of shares acquired on vesting as described above in note (2).

Non-Qualified Deferred Compensation

We maintain a non-qualified deferred compensation program for a select group of management and highly compensated employees so that an eligible employee may elect, on a prospective basis, to defer the receipt of a portion of the compensation they receive from us. The program is administered under two plans: the Synopsys Deferred Compensation Plan (Deferred Compensation Plan I) and the Synopsys Amended and Restated Deferred Compensation Plan II (Deferred Compensation Plan II). The amount of earnings (or losses) that accrue to a participant’s account under either the Deferred Compensation Plan I or the Deferred Compensation Plan II depends on the performance of investment alternatives selected by the participant. The investment alternatives under both plans consist of various investment funds that are generally consistent with the investment opportunities provided to our employees under our 401(k) plan, which are selected and monitored by our Deferred Compensation Plans Committee. Therefore, we do not regard the returns from these investment alternatives as above-market or preferential. We do not supplement or guarantee the returns on amounts deferred under either plan. We have entered into a trust agreement, with a third-party provider acting as trustee, to hold certain funds in connection with the program. All funds held in the trust are subject to the claims of our creditors.

The Deferred Compensation Plan I administers the elective deferrals made by eligible employees, including Dr. Chan, prior to January 1, 2005. No further contributions may be made to the Deferred Compensation Plan I; however, gains and losses and distributions and withdrawals continue to be processed on existing account balances in accordance with the terms of the Deferred Compensation Plan I as of December 31, 2004. All accrued balances maintained under the Deferred Compensation Plan I are fully vested. Amounts may be withdrawn from the plan pursuant to elections made by the participants in accordance with the terms of the Deferred Compensation Plan I, including elective withdrawals subject to a 10% forfeiture.

The Deferred Compensation Plan II was originally adopted in 2005 in order to comply with Section 409A of the Code, and currently allows the deferral by eligible employees of up to 50% of salary and 100% of cash incentive compensation. All account balances maintained under the Deferred Compensation Plan II are currently fully vested. However, we may, at our discretion, make contributions in the future toward participant balances, and those contributions may be made subject to vesting. To date, no such contributions have been made. Amounts may be withdrawn or distributed from the Deferred Compensation Plan II through pre-scheduled payments or upon death, retirement, disability, separation from service or a change in control of Synopsys, as elected in advance by the plan participant in accordance with the terms of the plan. Payments may be made in the form of a lump-sum payment or installments.

The following table provides certain information regarding our NEOs’ participation under the Deferred Compensation Plans I and II:

Name	Executive Contributions in Fiscal 2015 ($)(1)	Synopsys, Inc. Contributions in Fiscal 2015 ($)	Aggregate Earnings in Fiscal 2015 ($)(2)	Aggregate Withdrawals/ Distributions in Fiscal 2015 ($)	Aggregate Balance at End of Fiscal 2015 ($)
Aart J. de Geus	$—	$—	$—	$—	$—
Chi-Foon Chan	—	—	256,893(3)	—	5,827,287(4)
Trac Pham	222,007(5)		72,795(6)		1,576,774(7)
Brian M. Beattie	369,000(8)	—	171,357(6)	—	3,912,493(9)
Joseph W. Logan	—	—	—	—	—
John F. Runkel, Jr.	49,572(8)	—	1,977(6)	—	51,549(10)

(1)	All contributions in fiscal 2015 were made under the Deferred Compensation Plan II.

(2)	Earnings from these investments are not reported as compensation in the Summary Compensation Table, above.

(3)	All of these aggregate earnings were accrued under the Deferred Compensation Plan I.

(4)	At end of fiscal 2015, the entire aggregate balance was subject to the Deferred Compensation Plan I and did not include any compensation reported in the Summary Compensation Table.

(5)	Consists of (a) $26,707 of salary reported in the Summary Compensation Table under the “Salary” column for services performed in fiscal 2015 and (b) $195,300 of cash incentive compensation for services performed in fiscal 2014 though paid in fiscal 2015, and thus not reflected in the Summary Compensation Table as Mr. Pham was not an NEO in fiscal 2014.

(6)	All of these aggregate earnings were accrued under the Deferred Compensation Plan II.

(7)	Includes $26,707 of salary reported in the Summary Compensation Table under the “Salary” column for services performed in fiscal 2015. The entire aggregate balance at the end of fiscal 2015 was subject to the Deferred Compensation Plan II.

(8)	Consists of cash incentive compensation reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column for services performed in fiscal 2014 though paid in fiscal 2015.

(9)	Includes (a) $369,000 of cash incentive compensation reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column for services performed in fiscal 2014 though paid in fiscal 2015 and (b) $450,000 of cash incentive compensation reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column for services performed in fiscal 2013 though paid in fiscal 2014. The entire aggregate balance at the end of fiscal 2015 was subject to the Deferred Compensation Plan II.

(10)	Includes $49,572 of cash incentive compensation reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column for services performed in fiscal 2013 though paid in fiscal 2014. The entire aggregate balance at the end of fiscal 2015 was subject to the Deferred Compensation Plan II.

Potential Payments upon Termination of Employment or Change of Control

Set forth below is a description of potential payments to our NEOs upon a termination of employment or a change of control. For additional information regarding the arrangements for such payments, please also refer to the “Severance and Change of Control Benefits” discussion in “Compensation Discussion and Analysis,” above.

Potential Payments upon Involuntary Termination of Employment in Connection with a Change of Control

The table below outlines the potential payments and benefits payable to each NEO in the event of the NEO’s involuntary termination in connection with a change in control of Synopsys, as if the involuntary termination in connection with a change of control had occurred as of October 31, 2015, the last day of fiscal 2015. The payments set forth below are payable to Dr. de Geus and Dr. Chan pursuant to their employment agreements and to Mr. Pham, Mr. Beattie, Mr. Logan, and Mr. Runkel pursuant to the Executive Change of Control Severance Benefit Plan.

In the event of an involuntary termination of their respective employment other than for cause within 24 months following a change of control of Synopsys, Dr. de Geus and Dr. Chan are each entitled to receive: (1) a lump-sum cash payment equal to two times his salary for the current fiscal year or the immediately preceding fiscal year, whichever is greater; (2) a lump-sum cash payment equal to two times his cash incentive target for the current fiscal year or, if there is no cash incentive target in effect for the current fiscal year, the highest cash incentive target in the preceding three fiscal years; (3) the estimated cash value of his health care premiums for 18 months, payable in a lump sum; and (4) full acceleration of all unvested stock options and other equity awards. Dr. de Geus and Dr. Chan must sign a release in order to receive benefits should a qualifying termination occur. Pursuant to their respective employment agreements, no benefits are paid if the employment termination is voluntary or for cause.

Mr. Pham, Mr. Beattie, Mr. Logan, and Mr. Runkel participate in the Executive Change of Control Severance Benefit Plan, which provides for benefits if the executive’s employment with us is terminated without cause within 30 days before or 12 months after a change of control or there is a constructive termination of the executive’s employment within 12 months after a change of control. The benefits consist of: (1) a cash severance payment equal to one year of salary, payable in four equal quarterly payments; (2) one to two times the executive’s cash incentive target, depending upon the timing of the termination within our fiscal year, payable in four equal quarterly payments; (3) a lump-sum cash payment equal to the estimated cost of health care premiums for 12 months; and (4) full acceleration of all unvested stock options and other equity awards held by the executive at the time of termination. An executive must sign a severance agreement and a release and, upon the written request of Synopsys or the surviving corporation in the change of control, enter into an 18-month non-competition agreement in order to receive benefits should a qualifying termination occur. The plan does not provide any benefits if the executive’s employment termination is voluntary or for cause.

Name	Salary Continuation	Cash-Based Incentive Award	Continuation of Health and Welfare Benefits	Intrinsic Value of Unvested Stock Awards(1)	Intrinsic Value of Unvested Option Awards(1)
Aart J. de Geus	$1,000,000	$2,200,000	$15,469	$4,946,071	$3,241,140
Chi-Foon Chan	1,000,000	2,200,000	19,208	4,696,171	3,157,402
Trac Pham	350,000	560,000(2)	18,141	915,384	398,718
Brian M. Beattie	440,000	1,012,000(2)	12,744	1,851,159	1,503,450
Joseph W. Logan	400,000	1,200,000(2)	23,988	2,096,561	1,588,681
John F. Runkel, Jr.	350,000	490,000(2)	18,141	926,829	637,427

(1)	Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon the closing price per share of our common stock on October 30, 2015, the last trading day of fiscal 2015, of $49.98 as reported on the NASDAQ Global Select Market.

(2)	The last day of our fiscal 2015 was Saturday, October 31, 2015. The Executive Change of Control Severance Benefit Plan provides for participants to receive their cash incentive target plus a prorated portion of such target based on the number of days the participant has served during the fiscal year by the time the termination occurs. Accordingly, for purposes of determining the amount of the cash-based incentive awards payable to Mr. Pham, Mr. Beattie, Mr. Logan, and Mr. Runkel in the event of their terminations in connection with a change of control as of October 31, 2015, each would be entitled to two times his cash incentive target, given that each would have worked the entirety of fiscal 2015 as of such date.

Potential Payments upon a Change of Control

Pursuant to our equity plans, all of our employees receive full acceleration of the vesting of any unvested stock options or stock awards in the event that such equity awards are not assumed, continued or substituted by the surviving or acquiring company following a change of control of Synopsys. The table below outlines the potential payments and benefits payable to each NEO in the event of a change in control of Synopsys in which equity awards are not assumed, continued or substituted, as if the change of control had occurred as of October 31, 2015, the last day of fiscal 2015. Vesting acceleration of equity awards if such equity awards are not assumed, continued or substituted is the only benefit provided to our NEOs in the event of a change of control in which the executive is not involuntarily terminated.

Name	Salary Continuation	Cash-Based Incentive Award	Continuation of Health and Welfare Benefits	Intrinsic Value of Unvested Stock Awards(1)	Intrinsic Value of Unvested Option Awards(1)
Aart J. de Geus	$—	$—	$—	$4,946,071	$3,241,140
Chi-Foon Chan	—	—	—	4,696,171	3,157,402
Trac Pham	—	—	—	915,384	398,718
Brian M. Beattie	—	—	—	1,851,159	1,503,450
Joseph W. Logan	—	—	—	2,096,561	1,588,681
John F. Runkel, Jr.	—	—	—	926,829	637,427

(1)	Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon the closing price per share of our common stock on October 30, 2015, the last trading day of fiscal 2015, of $49.98 as reported on the NASDAQ Global Select Market.

Potential Payments upon Involuntary Termination of Employment

Dr. de Geus and Dr. Chan are the only NEOs who are entitled to severance benefits in the event their employment is involuntarily terminated not in connection with a change of control. No benefits are paid if their termination is for cause or is a voluntary termination without good reason. “Cause” and “good reason” are defined in Dr. de Geus and Dr. Chan’s respective employment agreements. The table below outlines the potential amounts payable to each NEO in the event of such an involuntary termination, as if such event had occurred as of October 31, 2015, the last day of fiscal 2015. Pursuant to their respective employment agreements, Dr. de Geus and Dr. Chan would each receive: (1) a lump-sum cash payment equal to his salary during the fiscal year or immediately preceding fiscal year, whichever is greater; (2) a lump-sum cash payment equal to the cash incentive target then in effect or, if there is no cash incentive target in effect for such year, the highest cash incentive target in the three preceding years, provided he does not engage in certain conduct for six months following the termination date; and (3) the estimated cash value of his health care premiums for 12 months, payable in a lump sum. Dr. de Geus and Dr. Chan must sign a release in order to receive benefits should a qualifying termination occur.

Name	Salary Continuation	Cash-Based Incentive Award	Continuation of Health and Welfare Benefits	Intrinsic Value of Unvested Stock Awards	Intrinsic Value of Unvested Option Awards
Aart J. de Geus	$500,000	$1,100,000	$10,265	$—	$—
Chi-Foon Chan	500,000	1,100,000	12,744	—	—
Trac Pham	—	—	—	—	—
Brian M. Beattie	—	—	—	—	—
Joseph W. Logan	—	—	—	—	—
John F. Runkel, Jr.	—	—	—	—	—

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plans as of October 31, 2015.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(3)
Equity Compensation Plans Approved by Stockholders	10,644(4)	$35.57	17,412(5)
Equity Compensation Plans Not Approved by Stockholders(6)	—	—	—
Total	10,644	$35.57	17,412

(1)	Number of securities in thousands.

(2)	The weighted-average exercise price does not include outstanding restricted stock units, which have no exercise price.

(3)	Number of securities in thousands. These numbers exclude the shares listed under the column heading “Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights.”

(4)	Includes 3.9 million shares of common stock issuable upon vesting of restricted stock units under the 2006 Employee Plan and 6.7 million shares of common stock issuable upon exercise of outstanding stock options granted under the 2006 Employee Plan and the 2005 Non-Employee Directors Equity Incentive Plan.

(5)	Comprised of (a) 11.9 million shares remaining available for issuance under the 2006 Employee Plan, (b) 0.3 million shares remaining available for issuance under the 2005 Non-Employee Directors Equity Incentive Plan, and (c) 5.3 million shares remaining available for issuance under the Employee Stock Purchase Plan as of October 31, 2015 (of which up to 2.0 million shares were subject to purchase during the purchase period that was ongoing as of October 31, 2015).

(6)	Does not include 0.6 million shares of common stock issuable upon exercise of outstanding stock options, with a weighted-average exercise price of $27.50 per share, under various plans assumed in connection with acquisitions of other companies. No shares remain available for future issuance under these acquired plans.

Proposal 5 — Ratification of Selection of

Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has selected KPMG LLP, our independent registered public accounting firm, to audit our consolidated financial statements for fiscal 2016. KPMG LLP has audited our consolidated financial statements since fiscal 1992. As a matter of good corporate governance, we are asking our stockholders to ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for fiscal 2016.

We expect that a KPMG LLP representative will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Ratification of the selection of KPMG LLP requires that the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, and voting on this Proposal 5, vote “For” this Proposal 5. Abstentions will not be counted as either votes cast “For” or “Against” this Proposal 5. Discretionary votes by brokers, banks and related agents on this routine proposal will be counted towards the quorum requirement and will affect the outcome of the vote.

Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. Nevertheless, our Board of Directors is submitting the selection of KPMG LLP to our stockholders for ratification. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of Synopsys and our stockholders.

Our Board of Directors Recommends that You Vote FOR

the Ratification of the Selection of KPMG LLP to Serve as

Our Independent Registered Public Accounting Firm for Fiscal 2016

Fees and Services of Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements and fees billed for all other services rendered by KPMG LLP during the following fiscal years.

	Fiscal Year Ended
	Oct. 31, 2015 (in thousands)	Nov. 1, 2014 (in thousands)
Audit fees	$3,275	$2,962
Audit-related fees(1)	232	163
Tax fees(2)	105	77
Total fees	$3,612	$3,202

(1)	Consists of fees for due diligence services.

(2)	Consists of fees for assistance with international tax compliance services relating to certain foreign subsidiaries.

Audit Committee Pre-Approval Policies and Procedures

As required by Section 10A(i)(1) of the Exchange Act, all audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to our independent registered public accounting firm which are subsequently ratified by the

Audit Committee (referred to in this Proposal 5 as the De Minimis Exception). In addition, pursuant to Section 10A(i)(3) of the Exchange Act, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services, provided the Chairperson subsequently reports the details of the services to the full Audit Committee. None of the non-audit services performed by KPMG LLP during fiscal 2015 or fiscal 2014 were performed pursuant to the De Minimis Exception.

Audit Committee Report*

As more fully described in its written charter, the Audit Committee acts on behalf of the Board to perform financial oversight responsibilities relating to (1) the integrity of Synopsys’ financial statements, financial reporting processes and systems of internal accounting and financial controls, (2) Synopsys’ internal audit function, which reports to the Audit Committee and management and is responsible for independently and objectively assessing Synopsys’ financial and business processes and controls, including controls related to the integrity and reliability of financial information, (3) the annual independent audit of Synopsys’ financial statements, (4) the engagement of Synopsys’ independent registered public accounting firm and evaluation of their performance and independence, (5) compliance with legal and regulatory requirements that pertain to Synopsys’ financial statements, internal controls over financials reporting, and disclosure controls, and (6) evaluation of enterprise risk issues. The Audit Committee has the authority to retain, at Synopsys’ expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. It also has the authority to require that any of Synopsys’ personnel, counsel, independent auditors or investment bankers, or other Synopsys advisors, attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its consultants.

The Audit Committee is composed of four non-employee directors, each considered independent under the applicable requirements of the Securities and Exchange Commission and the listing standards of the NASDAQ Global Select Market. In addition, the Board has determined that Ms. Coleman, Mr. Castino and Mr. Vallee each qualifies as an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission.

The Audit Committee’s function is not intended to duplicate or certify the actions of management or Synopsys’ independent auditors. Management is responsible for the preparation, presentation, and integrity of Synopsys’ financial statements and the effectiveness of Synopsys’ internal control over financial reporting. Synopsys’ independent auditors are responsible for expressing an opinion as to the conformity of Synopsys’ consolidated financial statements with generally accepted accounting principles and as to the effectiveness of Synopsys’ internal control over financial reporting. The Audit Committee provides Board-level oversight, advising and directing management and the independent auditors on the basis of the information presented to the Committee, the Committee’s discussions with management and the auditors, and the Committee members’ business and financial experience.

The Audit Committee met nine times during fiscal 2015. Its agenda included reviewing Synopsys’ financial statements, internal control over financial reporting, and audit and other matters. The Audit Committee met with Synopsys’ internal auditors and independent auditors, with and without management present, to discuss the scope, plan, status, and results of their respective audits. In addition, the Audit Committee met with management and the independent auditors each quarter to review Synopsys’ interim financial results and quarterly earnings press releases prior to their issuance. The Audit Committee also reviewed Synopsys’ Quarterly Reports on Form 10-Q and Annual Report on Form 10-K prior to their filing with the Securities and Exchange Commission. At quarterly meetings, the Audit Committee reviewed and discussed with management, and management gave presentations regarding, Synopsys’ financial reporting and controls, investments, financing activities, taxes, insurance, and information technology and data security, and related risks, as well as other topics with potential significant financial impact. The Audit Committee oversaw Synopsys’ anonymous and confidential ethics reporting system, which encourages and allows employees to submit concerns directly to senior management and the Audit Committee.

*	This report shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

Communications with Management and Independent Registered Public Accounting Firm Regarding Audited Financial Statements and Other Matters

The Audit Committee has reviewed and discussed Synopsys’ audited financial statements with management. In addition, the Audit Committee has discussed with KPMG LLP, Synopsys’ independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of Synopsys’ financial statements. The Audit Committee has also received the written disclosures and letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with KPMG LLP and reviewed KPMG LLP’s independence from Synopsys, including whether KPMG LLP’s provision of non-audit services was compatible with that independence.

Recommendation Regarding Audited Financial Statements

Based on the review and discussions referred to above, the Audit Committee unanimously recommended to the Board that Synopsys’ audited fiscal 2015 financial statements be included in Synopsys’ 2015 Annual Report on Form 10-K.

AUDIT COMMITTEE

Deborah A. Coleman, Chair

Alfred Castino

Janice D. Chaffin

Roy Vallee

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 4, 2016 by (1) each person known by us to beneficially own more than five percent of our common stock outstanding on that date, (2) each of our directors, (3) each of our NEOs, and (4) all of our directors and executive officers as a group. Unless otherwise indicated, each entity or person listed below maintains a mailing address of c/o Synopsys, Inc., 690 East Middlefield Road, Mountain View, California 94043.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares(2)	Additional Information
Entities associated with Dodge & Cox 555 California Street, 40th Floor San Francisco, CA 94104	21,310,523	14.07%	Based solely on the Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2015, reporting beneficial ownership as of December 31, 2014. Dodge & Cox has sole dispositive power with respect to all such shares and sole voting power with respect to 20,158,581 shares.
Entities associated with Blackrock, Inc. 55 E. 52nd Street New York, NY 10055	15,241,647	10.06%	Based solely on the Schedule 13G/A filed with the Securities and Exchange Commission on January 8, 2016, reporting beneficial ownership as of December 31, 2015. Blackrock, Inc. has sole dispositive power with respect to all such shares and sole voting power with respect to 13,767,650 shares.
Entities associated with Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474	10,257,944	6.77%	Based solely on the Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2015, reporting beneficial ownership as of December 31, 2014. Ameriprise Financial, Inc. has shared dispositive power with respect to all such shares, Columbia Management Investment Advisers, LLC has shared dispositive power with respect to 10,213,312 shares, and both entities have shared voting power with respect to 307,532 shares.
Entities associated with The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	10,927,767	7.21%	Based solely on the Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2016, reporting beneficial ownership as of December 31, 2015. The Vanguard Group has sole dispositive power with respect to 10,758,093 shares, shared dispositive power with respect to 169,674 shares, sole voting power with respect to 152,189 shares and shared voting power with respect to 14,800 shares.
Brian M. Beattie Executive Vice President, Business Operations and Chief Administrative Officer	207,613	*	Includes stock options to purchase 173,383 shares exercisable by Mr. Beattie within 60 days following January 4, 2016.
Alfred Castino Director	40,393	*	Includes 6,019 shares of restricted stock that are not vested as of January 4, 2016 and are subject to forfeiture.
Janice D. Chaffin Director	11,831	*	Includes stock options to purchase 9,141 shares exercisable by Ms. Chaffin within 60 days following January 4, 2016. Also includes 2,690 shares of restricted stock that are not vested as of January 4, 2016 and are subject to forfeiture.
Chi-Foon Chan Co-Chief Executive Officer, President and Director	355,994	*	Includes stock options to purchase 156,256 shares exercisable by Dr. Chan within 60 days following January 4, 2016.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares(2)	Additional Information
Bruce R. Chizen Director	28,230	*	Includes 6,019 shares of restricted stock that are not vested as of January 4, 2016 and are subject to forfeiture.
Deborah A. Coleman Director	45,430	*	Includes 6,019 shares of restricted stock that are not vested as of January 4, 2016 and are subject to forfeiture.
Aart J. de Geus Co-Chief Executive Officer and Chairman of the Board of Directors	1,352,344	*	Includes stock options to purchase 640,281 shares exercisable by Dr. de Geus within 60 days following January 4, 2016. Also includes 22,500 shares owned by Mora Investment Partners L.P.
Joseph W. Logan Executive Vice President, Worldwide Sales and Corporate Marketing	196,985	*	Includes stock options to purchase 123,863 shares exercisable by Mr. Logan within 60 days following January 4, 2016.
Chrysostomos L. “Max” Nikias Director	57,424		Includes stock options to purchase 42,147 shares exercisable by Dr. Nikias within 60 days following January 4, 2016. Also includes 6,019 shares of restricted stock that are not vested as of January 4, 2016 and are subject to forfeiture.
Trac Pham Chief Financial Officer	30,897		Includes stock options to purchase 24,188 shares exercisable by Mr. Pham within 60 days following January 4, 2016.
John F. Runkel, Jr. General Counsel and Corporate Secretary	36,827	*	Includes stock options to purchase 31,934 shares exercisable by Mr. Runkel within 60 days following January 4, 2016.
John Schwarz Director	35,778	*	Includes 6,019 shares of restricted stock that are not vested as of January 4, 2016 and are subject to forfeiture.
Roy Vallee Director	55,230	*	Includes 6,019 shares of restricted stock that are not vested as of January 4, 2016 and are subject to forfeiture.
Steven C. Walske Director	23,565	*	Includes 6,019 shares of restricted stock that are not vested as of January 4, 2016 and are subject to forfeiture.
All directors and executive officers as a group (14 persons)	2,478,541	1.62%	Includes stock options to purchase 1,201,193 shares exercisable by all directors and executive officers within 60 days following January 4, 2016. Also includes 44,823 shares of restricted stock that are not vested as of January 4, 2016 and are subject to forfeiture.

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated in the “Additional Information” column, and subject to community property laws where applicable, we believe, based on information furnished by such persons and from Schedules 13D and 13G filed with the Securities and Exchange Commission, that the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them as of January 4, 2016.

(2)	Percentage of beneficial ownership is based on 151,495,625 shares of common stock outstanding as of January 4, 2016, adjusted as required by Securities and Exchange Commission rules. Shares of common stock that are subject to stock options or other convertible securities currently issuable or issuable into shares of common stock within 60 days of January 4, 2016, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these stock options or convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and greater than ten percent beneficial owners of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers and greater than ten percent stockholders are required by the rules and regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of the Forms 3, 4 and 5 filed by or received from our reporting persons (or written representations received from such persons), we believe that all of the Section 16 filing requirements were satisfied during fiscal 2015.

About the Annual Meeting

Why did I receive a notice about Synopsys, Inc.’s proxy materials?

Since you owned common stock of Synopsys, Inc. at the close of business on February 4, 2016, the Record Date, you are considered a stockholder. Our Board of Directors is soliciting proxies for the Annual Meeting. Accordingly, we are providing you with access to our proxy materials in order to solicit your vote at the Annual Meeting.

The Notice of Internet Availability of Proxy Materials, this Proxy Statement, the accompanying proxy card or voting instruction form and our 2015 Annual Report on Form 10-K were distributed and made available on or about February 16, 2016.

Why did I receive a two-page notice instead of the proxy materials themselves, and how can I get the materials?

We are pleased to continue to take advantage of the Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to most of our stockholders a two-page Notice of Availability of Proxy Materials instead of a printed copy of all of the proxy materials.

The Notice of Availability of Proxy Materials you received provides instructions on how to access our proxy materials and submit your vote on the Internet and also instructs you on how to request a printed copy of our proxy materials. We believe this process of sending a two-page notice reduces the environmental impact of printing and distributing hard copy materials and lowers our costs.

Why did I receive a full set of proxy materials in the mail instead of a two-page notice?

If you previously requested printed copies of the proxy materials, we have provided you with printed copies of the proxy materials instead of a two-page Notice of Availability of Proxy Materials. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet.

To sign up for electronic delivery, please follow the instructions to vote using the Internet provided with your proxy materials and on your proxy card or voting instruction form, and, when prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

What proposals will be presented at the Annual Meeting and what are the voting recommendations of the Board of Directors?

The proposals that will be presented at the Annual Meeting and our Board’s voting recommendations are set forth in the table below:

Proposal		Board’s Voting Recommendation
1.	To elect ten directors nominated by our Board of Directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified	FOR all nominees
2.	To approve our 2006 Employee Equity Incentive Plan, as amended, in order to, among other items, increase the number of shares available for issuance under that plan by 3,800,000 shares	FOR
3.	To approve an amendment to our Employee Stock Purchase Plan primarily to increase the number of shares available for issuance under that plan by 5,000,000 shares	FOR
4.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement	FOR
5.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 29, 2016	FOR

We will also consider any other business that properly comes before the Annual Meeting. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voting instruction form will vote the shares they represent using their best judgment.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on March 29, 2016, at 8:00 a.m. Pacific Time at our office located at 1030 West Maude Avenue, Sunnyvale, California 94085. A map and directions are provided on the back of this Proxy Statement.

How can I attend the Annual Meeting?

You will be admitted to the Annual Meeting if you were a Synopsys stockholder or joint holder as of the close of business on February 4, 2016, or you have authority to vote under a valid proxy for the Annual Meeting.

You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are a beneficial owner, you should provide proof of beneficial ownership on the Record Date, such as an account statement covering February 4, 2016, a copy of the voting instruction form provided by your broker, trustee, or nominee, or other similar evidence of ownership. If you are a stockholder who is a natural person and not an entity, you and your immediate family members will be admitted to the Annual Meeting, provided you and they comply with the above procedures.

Who can vote?

If you are a stockholder of record or a beneficial owner who owned our common stock at the close of business on the Record Date of February 4, 2016, you are entitled to attend and vote at the Annual Meeting. For further details on how to vote, please see the questions below.

As of the Record Date, 151,508,866 shares of our common stock were outstanding and entitled to vote. You are entitled to one vote for each share of common stock you held on the Record Date. The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 690 East Middlefield Road, Mountain View, California 94043.

Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy.

What is the difference between a stockholder of record and a beneficial owner?

•	Stockholder of Record: If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are a stockholder of record.

•	Beneficial Owner: If on the Record Date your shares were held through a broker, bank, or other agent and not in your name, then you are the beneficial owner of our common stock. If you are a beneficial owner, your shares are held in street name, as is the case for most of our stockholders.

How can I vote if I am a stockholder of record?

There are four ways to vote:

•	In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. We will provide a ballot to you when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the proxy card or Notice of Availability of Proxy Materials.

•	By Telephone. If you received printed copies of the proxy materials, you may vote by proxy by calling the toll free number found on the proxy card. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy over the telephone, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then calling the toll free number found on the proxy card.

•	By Mail. If you received printed copies of the proxy materials, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy via mail, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then filling out the proxy card and sending it back in the envelope provided.

Whether or not you plan to attend the meeting, we urge you to vote by proxy.

How can I vote if I am the beneficial owner?

There are four ways to vote:

•	In person. If you are a beneficial owner and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the voting instruction form or Notice of Availability of Proxy Materials.

•	By Telephone. If you received printed copies of the proxy materials, you may vote by proxy by calling the toll free number found on the voting instruction form. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy over the telephone, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then calling the toll free number found on the voting instruction form.

•	By Mail. If you received printed copies of the proxy materials, you may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy via mail, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then filling out the voting instruction form and sending it back in the envelope provided.

As a beneficial owner, you are also invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a legal proxy from the organization that holds your shares.

What votes can I cast for the proposals?

•	Proposal 1. You may either vote “For” all the nominees to our Board of Directors or you may “Withhold” your vote for any nominee you specify.

•	Proposals 2, 3, 4 and 5. You may vote “For” or “Against,” or “Abstain” from voting. An abstention will not be counted as either a vote cast “For” or “Against.”

What if I don’t give specific voting instructions?

If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated. If you are a stockholder of record and you return a signed proxy card but do not indicate how you wish to vote, the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.

If you are a beneficial owner and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of various national and regional securities exchanges, that organization may exercise discretionary authority to vote on routine proposals but may not vote on non-routine proposals. As a beneficial owner, you will not be deemed to have voted on such non-routine proposals. The shares that cannot be voted by brokers on non-routine matters are called broker non-votes. Broker non-votes will be deemed present at the Annual Meeting for purposes of determining whether a quorum exists for the Annual Meeting. Broker non-votes will make a quorum more readily obtainable but will not otherwise affect the outcome of the vote of any proposal.

Which proposals in this Proxy Statement are considered “routine” or “non-routine”?

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2016 (Proposal 5) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 5.

The election of directors (Proposal 1), the proposal to approve our 2006 Employee Equity Incentive Plan, as amended (Proposal 2), the proposal to approve an amendment to our Employee Stock Purchase Plan (Proposal 3), and the advisory vote to approve executive compensation (Proposal 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2, 3, and 4.

What if I change my mind and want to revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by delivering a written notice of revocation or a duly executed proxy card bearing a later date to our principal executive offices at 690 East Middlefield Road, Mountain View, California 94043, attention

Corporate Secretary. Such notice or later dated proxy must be received by us prior to the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.

If you are a beneficial owner, please contact your broker, bank or other agent for instructions on how to revoke your proxy.

What is a quorum?

We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote as of the Record Date are represented at the Annual Meeting either in person or by proxy. Your shares will be counted towards the quorum only if a valid proxy or vote is submitted. Stockholders who vote “Abstain” on any proposal and discretionary votes by brokers, banks and related agents on routine proposals will be counted towards the quorum requirement.

Who is paying for this solicitation?

Synopsys will bear the cost of soliciting proxies. We have retained D.F. King & Co., Inc. to assist us in soliciting proxies, for which we will pay D.F. King & Co., Inc. a fee of approximately $11,500 plus out-of-pocket expenses. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. We will furnish copies of solicitation material to such brokerage firms and other representatives. Proxies may also be solicited personally or by telephone, facsimile or email by our directors, officers and employees without additional compensation.

I received notice that communications to my address are being householded. What does that mean?

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those stockholders. A number of brokers with account holders who are our stockholders “household” our proxy materials in this manner.

If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, 2015 Annual Report on Form 10-K or Notice of Availability of Proxy Materials, please notify your broker and our investor relations department in writing at 690 East Middlefield Road, Mountain View, California 94043, by email at invest-info@synopsys.com or by telephone at (650) 584-4257. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact your broker, bank or other agent.

I also have access to Synopsys, Inc.’s 2015 Annual Report on Form 10-K. Is that a part of the proxy materials?

Our Annual Report on Form 10-K for the fiscal year ended October 31, 2015, as filed with the Securities and Exchange Commission on December 14, 2015, accompanies this Proxy Statement. These documents constitute our Annual Report to Stockholders and are being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the 2015 Annual Report on Form 10-K is not incorporated into this Proxy Statement and should not be considered proxy solicitation material.

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission by April 4, 2016.

How can I make a proposal to be voted on at next year’s annual meeting of stockholders?

To be considered for inclusion in the proxy materials for next year’s annual meeting of stockholders, your proposal must be submitted in writing by October 19, 2016 to Corporate Secretary, Synopsys, Inc., 690 East Middlefield Road, Mountain View, California 94043, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. If you wish to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the annual meeting of stockholders to be held in 2017, you must do so in writing following the above instructions not earlier than the close of business on September 19, 2016 and not later than the close of business on October 19, 2016. We advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event our annual meeting for 2017 is held more than 30 days before or after March 29, 2017. The subsection “Director Nominations” under the “Corporate Governance” section, above, provides additional information on the director nomination process.

Other Matters

We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

By order of the Board of Directors,

John F. Runkel, Jr.

General Counsel and

Corporate Secretary

Dated:  February 12, 2016

A copy of our 2015 Annual Report on Form 10-K is available without charge upon written request to Corporate Secretary, Synopsys, Inc., 690 East Middlefield Road, Mountain View, California 94043.

Important Notice Regarding the Internet Availability of Proxy Materials

for the Annual Meeting to Be Held on March 29, 2016

The Proxy Statement and our 2015 Annual Report on Form 10-K will be available at

http://materials.proxyvote.com/871607 on or about February 16, 2016.

Appendix A

SYNOPSYS, INC.

2006 EMPLOYEE EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 3, 2006

APPROVED BY THE STOCKHOLDERS: APRIL 25, 2006

AS AMENDED BY THE BOARD OF DIRECTORS: DECEMBER 15, 2015

AMENDMENT SUBJECT TO APPROVAL BY THE STOCKHOLDERS: MARCH 29, 2016

TERMINATION DATE: APRIL 1, 2026

1.	GENERAL.

(a) Successor and Continuation of Prior Plans. The Plan is intended as the successor and continuation of the (i) Synopsys, Inc. 1992 Stock Option Plan, (ii) Synopsys, Inc. 1998 Nonstatutory Stock Option Plan, and (iii) Synopsys, Inc. 2005 Assumed Stock Option Plan (collectively, the “Prior Plans”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. Any shares remaining available for issuance pursuant to the exercise of options under the Prior Plans shall become available for issuance pursuant to Stock Awards granted hereunder. Any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement shall become available for issuance pursuant to Stock Awards granted hereunder. On the Effective Date, all outstanding stock options granted under the Prior Plans shall be deemed to be stock options granted pursuant to the Plan, but shall remain subject to the terms of the Prior Plans with respect to which they were originally granted.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees and Consultants. Non-employee Directors are not eligible to receive Awards under this Plan.

(c) Available Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, and (vii) Other Stock Awards. The Plan also provides for the grant of Performance Cash Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.	DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Capitalization Adjustment” has the meaning ascribed to that term in Section 9(a).

(e) “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) the Participant commits an act of dishonesty in connection with the Participant’s responsibilities as an Employee or Consultant; (ii) the Participant commits a felony or any act of moral turpitude; (iii) the Participant commits any willful or grossly negligent act that constitutes gross misconduct and/or injures, or is reasonably likely to injure, the Company or any Affiliate; or (iv) the Participant willfully and materially violates (A) any written policies or procedures of the Company or any Affiliate, or (B) the Participant’s obligations to the Company or any Affiliate. The determination that a termination is for Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing, to the extent that the Company determines that any of the payments or benefits under this Plan that are payable in connection with a Change in Control constitute deferred compensation under Section 409A that may only be paid on a transaction that meets the standard of Treasury Regulation Section 1.409A-3(a)(5), the foregoing definition of Change in Control shall apply only to the extent the transaction also meets the definition used for purposes of Treasury Regulation Section 1.409A-3(a)(5), that is, as defined under Treasury Regulation Section 1.409A-3(i)(5).

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Synopsys, Inc., a Delaware corporation.

(k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate from a Consultant to Employee shall not terminate a Participant’s Continuous Service. Furthermore, a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. However, if the corporation for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such corporation ceases to qualify as an Affiliate. A leave of absence shall be treated as Continuous Service for purposes of vesting in an Award to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n) “Covered Employee” has the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(o) “Director” means a member of the Board.

(p) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(q) “Effective Date” means the effective date of the Plan as specified in Section 12.

(r) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(s) “Entity” means a corporation, partnership or other entity.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 12, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(v) “Fair Market Value” means for purposes of Sections 3(f), 5(b), 5(c), 6(b), 6(c), 6(d)(iv), 7(c)(ii), 7(c)(iii) and 8(d), as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any market system, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in a manner that complies with Sections 409A and 422 of the Code.

(w) “Incentive Stock Option” means an Option which qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y) “Nonstatutory Stock Option” means an Option which does not qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(bb) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(cc) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

(ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(ii) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 7(d)(ii).

(jj) “Performance Criteria” means one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) orders (including backlog) and revenue; (xvii) orders quality metrics; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) market share; (xxiii) cash flow; (xxiv) cash flow per share; (xxv) share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes (to the extent consistent with Section 162(m) of the Code, if deductibility is desired); (xxviii) customer satisfaction; (xxix) stockholders’ equity; (xxx) quality measures; (xxxi) “Non-GAAP Net Income” (meaning net income excluding (1) the amortization of acquired intangible assets; (2) the impact of stock-based compensation expense; (3) acquisition-related costs; (4) other non-recurring significant items, such as the effect of tax or legal settlements with the Internal Revenue Service and restructuring charges; and (5) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes); and (xxxii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, any other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be set on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to internally generated business plans, approved by the Board, the performance of one or more comparable companies or the performance of one or more relevant indices. To the extent consistent with Section 162(m) of the Code and the regulations thereunder, the Board is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges (including but not limited to the effect of tax or legal settlements); (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vi) to exclude any other unusual or infrequently occurring item; (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (xiii) to reflect any partial or complete corporate liquidation; (xiv) to exclude the effect of in-process research and development expenses; and (xv) to exclude the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(ll) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award.

(mm) “Performance Stock Award” means either a Restricted Stock Award or a Restricted Stock Unit Award granted pursuant to the terms and conditions of Section 7(d)(i).

(nn) “Plan” means this Synopsys, Inc. 2006 Employee Equity Incentive Plan.

(oo) “Prior Plans” means the Company’s 1992 Stock Option Plan, 1998 Nonstatutory Stock Option Plan, and 2005 Assumed Stock Option Plan as in effect immediately prior to the effective date of the Plan.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Securities Act” means the Securities Act of 1933, as amended.

(vv) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(c).

(ww) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(xx) “Stock Award” means any right granted under the Plan, including an Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award, or an Other Stock Award.

(yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(zz) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(aaa) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(ii) To determine from time to time (1) which of the persons eligible under the Plan shall be granted Awards; (2) when and how each Award shall be granted; (3) what type or combination of types of Award shall be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(iii) To accelerate the time at which an Award may be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may be exercised or the time during which it will vest.

(iv) To approve forms of award agreements for use under the Plan and to amend the terms of any one or more outstanding Awards.

(v) To amend the Plan or an Award as provided in Section 10. Subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option, to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code or to comply with other applicable laws.

(vi) To terminate or suspend the Plan as provided in Section 11.

(vii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by individuals who are foreign nationals or employed outside the United States.

(c) Delegation To Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board or the Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, re-vest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Employees of the Company or any of its Subsidiaries to be recipients of Options, Stock Appreciation Rights and, to the extent permitted by applicable law, other Stock Awards and, to the extent permitted by applicable law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Options granted by such Officer. Any such Stock Awards granted by Officers will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(v)(ii) above.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Repricing; Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, (ii) provide for the exchange of an Option or Stock Appreciation Right for cash when the exercise price or strike price of such Option or Stock Appreciation Right, respectively, is greater than or equal to the Fair Market Value of a share of Common Stock or (iii) cancel and re-grant any outstanding Stock Awards under the Plan, in each case unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event, provided, however, that this provision shall not prevent cancellations of Stock Awards upon expiration or termination of such Stock Awards and the return of the underlying shares of Common Stock to the Plan for future issuance pursuant to Section 4(b) hereof.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed Eighty-Three Million Five Hundred Ninety-Seven Thousand Two Hundred Forty-Eight (83,597,248) shares of Common Stock in the aggregate. Subject to Section 4(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 6, or (B) a Stock Appreciation Right granted under Section 7(c), and (ii) (A) one and thirty-six hundredths (1.36) shares for each share of Common Stock issued prior to February 27, 2009 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (B) two and eighteen hundredths (2.18) shares for each share of Common Stock issued on or after February 27, 2009 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (C) one and twenty-five hundredths (1.25) shares for each share of Common Stock issued on or after March 24, 2011 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (D) one and five tenths (1.50) shares for each share of Common Stock issued on or after April 3, 2012 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (E) one and six tenths (1.60) shares for each share of Common Stock issued on or after April 2, 2015 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, and (F) one and seven tenths (1.70) shares for each share of Common Stock issued on or after March 29, 2016 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7. Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company at their original exercise or purchase price (if any) pursuant to the Company’s reacquisition or repurchase rights under the Plan, including any forfeiture or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as either (A) one and thirty-six hundredths (1.36) shares, (B) two and eighteen hundredths (2.18) shares, (C) one and twenty-five hundredths (1.25) shares, (D) one and five tenths (1.50) shares, (E) one and six tenths (1.60) shares or (F) one and seven tenths (1.70) shares as applicable, against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(b)(i) on or after March 29, 2016, then the number of shares of Common Stock available for issuance under the Plan shall increase by 1.7 shares (regardless of when such share was issued).

(ii) Shares Not Available for Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of, or the issuance of shares under, a Stock Award, the number of shares that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for subsequent issuance under the Plan.

(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 4, subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be Eighty-Three Million Five Hundred Ninety-Seven Thousand Two Hundred Forty-Eight (83,597,248) shares of Common Stock.

(d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

5.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees and Consultants; provided, however, that Nonstatutory Stock Options and Stock Appreciation Rights may not be granted to Employees and Consultants who are providing Continuous Services only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless such Stock Awards comply with (or are exempt from) Section 409A of the Code or unless the stock underlying such Stock Awards is otherwise determined to be “service recipient stock” under Section 409A of the Code. Stock Awards under this Plan may not be granted to non-employee Directors.

(b) Ten Percent Stockholders. An Employee who is also a Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option has a term of no more than five (5) years from the date of grant and is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Awards. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments no Employee shall be eligible to be granted Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than one million (1,000,000) shares of Common Stock during any calendar year.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of seven (7) years from the date of grant, or such shorter period specified in the Option Agreement; provided, however, that an Incentive Stock Option granted to a Ten Percent Stockholder shall be subject to the provisions of Section 5(b).

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

(i) by cash or check;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement, if the option is a Nonstatutory Stock Option, pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the

Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting of Options Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(h) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement) during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(k) Termination for Cause. In the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate immediately and cease to remain outstanding and the Option shall cease to be exercisable with respect to any shares of Common Stock (whether vested or unvested) at the time of such termination.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or repurchase right any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Unit Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of seven (7) years from the date of grant, or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant. Notwithstanding the foregoing, a Stock Appreciation Right may be granted with a strike price lower than that set forth in the preceding sentence if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another stock appreciation right in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.

(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) the strike price that is determined by the Board on the date of grant of the Stock Appreciation Right.

(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Extension of Termination Date. A Participant’s Stock Appreciation Right Agreement may provide that if the exercise of the Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Stock Appreciation Right shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) during which the exercise of the Stock Appreciation Right would not be in violation of such registration requirements, or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement.

(ix) Disability of Participant. In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(x) Death of Participant. In the event that (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Appreciation Right Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Stock Appreciation Right may be exercised (to the extent the Participant was entitled to exercise such Stock Appreciation Right as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Stock Appreciation Right by bequest or inheritance or by a person designated to exercise the Stock Appreciation Right upon the Participant’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after the Participant’s death, the Stock Appreciation Right is not exercised within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(xi) Termination for Cause. In the event that a Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate immediately and cease to remain outstanding and the Stock Appreciation Right shall cease to be exercisable with respect to any shares of Common Stock (whether vested or unvested) at the time of such termination.

(d) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is either a Restricted Stock Award or Restricted Stock Unit Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be granted to any Participant in any calendar year attributable to Performance Stock Awards described in this Section 7(d)(i) shall not exceed the value of one million (1,000,000) shares of Common Stock.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted or paid upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be granted to any Participant in any calendar year attributable to Performance Cash Awards described in this Section 7(d)(ii) shall not exceed two million dollars ($2,000,000).

(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards. No Other Stock Award may have a term in excess of seven (7) years from the date of grant.

8.	MISCELLANEOUS.

(a) Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of, or the issuance of shares under, the Stock Award pursuant to its terms and the issuance of the Common Stock has been entered into the books and records of the Company.

(c) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities laws.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement or the written terms of a Performance Cash Award, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with a Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the amount of tax required to be withheld by law (or such other amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump-sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. Unless otherwise expressly provided for in a Stock Award Agreement or the written terms of a Performance Cash Award, the Plan and Award agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into such Award agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award agreement specifically provides otherwise), if the shares of the Company’s Common Stock are publicly traded and if a

Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(k) Non-Exempt Employees. No Stock Award granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Stock Award is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any vested Stock Awards may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Stock Award will be exempt from his or her regular rate of pay.

(l) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

(m) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Stock Award Agreement or the written terms of a Performance Cash Award as a result of a clerical error in the papering of the Award agreement, the corporate records will control.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the effective date of the Plan set forth in Section 12 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 5(c) and 7(d)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of

Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option or subject to the forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award:

(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3(b).

(ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction). No vested Restricted Stock Unit Award shall terminate pursuant to this Section 9(c)(ii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

(iii) Stock Awards Held by Former Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction. No vested Restricted Stock Unit Award shall terminate pursuant to this Section 9(c)(iii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (ii) any exercise price payable by such holder in connection with such exercise.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control. In the absence of such provisions, no such acceleration shall occur.

10.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. Subject to the limitations of applicable law, the Board at any time, and from time to time, may amend the Plan. However, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements.

(b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) Amendment of Awards. The Board, at any time and from time to time, may amend the terms of any one or more Awards (either directly or by amending the Plan), including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement or the written terms of a Performance Cash Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Award outstanding at the time of such amendment shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

11.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on April 1, 2026. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

12.	EFFECTIVE DATE OF PLAN.

The Plan became effective upon approval by the stockholders at Synopsys’ 2006 Annual Meeting of Stockholders.

13.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

Appendix B

SYNOPSYS, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As amended by approval of the Board of Directors on December 15, 2015 and subject to approval by the stockholders on March 29, 2016)

I.	PURPOSE

The Synopsys, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide Eligible Employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through purchases of shares of the Company’s common stock.

II.	DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings indicated.

Board means the Company’s Board of Directors or its delegate, as applicable, to the extent the Board has delegated its authority to administer the Plan pursuant to Section III.

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means a committee of Board members that will satisfy Rule 16b-3 of the Securities and Exchange Commission, as in effect with respect to the Company from time to time.

Company means Synopsys, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Synopsys, Inc. that shall by appropriate action adopt the Plan.

Common Stock means shares of the Company’s common stock.

Corporate Affiliate means any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act, including any such parent or subsidiary that becomes such after the Effective Date.

Earnings has the meaning ascribed to it in the applicable Offering Document.

Effective Date means January 27, 2010, the date this amended and restated Plan was approved by the Board.

Eligible Employee means an Employee who meets the requirements set forth in the applicable Offering Document for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

Employee means any person who is treated as an employee in the records of the Company or a Corporate Affiliate. However, service solely as a director, or payment of a fee for such services, shall not cause a director to be considered an “Employee” for purposes of the Plan.

Fair Market Value means fair market value per share of Common Stock, as determined on any relevant date in accordance with the following procedures:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, then the Fair Market Value per share of the Common Stock on such date shall be determined by the Board, after taking into account such factors as the Board deems appropriate.

Offering means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees under terms approved by the Board and set forth in an Offering Document.

Offering Date means a date selected by the Board for an Offering to commence and specified in the Offering Document.

Offering Document means the document setting forth the terms of an Offering as approved by the Board.

Offering Period means the duration of an Offering, as set forth in the Offering Document.

Original Effective Date means the first day of the initial Offering scheduled to commence upon the later of (i) February 1, 1992 or (ii) the effective date of the S-8 Registration Statement covering the shares of Common Stock issuable under the Plan.

Participant means any Eligible Employee of a Participating Company who is actively participating in the Plan.

Participating Company means the Company and such Corporate Affiliate or Corporate Affiliates as may be designated from time to time by the Board, the Employees of which may qualify as Eligible Employees that may participate in an Offering.

Period of Participation means each period for which the Participant actually participates in an Offering.

Plan Administrator means any Committee or other group of persons that has been delegated authority to administer the Plan pursuant to Section III.A.

Purchase Date means one or more dates during an Offering established by the Board and set forth in the Offering Document on which Purchase Rights shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

Purchase Right means an option to purchase shares of Common Stock granted pursuant to the Plan under the terms set forth in the Plan and the applicable Offering Document.

Securities Act means the Securities Act of 1933, as amended.

III.	ADMINISTRATION

A. The Plan shall be administered by the Board or its designee (each such designee is a “Plan Administrator”). As of the Effective Date, the Board has designated the Compensation Committee of the Board as the Plan Administrator. The Board or its Compensation Committee may from time to time select another committee or persons to be responsible as Plan Administrator for any Plan transactions not subject to Rule 16b-3, which Plan Administrator shall be subject to the overall supervision of the Compensation Committee or the Board, as applicable. Unless otherwise specified herein, the Plan Administrator shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Plan Administrator, including the power to delegate to a Committee or other persons any of the administrative powers the Plan Administrator is authorized to exercise (and except as otherwise specifically provided herein, all references to the Board in this Plan or in any Offering Document shall thereafter be deemed references to the Plan Administrator or its designee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board retains the authority to concurrently administer the Plan with the Plan Administrator and may, at any time, revest in the Board some or all of the powers previously delegated to the Plan Administrator.

B. The Board may administer, interpret and amend the Plan in any manner it believes to be desirable (including amendments to outstanding Purchase Rights and the designation of a brokerage firm at which accounts for the holding of shares purchased under the Plan must be established by each Eligible Employee desiring to participate in the Plan), and any such interpretation shall be final and binding on all parties who have an interest in the Plan.

C. Any Plan Administrator that is not a Committee may not, without the approval of the Board, or without stockholder approval to the extent required under Section X: (i) increase the number of shares issuable under the Plan, except that the Plan Administrator shall have the authority, exercisable without such approval, to effect adjustments to the extent necessary to reflect changes in the Company’s capital structure pursuant to Section VI.B; (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

IV.	OFFERINGS

A. The Board may from time to time grant Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Periods of Participation) on an Offering Date or Offering Dates selected by the Board and as specified in an Offering Document. Each Offering Document shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the terms of the Plan, and which shall designate the Participating Companies for such Offering. Unless otherwise specifically provided in the Offering Document, with respect to each Offering in effect under the Offering Document each Participating Company shall be considered for purposes of the Plan to have its own separate Offering for the Eligible Employees employed by such Participating Company, so that no two Participating Companies shall participate in the same Offering.

B. The terms and conditions of an Offering shall be set forth in an Offering Document that is incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings under the Plan need not be identical, but each Offering Document shall include (through incorporation of the provisions of this Plan by reference in the Offering Document) the Offering Period, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections IV through VII, inclusive.

C. If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

D. The Board shall have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering shall terminate immediately, and (ii) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day of such new Purchase Period.

V.	ELIGIBILITY

A. Purchase Rights may be granted only to employees of the Company or, as the Board may designate, to employees of a Corporate Affiliate. Except as provided in Section V.B, an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or a Corporate Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require pursuant to the Offering Document, but in no event shall Offerings intended to qualify under Code Section 423 require that the period of continuous employment be greater than two (2) years. In addition, the Board may provide in the Offering Document that no employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such employee’s customary employment with the Company or the Corporate Affiliate is for more than twenty (20) hours per week (or such lesser number of hours per week as the Board may approve for an Offering) and more than five (5) months per calendar year (or such lesser number of months per calendar year as the Board may approve for the Offering).

B. The Board may provide in an Offering Document that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering Document which coincides with the day on which such person becomes an Eligible Employee or that occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

C. No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Corporate Affiliate. For purposes of this Section V.C., the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock that such Employee may purchase under all outstanding Purchase Rights shall be treated as stock owned by such Employee.

D. As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all employee stock purchase plans of the Company and any Corporate Affiliates, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Corporate Affiliate to accrue at a rate that exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted and, with respect to the Plan, as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time. Notwithstanding the foregoing, such limitation shall not apply to Eligible Employees participating in an Offering that is not intended to qualify as a qualified employee stock purchase plan offering under Code Section 423, unless otherwise provided in the Offering Document.

E. Officers of the Company and any designated Corporate Affiliate, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

VI.	STOCK SUBJECT TO PLAN

A. The Common Stock purchasable by Participants under the Plan shall, solely in the discretion of the Board, be made available from either authorized but unissued shares of the Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market. The total number of shares that may be issued under the Plan shall not exceed 45,700,000 shares. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

B. In the event any change is made to the Company’s outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Board to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) any share limitations in an Offering on the maximum number of shares purchasable under the Offering; and (iii) the class and number of shares and the price per share of the Common Stock subject to each Purchase Right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

VII.	PURCHASE RIGHTS; PURCHASE PRICE

A. Maximum Payroll Deductions. The maximum payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan will be designated by the Board in the Offering Document for the Offering and may not exceed a maximum of fifteen percent (15%) of the Participant’s Earnings (as defined by the Board in such Offering Document) paid to the Participant for payroll periods that are applicable to the Offering Period, as established by the Board for such Offering.

B. Enrollment Agreement. An Employee who participates in the Plan for a particular Offering must complete and submit to the Company an enrollment agreement in the form and in accordance with the procedures prescribed by the Board (which may include electronic enrollment). Each such enrollment agreement shall authorize an amount of payroll deductions expressed as a percentage of the submitting Participant’s Earnings (as defined in each Offering Document) for payroll periods that are applicable to the Offering Period (not to exceed the maximum percentage specified by the Board in the Offering Document). To the extent provided in the Offering Document, a Participant may thereafter reduce (including to zero) or increase his or her payroll deductions.

C. Purchase Price. Common Stock shall be issuable on any Purchase Date at a purchase price equal to 85 percent of the lower of (i) the Fair Market Value per share on the Offering Date or (ii) the Fair Market Value per share on the Purchase Date.

D. Number of Purchasable Shares. The number of shares purchasable per Participant on each Purchase Date within an Offering shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions applicable to the Offering Period (after conversion into U.S. Dollars, if necessary) by the purchase price in effect on the Purchase Date. In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, and (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date: (i) the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering, and (ii) if the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

E. Condition to Exercise of Purchase Rights. No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act of 1933 (as amended) and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights of any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date for the Offering. If, on the Purchase Date under any Offering, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights of any outstanding Offering shall be exercised and all contributed payroll deductions that accumulated during the Offering (reduced to the extent, if any, such contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest (unless otherwise required by applicable law). The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

F. Payment. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions (after conversion into U.S. Dollars, if necessary) accumulated for the Period of Participation. The amounts so collected shall be credited to the Participant’s bookkeeping account under the Plan, but no interest shall be paid on the balance outstanding in such account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes. To the extent specifically provided in the Offering Document, in addition to making contributions by payroll deductions, a Participant may make contributions through the payment by cash or check prior to each Purchase Date of the Offering.

G. Termination of Purchase Right. Unless otherwise provided in the Offering Document, the following provisions shall govern the termination of outstanding Purchase Rights in effect under the Offering:

(i) A Participant may, at any time prior to the last five (5) business days of the Period of Participation, terminate his /her outstanding Purchase Right under the Plan by filing the prescribed notification form with the Board. No further payroll deductions shall be collected from the Participant with respect to the terminated Purchase Right, and any payroll deductions collected for the Period of Participation in which such termination occurs shall be refunded without interest (unless otherwise required by applicable law).

(ii) The termination of such Purchase Right shall be irrevocable, and the Participant may not subsequently rejoin the Offering for which such terminated Purchase Right was granted. In order to resume participation in any subsequent Offering, such individual must re-enroll in the Plan.

H. Stock Purchase. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded or set aside for refund in accordance with the “Termination of Purchase Right” provisions above) on each Purchase Date (after conversion into U.S. Dollars, if necessary). The purchase shall be effected by applying each Participant’s payroll deductions accumulated for the Period of Participation ending on such Purchase Date (plus any payments by cash or check to the extent permitted in the Offering Document) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares set forth above) at the purchase price in effect on such Purchase Date. Any payroll deductions not applied to such purchase (a) because insufficient to purchase a whole share or (b) by reason of the limitation on the maximum number of shares purchasable by the Participant on such Purchase Date shall be promptly refunded to the Participant without interest (unless otherwise required by applicable law). No fractional shares shall be issued upon the exercise of Purchase Rights.

I. Rights as Stockholder. A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding Purchase Right until the shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

J. Assignability. No Purchase Right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the participant’s death, and during the Participant’s lifetime the Purchase Right shall be exercisable only by the Participant.

K. Change in Ownership. Should the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of:

(i) a sale, merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated), or

(ii) a reverse merger in which the Company is the surviving corporation but in which more than fifty percent (50%) of the Company’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to the reverse merger, then all outstanding Purchase Rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or reverse merger by applying the accumulated payroll deductions of each Participant (after conversion into U.S. Dollars, if necessary) for the Period of Participation in which the transaction occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the lower of (i) the Fair Market Value per share on the Offering Date for the Offering in which such transaction occurs or (ii) the Fair Market Value per share immediately prior to the consummation of such transaction. However, the applicable share limitations of Section V and any share purchase limitations set forth in the Offering Document shall continue to apply to any such purchase. The Company shall use its best efforts to provide at least ten (10) days’ advance written notice of the occurrence of any such sale, merger, reorganization or reverse merger, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding Purchase Rights in accordance with the applicable provisions of this Section VII.

VIII.	STATUS OF PLAN UNDER FEDERAL TAX LAWS

The Plan is designed to qualify as an employee stock purchase plan under Code Section 423, so that Offerings under the Plan may qualify as qualified employee stock purchase plan offerings under Code Section 423, and all shares reserved for issuance under the Plan may be issued pursuant to the exercise of Purchase Rights that qualify as qualified employee stock purchase rights under Code Section 423. However, the Board may in its sole discretion determine to approve Offerings under the Plan that are not intended to meet the requirements of Code Section 423, including, without limitation, Offerings in which Eligible Employees who are not subject to U.S. tax laws may participate.

IX.	AMENDMENT AND TERMINATION

A. The Board may amend, alter, suspend, discontinue, or terminate the Plan at any time, including amendments to outstanding Purchase Rights. Subject to the requirements of Section III, the Plan Administrator may amend the Plan and outstanding Purchase Rights. However, stockholder approval shall be required for any amendment of the Plan that:

(i) increase the number of shares issuable under the Plan, except that the Board shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Company’s capital structure pursuant to Section VI.B;

(ii) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or

(iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan;

but in each of (i) through (iii) above only to the extent stockholder approval is required by applicable law or listing requirements.

B. The Board may elect to terminate any or all outstanding Purchase Rights at any time. In the event the Plan is terminated, the Board may also elect to terminate outstanding Purchase Rights either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit Purchase Rights to expire in accordance with their terms (and participation to continue through such expiration dates). If Purchase Rights are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible.

X.	GENERAL PROVISIONS

A. The Plan originally became effective on the Original Effective Date. This amended and restated Plan document became effective on the Effective Date, subject to stockholder approval at the 2010 annual meeting of the Company’s stockholders.

B. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

C. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration.

D. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

E. If the Board in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Board so elects, each Participant shall (unless prohibited by the laws of the nation of his or her employment or residence) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. If the Board in its discretion so elects, shares purchased by a Participant under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued pursuant to Section VII until such shares are sold.

Directions to the Annual Meeting of Stockholders of Synopsys, Inc.

Synopsys, Inc.

1030 West Maude Avenue

Sunnyvale, California 94085

From San Jose	From San Francisco

Via Highway 101	Via Highway 101

•      Highway 101 North

•      Take the Highway 237/Mountain View exit

•      Take the Maude Avenue/Middlefield Road exit

•      Turn left at first light onto Maude Avenue

•      1030 West Maude Ave. will be the third building on your right

•      Highway 101 South

•      Take the Ellis Street exit

•      Turn right onto Ellis Street

•      Turn left onto Middlefield Road

•      Turn left at the fourth light onto the frontage road

•      Turn right at the first light onto Maude Avenue

•      1030 West Maude Ave. will be the third building on your right

Via Highway 280	Via Highway 280

•      Highway 280 North

•      Take the Highway 85 North exit

•      Take the Highway 237 East/Highway 101 exit

•      Take the Middlefield Road/Maude Avenue exit

•      Turn right at second light onto Maude Avenue

•      1030 West Maude Ave. will be the third building on your right

•      Highway 280 South

•      Take the Highway 85 North exit

•      Take the Highway 237 East/Highway 101 exit

•      Take the Middlefield Road/Maude Avenue exit

•      Turn right at the second light onto Maude Avenue

•      1030 West Maude Ave. will be the third building on your right

SYNOPSYS®
SYNOPSYS, INC.
690 EAST MIDDLEFIELD ROAD MOUNTAIN VIEW, CA 94043 ATTN: ERIKA VARGA MCENROE
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 28, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 28, 2016. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received no later than March 28, 2016.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M99034-P72477
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
SYNOPSYS, INC.
For All Withhold All For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors
The Board of Directors recommends that you vote FOR all nominees set forth below:
1. To elect ten directors nominated by our Board of Directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified
Nominees:
01) Aart J. de Geus
06) Deborah A. Coleman
02) Chi-Foon Chan
07) Chrysostomos L. “Max” Nikias
03) Alfred Castino
08) John Schwarz
04) Janice D. Chaffin
09) Roy Vallee
05) Bruce R. Chizen
10) Steven C. Walske
Vote on Proposals
For Against Abstain
The Board of Directors recommends that you vote FOR the following proposals:
2. To approve our 2006 Employee Equity Incentive Plan, as amended, in order to, among other items, increase the number of shares available for issuance under that plan by 3,800,000 shares.
3. To approve an amendment to our Employee Stock Purchase Plan primarily to increase the number of shares available for issuance under that plan by 5,000,000 shares.
4. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement.
5. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 29, 2016.
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.
For address changes and/or comments, please check this box and write them on the back where indicated.
Please indicate if you plan to attend this meeting.
Yes No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on March 29, 2016:
The Notice and Proxy Statement and 2015 Annual Report on Form 10-K are available at www.proxyvote.com.
M99035-P72477
SYNOPSYS, INC.
ANNUAL MEETING OF STOCKHOLDERS MARCH 29, 2016
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The stockholder(s) hereby appoint(s) Trac Pham and John F. Runkel, Jr., or either of them, as proxies of the stockholder(s), each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Synopsys, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of Synopsys, Inc. to be held on March 29, 2016 at 8:00 a.m. Pacific Time, and at any postponement or adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3, 4 AND 5. This proxy, when properly executed, will be voted in the manner directed. If no such directions are specified, this proxy will be voted “FOR” each of the nominees listed in Proposal 1, and “FOR” Proposals 2, 3, 4 and 5.
Please mark, sign, date and return this proxy card using the enclosed envelope.
Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side